As filed with the Securities and Exchange Commission on May 19, 2006


                                            Registration Number 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  AVITAR, INC.
                  ---------------------------------------------
                 (Name of Small Business Issuer in its Charter)



                Delaware                                   06-1174053
      ---------------------------------            ----------------------
     (State or other jurisdiction                      (I.R.S. Employer
      of incorporation or organization)             Identification Number)


                                   65 DAN ROAD
                                CANTON, MA 02021
                                 (781) 821-2440

       ------------------------------------------------------------------
               (Address, including zip code and telephone number,
                 including area code, of registrant's principal
                          executive offices)

                                PETER P. PHILDIUS
                             CHIEF EXECUTIVE OFFICER
                                  AVITAR, INC.
                                   65 DAN ROAD
                                CANTON, MA 02021
                                 (781) 821-2440
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with copies to:
                             EUGENE M. CRONIN, ESQ.
                          DOLGENOS NEWMAN & CRONIN LLP
                         271 MADISON AVENUE, 12th FLOOR
                            NEW YORK, NEW YORK 10016
                               TEL: (212) 925-2800
                               FAX: (212) 925-0690

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


      ====================================================================
                         CALCULATION OF REGISTRATION FEE


                  Title of                                   Proposed      Proposed
                  Each Class                                 Maximum       Maximum
                  of Security              Amount            Offering      Aggregate        Amount of
                  to be                    to be             Price         Offering         Registration
                  Registered               Registered (1)    Per Unit      Price            Fee (2)
                  -----------              ----------       ----------    -----------    ------------
                  Common stock,
                  par value $.01
                  per share                 23,000,000(3)       $0.25      $5,750,000     $615.00

                  Common stock,              5,000,000(4)       $0.25      $1,250,000     $134.00
                  par value $.01
                  per share                                                                --------
                                                                                          $749.00(5)


(1) Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other relevant capital adjustments.


(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The above calculations are based on the average of the high and low prices of the common stock reported on the OTC Bulletin Board on May 17, 2006 of $0.25 per share.

(3) Represents a good faith estimate of the maximum number of shares issuable upon conversion of callable secured convertible notes. In accordance with the terms of the callable secured convertible notes and agreement by the Registrant with the Selling Stockholders, the number of shares included herein was determined assuming: (i) conversion of the entire $3,000,000 principal amount of the callable secured convertible notes and (ii) the conversion price, $0.13, representing 65% of the estimated market price of $0.20 (20% less than the closing price on May 17, 2006 of $0.25). There are no shares registered under this Registration Statement that are issued for any reason in connection with the callable secured convertible notes other than conversion of the principal and interest under the notes.

(4) Represents shares issuable upon conversion of $780,000 Series E Convertible Preferred Stock. In accordance with the terms of the Series E Convertible Preferred Stock, the number of shares included herein was determined assuming: (i) conversion of the entire $780,000 principal amount and (ii) the conversion price, $0.16, representing 80% of the estimated market price of $0.20 (20% less than the closing price on May 17, 2006 of $0.25). There are no shares issued as dividends for Series E Convertible Preferred Stock registered under this Registration Statement.


(5) The sum of $204.00 was paid in connection with Registration Statement No. 333-131797 on February 8, 2006 and $565 on March 9, 2006.


      =====================================================================


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated May 19, 2006

                             PRELIMINARY PROSPECTUS
                            -------------------------

                                28,000,000 Shares

                                  AVITAR, INC.

                                  Common Stock
-------------------------------------------------------------------------------

All of the shares of common stock offered in this Prospectus are being offered by the selling security holders in transactions as described in the plan of distribution. The Company will not receive any of the proceeds from the sales.

The total number of shares sold herewith consists of the following shares to be issued to the selling stockholders: (i) up to 23,000,000 shares issuable upon conversion of convertible notes, and (ii) up to 5,000,000 upon conversion of Series E preferred stock. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.


     Our common stock is quoted on the OTC Bulletin Board under the symbol "AVTI.OB" On May 17, 2006, the closing price reported on the OTC Bulletin Board was $0.25 per share.


THIS INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is ________, 2006

                                TABLE OF CONTENTS



                                                                            Page

Prospectus Summary ........................................................    1
Risk Factors ..............................................................    3
Forward Looking Statements ................................................   10
Use of Proceeds ...........................................................   11
Management's Discussion and Analysis or Plan of Operation .................   12
Business ..................................................................   22
Description of Property ...................................................   27
Directors and Executive Officers ..........................................   28
Executive Compensation ....................................................   30
Security Ownership of Certain Beneficial Owners and Management ............   33
Market for Common Equity and Related Stockholder Matters ..................   34
Selling Stockholders ......................................................   35
Certain Relationships and Related Transactions ............................   36
Description of Securities .................................................   37
Plan of Distribution ......................................................   38
Legal Matters .............................................................   39
Experts ...................................................................   39
Where You Can Find More Information .......................................   40
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities ............................................   40
Index to Consolidated Financial Statements ................................  F-1



You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled "Risk Factors," before deciding to invest in our common stock. Avitar, Inc. is referred to throughout this prospectus as "Avitar," "the Company," "we" or "us."

General

ABOUT AVITAR

Avitar, Inc., headquartered in Canton, Massachusetts, develops, manufactures and markets innovative medical devices based on core technologies in oral fluid diagnostics and customized polyurethane applications. The Company markets a unique portfolio of substance abuse testing products and services that include:

- ORALscreen(R), the world's first point-of-contact rapid oral fluid screening device for drugs of abuse,

- DRUGOMETER(TM), an instrument that automates the analysis, recording, reporting and transmitting of results for the ORALscreen(R) drugs of abuse tests, and

- other ORALscreen(R)-related products and several other specialized tests for drugs of abuse.

     Avitar also markets an oral fluid collection system for DNA testing as well as a proprietary line of polyurethane-based high tech medical devices.

     The location of our principal executive offices is 65 Dan Road, Canton, Massachusetts 02021; telephone: (781) 821-2440.


Recent Developments

On September 23, 2005, we entered into a securities purchase agreement with four investment funds for the sale in three equal installments of an aggregate of $3,000,000 in secured convertible notes (the "Notes") and five-year warrants (the "Warrants") to purchase 6,000,000 shares of our common stock at $0.25 per share and, after a one-for-fifty (1-for-50) reverse stock split (the "Reverse Stock Split"), the Warrants were to purchase 120,000 shares of our common stock at $12.50 per share.


We received the first installment of $1,000,000 gross proceeds on September 23, 2005 and the second installment of $1,000,000 on October 21, 2005. We received one-half of the third installment on February 14, 2006. The balance of $500,000 was advanced in full by May 4, 2006. In consideration for the advances received, we have issued Notes in the aggregate principal amount of $3,000,000 and Warrants to purchase 3,000,000 shares of our common stock at $1.25 per share (post-Reverse Stock Split).

(Originally, the September 2005 private placement provided for the issuance of Warrants to purchase up to 6 million shares exercisable at $0.25 per share, which were reduced to 120,000 shares exercisable at $12.50 per share as a result of the 50-to-1 reverse stock split effective February 17, 2006. However, on May 4, 2006 the final funding of the $3,000,000 private placement was completed without an effective registration statement, which was a condition to such final funding. As part of the final funding, all the earlier Warrants were cancelled and replaced with the currently outstanding Warrants to purchase up to 3 million shares exercisable at $1.25 per share.)

The Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into shares of our common stock at any time, at the investors' option, at 65% of the average of the three lowest intraday trading prices for our common stock on the Over-The-Counter Bulletin Board for the 20 trading days ending the day before the conversion date. We have the right to prepay the Notes under certain circumstances at a premium ranging from 25% to 50% depending on the timing of such prepayment. We have granted the investors a security interest in substantially all of our assets. We agreed to file the registration statement of which this prospectus forms a part for the purpose of registering the shares issuable upon conversion of the Notes and exercise of the Warrants. Because the registration statement was not declared effective by January 23, 2005, under the terms of the registration rights agreement, we may became obligated to pay to the investors liquidated damages in common stock or cash, at our election, in an amount equal to 2% of the outstanding principal amount of the Notes per month plus accrued and unpaid interest. In addition, since the registration statement was not declared effective by February 7, 2006, we could be in default under the Notes. However, the purchasers of the Notes have waived all liquidated damages and defaults related to our failure to have the registration statement declared effective by those dates provided that the registration statement is declared effective by June 30,2006. The number of shares included in the registration statement was based on an estimated conversion price representing 65% of the average of the lowest three trading prices for the common stock during the twenty trading day period ending one trading day prior to the assumed conversion of the callable secured convertible notes, adjusted for the 1-for-50 Reverse Stock Split effective 5 P.M. on February 17, 2006. If, as a result of the declining price of our common stock, we will be required to register additional shares, we will do so in a separate registration statement.

The investors may exercise the Warrants on a cashless basis if the shares underlying the Warrants are not then registered. In the event of a cashless exercise, we will not receive any proceeds. The investors have agreed to restrict their ability to convert their Notes or exercise their Warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Our principal executive office is located at 65 Dan Road, Canton, Massachusetts 02021 and our telephone number at that location is (781) 821-2440.

                                  This Offering

Shares offered by Selling
Stockholders......................  Up to 28,000,000 shares, consisting of up to
                                    23,000,000 shares issuable upon the
                                    conversion of secured convertible notes and up to 5,000,000 shares issuable upon the conversion of Series E convertible preferred stock


Common Stock to be outstanding
after the offering................  32,419,344*


Use of Proceeds...................  We will not receive any proceeds from the sale of the common stock hereunder. See "Use of Proceeds" for a complete description.

Risk Factors......................  The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 3.


OTC Bulletin Board
Trading Symbol....................  AVTI.OB




* Based on the current issued and outstanding number of post-Reverse Stock Split shares of 4,419,344 as of May 17, 2006, and assuming issuance of all shares registered herewith, the number of shares offered herewith represents approximately 86% of the total issued and outstanding shares of common stock.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below and any other risks that may affect us. See "Forward-Looking Statements."


Risks Related to Our Business
-----------------------------

THE COMPANY MAY NOT HAVE SUFFICIENT CASH FOR ITS CURRENT OPERATIONS AND IF IT IS UNABLE TO RAISE NEW CAPITAL OR GENERATE SUFFICIENT CASH FROM OPERATIONS IT WILL NOT BE ABLE TO FULFILL ITS FINANCIAL OBLIGATIONS.


The Company has a working capital deficit, which was approximately $1.4 million at September 30, 2005 and approximately $2.4 million at March 31, 2005. During fiscal year 2006, the Company's cash requirements are expected to include primarily the funding of operating losses, the payment of outstanding accounts payable, the repayment of certain notes payable, the funding of operating capital to grow the Company's drugs of abuse testing products and services, and the continued funding for the development of its ORALscreen(R) product line. The Company is seeking additional capital and is attempting to raise an additional $5,000,000 during calendar 2006 beyond the funds committed in the September 2005 private placement. However, there can be no assurance that these financings will be achieved. If these financings were achieved, the Company would be able to fund current operations until profitability or cash flow breakeven, but only if its projected sales are achieved. Thereafter it will need additional funds for operations, product expansion and debt repayment.


In the event of unforeseen circumstances affecting the economy and/or the Company, this cash flow projection may be proven inaccurate, and the Company will need additional funds for current operations as well as for its outstanding obligations sooner than currently anticipated. The Company can give no assurance that sources of funds will be available to fund its operations and other obligations. If financing is unavailable, the Company may default on its obligations, curtail operations or cease business altogether.


WE HAVE SUSTAINED LOSSES IN THE PAST AND WE EXPECT TO REPORT LOSSES IN THE FUTURE; GOING CONCERN EXPLANATORY PARAGRAPH IN REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.


We have incurred substantial losses that have reduced our stockholders' equity and at times depleted our working capital. We funded our negative cash flows from 1999 to date primarily by the sale of additional equity and the placement of debt. We incurred losses of approximately $4.15 million during fiscal year
2002, $6.46 million during fiscal year 2003, $2.41 million during fiscal year 2004 (as restated) and $2.43 million during fiscal year 2005. The net loss for the first half of fiscal year 2006 was $1.93 million.

The losses in fiscal year 2002 were incurred primarily from expenses associated with the marketing of the new drug-testing kits and the development of test kits for diseases. Economic conditions during fiscal year 2003 and 2004 and current economic conditions have imposed significant constraints on capital raising and have caused actual operating revenues to remain at a lower than expected level during fiscal years 2003 through 2005 and during the first half of fiscal year 2006.


As a result of the Company's recurring losses from operations and working capital deficit, the report of its independent registered public accounting firm relating to the financial statements for fiscal year 2005 contains an explanatory paragraph stating substantial doubt about the Company's ability to continue as a going concern. Such report states that the ultimate outcome of this matter could not be determined as of the date of such report (January 20, 2006).


PRINCIPAL SUPPLIER RISK

Suppliers of two key components are, in each case, the current sole source for the Company. The inability to obtain components will have an adverse effect on the business, revenues and prospects of the Company. Although the Company has an inventory of these components, it may not last sufficiently long while the Company finds a new supplier. There is no assurance that a new supplier will be found for these components on a timely basis, or at all, if the current supplier ceases to sell to the Company.

Although some of the parts and components used to manufacture our products are available from multiple sources, we currently purchase most of our components from single sources in an effort to obtain volume discounts. Lack of availability of any of these parts and components could result in production delays, increased costs, or costly redesign of our products. Any loss of availability of an essential system component could result in a material adverse change to our business, financial condition and results of operations.


NO ASSURANCE THAT FUTURE CAPITAL WILL BE AVAILABLE TO US; ADDITIONAL CAPITAL WILL DILUTE THE HOLDINGS OF OUR STOCKHOLDERS.

If we need additional financing, we cannot give any assurance that it will be available, or if available, that it will be available on terms favorable to our stockholders. If funds are not available to satisfy any of our short-term and long-term operating requirements, we may limit or suspend our operations in the entirety or, under certain circumstances, seek protection from creditors. Our recent equity offerings resulted in the dilution of our then existing stockholders. It is possible that future financings may contain terms that could result in similar or more substantial dilution than has already been incurred by our stockholders from the sales of equity (including convertible debt and preferred stock) with warrants since fiscal year 1998.


RISKS ARISING FROM THE REVERSE STOCK SPLIT


The one-for-fifty reverse stock split of all issued and outstanding shares of common stock of Avitar was approved by our shareholders at our Annual Meeting on January 18, 2006. The reverse stock split, whereby each outstanding 50 shares of common stock were combined into and become one share of common stock, was effective at 5 P.M. on February 17, 2006. In evaluating whether or not to authorize the reverse stock split (and related decrease in authorized shares), the Board of Directors also took into account various negative factors associated with a reverse stock split. These factors included:


- the negative perception of reverse stock splits held by some investors, analysts and other stock market participants;

- the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels;

- the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and

- the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have anti-takeover effects.


WE DEPEND ON THE DRUG OF ABUSE SCREEN SYSTEMS

We intend to continue to concentrate our efforts primarily on the development of the ORALscreen(R) drug of abuse detection systems and we will be dependent upon the successful development and marketing of those systems to generate revenues. Acceptance of our systems may be adversely affected by:

     -    costs,
     -    concerns related to accuracy or false positive reports,
     -    a cultural resistance to the use of drug of abuse screening tests,
     -    the effectiveness of competing drug of abuse screening tests.

Any failure to achieve greater market acceptance of our systems will have a material adverse effect on our business, financial condition and results of operations.


THE SUCCESS OF COMPETITIVE PRODUCTS COULD HAVE AN ADVERSE EFFECT ON OUR
BUSINESS.

The Drug of Abuse Testing industry is intensely competitive, although at present we have encountered only minimal direct competition in the rapid on-site (as opposed to laboratory) oral fluid drug testing market. The significant competitive factors in the industry include:

     -    price,
     -    convenience,
     -    accuracy,
     -    acceptance of new technologies,
     -    user satisfaction, and
     -    when applicable, government approval.

We believe our ORALscreen(R) systems offer several distinct advantages over the use of blood or urine samples, including net cost savings, ease of use and non-invasiveness. However, the success of any competing alternative to the ORALscreen(R) systems for screening for drugs of abuse could have a material adverse effect on our business, financial condition and results of operations. Most of our competitors have substantially greater financial capabilities for product development and marketing than we currently do. These financial capabilities enable our competitors to market their systems in a more effective manner.


SUBSTANTIAL REGULATION BY GOVERNMENT AGENCIES.

Many of our products are subject to regulation by the Food and Drug Administration (the "FDA") and comparable agencies in various states and foreign countries requiring, among other things, pre-market approval or clearance of new medical or dental devices. In November 2000, the FDA proposed regulations that, although still not in effect, in the future may require a pre-market approval or clearance of our ORALscreen(R) products for sale to employers. In addition, Avitar is subject to inspections by the FDA at all times, and may be subject to inspections by state and foreign agencies. If the FDA believes that its legal requirements have not been fulfilled, it has extensive enforcement powers, including the ability to initiate action to physically seize products and/or to enjoin their manufacture and distribution, to require recalls of certain types of products, and to impose or seek to impose civil or criminal sanctions against individuals or companies. Such submissions and review by the FDA could take several years, after which there could be no assurance that approval would be granted.


DEPENDENCE ON INTELLECTUAL PROPERTY; NO ASSURANCE AS TO PROTECTION OF INTELLECTUAL PROPERTY.

Our ability to compete effectively with other companies will depend, in part, on our ability to maintain the proprietary nature of our technologies. We rely substantially on unpatented proprietary information and know-how, and there can be no assurance that others will not develop such information and know-how independently or otherwise obtain access to our technology. Similarly, there can be no assurance that our proprietary technology will not infringe patents or other rights owned by others. If we are unable to adequately safeguard and exploit our methods and technologies, our ability to compete with other companies, a majority of which have greater financial, technological, human and other resources than the Company, our business would be materially adversely affected.


RISK OF PRODUCT LIABILITY; LIMITED INSURANCE COVERAGE.

The testing, marketing and sale of medical and dental products entails a risk of product liability claims by consumers and others. Avitar has maintained product liability insurance coverage and currently has such insurance in the amount of up to $5,000,000. This insurance will not cover liabilities caused by events occurring after such policy is terminated or claims made after 60 days following termination of the policy or in respect of events excluded from coverage. In the event of a successful suit against Avitar, lack or insufficiency of insurance coverage would have a material adverse effect on Avitar. Further, certain distributors of medical and dental products require minimum product liability insurance coverage as a condition precedent to purchasing or accepting products for distribution. Failure to satisfy such insurance requirements could impede the ability of Avitar to achieve broad distribution of its products, which would have a material adverse effect on Avitar.

WE ARE DEPENDENT ON OUR MANAGEMENT AND KEY PERSONNEL TO SUCCEED.

Our principal executive officers and key personnel have extensive knowledge of and experience with our products, the research and development efforts needed to improve them and the development of marketing and sales programs to increase their market penetration. The loss of the services of any of our executive officers or other key personnel, or our failure to attract and retain other skilled and experienced personnel, could have a material adverse effect on our ability to manufacture, sell and market our products. Such events would probably have a negative impact on our business and financial condition.


BARRIERS TO TAKEOVER

The Company is governed by the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to the stockholders. An "interested stockholder" is defined as a person who, together with affiliates and associates, owns (or within the prior three years, did own) 15% or more of a corporation's voting stock. As a result of the application of Section 203, potential acquirers of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above market prices pursuant to such transactions. In addition, in the event of certain changes of control of the Company (as defined in the Company's Equity Plan) outstanding options granted pursuant to the Company's Equity Plan will become immediately exercisable in full. Such acceleration of exercisability may also discourage potential acquirers of the Company.


WE ARE AUTHORIZED TO ISSUE "BLANK CHECK" PREFERRED STOCK WHICH, IF ISSUED, MAY ADVERSELY AFFECT THE RIGHTS OF HOLDERS OF OUR COMMON STOCK.

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which would adversely affect the voting power or other rights of our stockholders. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control, which could have the effect of discouraging bids for Avitar and thereby prevent stockholders from receiving the maximum value for their shares. We have no present intention to issue any shares of its preferred stock in order to discourage or delay a change of control. However, there can be no assurance that preferred stock will not be issued at some time in the future.


THE AVAILABILITY OF A LARGE NUMBER OF AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK MAY, UPON THEIR ISSUANCE, LEAD TO DILUTION OF EXISTING SHAREHOLDERS.


We are authorized to issue 100,000,000 shares of common stock, of which as of May 17, 2006 4,419,344 shares were issued and outstanding (in each case, post-Reverse Stock Split) and, in addition to the convertible notes related to the September 2005 financing and the Series E Preferred Shares, there are approximately 4,100,000 shares estimated to be subject to outstanding options, warrants and other convertible preferred stock and debt(in each case post-Reverse Stock Split). In connection with the financing arrangement that we entered into in September 2005, we also have outstanding callable secured convertible notes that may be converted into an estimated 15,000,000 to 23,000,000 shares of common stock at current or recent market prices, and outstanding warrants to purchase 3,000,000 shares of common stock. Assuming conversion and exercise of all these instruments, we will be left with approximately 55,000,000 to 75,000,000 authorized shares that remain unissued. These shares may be issued by our Board of Directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.



Risks Relating to Our Current Financing Arrangement:
----------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK AND CAUSE DILUTION TO OUR EXISTING SHAREHOLDERS.


As of May 8, 2006, we had 4,419,344 shares of common stock issued and outstanding (post-Reverse Stock Split). In connection with the financing arrangement that we entered into in September 2005, we also have outstanding callable secured convertible notes that may be converted into an estimated 15,000,000 to 23,000,000 shares of common stock at current or recent market prices, and outstanding warrants to purchase 3,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. Upon effectiveness of the registration statement of which this prospectus forms a part, all of the shares, including all of the shares issuable upon conversion of the notes, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The variable price feature of our convertible notes could require us to issue a substantially greater number of shares, which will cause further dilution to our existing stockholders. The number of shares we will be required to issue upon conversion of the notes will increase if the market price of our stock decreases. The notes are convertible at a 35% discount below the then market price. The following is an example of the amount of shares of our common stock issuable upon conversion of the entire $3,000,000 principal amount in convertible notes, based on market prices assumed to be 25%, 50% and 75% below the closing sale price on May 17, 2006 of $0.25:

--------------------------------------------------------------------------------
%BELOW MARKET/PRICE PER SHARE/WITH 35% DISCOUNT/NUMBER OF SHARES/PERCENTAGE*
--------------------------------------------------------------------------------
25%            $ 0.19          $ 0.12           25,000,000        85.0%
--------------------------------------------------------------------------------
50%            $ 0.13          $ 0.08           37,500,000        89.3%
--------------------------------------------------------------------------------
75%            $ 0.06          $ 0.04           75,000,000        94.4%
--------------------------------------------------------------------------------


-------


* Based upon 4,419,344 shares of common stock outstanding as of May 17, 2006 (post-Reverse Stock Split). The convertible notes contain provisions that limit the stock ownership of the holders of those notes to 4.99%. Nevertheless, the percentages set forth in the table reflect the shares that may be issued to the holders in the aggregate as a percentage of the total then outstanding shares of common stock.


As illustrated, the number of shares of common stock issuable in connection with the conversion of the convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.


THE LARGE NUMBER OF SHARES ISSUABLE UPON CONVERSION OF THE CONVERTIBLE NOTES MAY RESULT IN A CHANGE OF CONTROL.


The convertible notes contain provisions that limit the stock ownership of the holders of those notes to 4.99%. Nevertheless, as there is no limit on the number of shares that may be issued under the convertible notes, these issuances may result in the purchasers of the notes controlling us. The purchasers of the notes may be able to exert substantial influence over all matters submitted to a vote of the shareholders, including the election and removal of directors, amendments to our certificate of incorporation and by-laws, and the approval of a merger, consolidation or sale of all or substantially all of our assets. In addition, this concentration of ownership could inhibit the management of our business and affairs and have the effect of delaying, deferring or preventing a change in control or impeding a merger, consolidation, takeover or other business combination, which our shareholders may view favorably.


THE LOWER THE STOCK PRICE, THE GREATER THE NUMBER OF SHARES ISSUABLE UNDER THE CONVERTIBLE NOTES.


The number of shares issuable upon conversion of the convertible notes, like the outstanding shares of preferred stock is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater is the number of shares issuable under the agreement. Upon issuance of the shares, to the extent that holders of those shares will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our stockholders to greater dilution and a reduction of the value of their investment.


THE ISSUANCE OF OUR STOCK UPON CONVERSION OF THE CONVERTIBLE NOTES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

The convertible notes have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares issued upon conversion and placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock. The opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the convertible notes will increase, which will materially dilute existing stockholders' equity and voting rights.


IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE COULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US AND THE TERMINATION OF OUR BUSINESS.


In September 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, or our failure to timely file a registration statement or have such registration statement declared effective, could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.


WE MAY BE OBLIGATED TO PAY LIQUIDATED DAMAGES AS A RESULT OF OUR FAILURE TO HAVE THIS REGISTRATION STATEMENT DECLARED EFFECTIVE PRIOR TO JUNE 30, 2006,AND THE PAYMENT OF LIQUIDATED DAMAGES WILL EITHER RESULT IN FURTHER DEPLETING OUR WORKING CAPITAL OR ISSUANCE OF SHARES OF COMMON STOCK, WHICH WOULD CAUSE FURTHER DILUTION TO OUR EXISTING SHAREHOLDERS.


Pursuant to the terms of our registration rights agreement entered into in connection with our securities purchase agreement dated September 23, 2005, if under certain circumstances we did not have a registration statement registering the shares underlying the secured convertible notes and warrants declared effective on or before January 23, 2006, we are obligated to pay liquidated damages in the amount of 2.0% per month of the face amount of the issued and outstanding secured convertible notes, which equals $50,000, until the registration statement is declared effective. Because the registration statement was not declared effective by January 23, 2006, we may have become obligated to pay the investors the liquidated damages. In addition, since the registration statement was not declared effective on February 8, 2006, we could be in default under the Notes. However, the purchasers of the Notes have waived all liquidated damages and defaults related to our failure to have the registration statement declared effective by those dates provided that the registration statement is declared effective by June 30, 2006 and the investors agreed that the 3 million shares underlying the warrants were not registered at this time. At our option, these liquidated damages, if and when payable, can be paid in cash or restricted shares of our common stock. If we decide to pay the liquidated damages in cash, we would be required to use our limited working capital and potentially raise additional funds. If we decide to pay the liquidated damages in shares of common stock, the number of shares issued would depend on our stock price at the time that payment is due. The issuance of shares upon payment of liquidated damages will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.


The following risks relate principally to our common stock and its market value:
-------------------------------------------------------------------------------

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK THAT MAY MAKE IT MORE DIFFICULT FOR YOU TO DISPOSE OF YOUR STOCK.


Our common stock has been quoted on the OTC Bulletin Board under the symbol "AVTI.OB" since September 20, 2005. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.



THE MARKET PRICE OF OUR STOCK HAS HISTORICALLY BEEN VOLATILE.

The volatility of our common stock imposes a greater risk of capital losses on stockholders as compared to less volatile stocks. In addition, such volatility makes it difficult to ascribe a stable valuation to a stockholder's holdings of our common stock.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

     o technological innovations or new products and services by us or our competitors;
     o changes in marketing, product pricing and sales strategies; o changes in domestic or foreign governmental regulations or regulatory approval processes;
     o    disputes relating to patent or proprietary rights;
     o public concern as to the reliability of the OralScreen systems or drug tests in general;
     o    additions or departures of key personnel;
     o    sales of our common stock or convertible debt or equity securities;
     o    our ability to execute our business plan;
     o    operating results below expectations;
     o    loss of any strategic relationship;
     o    industry developments;
     o    economic and other external factors; and
     o    period-to-period fluctuations in our financial results.

Because we have incurred substantial losses to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors. Moreover, the possibility exists that the stock market (and in particular the securities of technology companies such as ours) could experience extreme price and volume fluctuations unrelated to operating performance. These market fluctuations may also materially and adversely affect the market price of our common stock.


WE HAVE NOT PAID DIVIDENDS AND DO NOT EXPECT TO PAY DIVIDENDS.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates. Any return on investment may be limited to any appreciation in the value of our common stock.


OUR COMMON STOCK IS DEEMED TO BE PENNY STOCK WITH A LIMITED TRADING MARKET.

Our common stock is currently quoted for trading on the OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Penny stocks sold in violation of the applicable rules may entitle the buyer of the stock to rescind the sale and receive a full refund from the broker.

Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

                           FORWARD-LOOKING STATEMENTS


Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Securities Act and the Exchange Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Private Securities Litigation Reform Act of 1995 contains the safe harbor provisions that cover these forward-looking statements under certain circumstances. We are including this statement for purposes of complying with these safe harbor provisions when and if applicable. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:


     o    continued losses and cash flow deficits;
     o the continued availability of financing in the amounts, at the times and on the terms required to support our future business;
     o    uncertain market acceptance of our products;
     o accuracy, reliability and patent concerns regarding our products and technology;
     o    competition;
     o    reliance on key personnel;
     o    volatility or decline of our stock price;
     o    changes in demand for our products and services;
     o    litigation  with or legal claims and  allegations by outside  parties;
          and
     o    insufficient revenues to cover operating costs.


                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the Company's consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.


Restatement

As indicated in Note 1 of the Consolidated Financial Statements, the statements of stockholders' deficit as of September 30, 2003 and 2004 and for the year ended September 30, 2004 and the statement of operations for the year ended September 30, 2004 included in this prospectus have been restated to correct an error in accounting for the issuance of various securities and the derivative features embedded therein. The effects of these restatements are described in
Note 1 of the Consolidated Financial Statements and the discussions below are based on restated information.


One-for-Fifty (1 for 50) Reverse Stock Split


     A one-for-fifty (1 for 50) reverse stock split of all outstanding shares of common stock of Avitar was effective at 5 P.M. on February 17, 2006 (the "Effective Time"). At the Effective Time, each outstanding 50 shares of common stock were combined into and became one share of common stock. In the same manner, all outstanding warrants, options and convertible securities are appropriately and equitably adjusted as to the number of shares of common stock and price per share.


Results of Operations
Years ended September 30, 2005 and 2004


Revenues

     Sales for the fiscal year ended September 30, 2005 ("Fiscal 2005") increased $460,367, or approximately 11%, to $4,508,914 from $4,048,547 for the fiscal year ended September 30, 2004 ("Fiscal 2004"). The results for Fiscal 2005 primarily reflect the increase in the volume of sales of its OralScreen(R) products of approximately $162,000 and foam products of approximately $364,000, offset in part by a decrease in revenue from contraband detection services of approximately $66,000.


Operating Expenses

     Costs of sales were approximately 71% of sales in Fiscal 2005 compared to approximately 67% of sales for Fiscal 2004. The change for Fiscal 2005 resulted primarily from a shift in the product mix to the lower margin foam products (47% in Fiscal 2005 versus 44% in Fiscal 2004), a change in customer mix for the ORALscreen products and an increase of $79,000 for a defective lot of raw materials for the ORALscreen products; offset in part by a reduction in warranty expense of approximately $134,000.

     Sales, general and administrative expenses for Fiscal 2005 increased $928,561, or approximately 27%, to $4,329,331 from $3,400,770 for Fiscal 2004.
The change for Fiscal 2005 primarily included approximately $885,000 for additional sales and marketing resources and approximately $132,000 for public and investor relations consulting expense increases; offset in part by a reduction of approximately $70,000 in legal expenses, approximately $54,000 in general consulting expenses, approximately $38,000 in stock exchange fees and approximately $168,000 in various other administrative expenses. Fiscal 2004 included a reduction for accrued royalty expense of approximately $242,000 as a result of management's revision of estimates of amounts due to a former supplier under a product development agreement. With respect to the revision in accrued royalty expenses in Fiscal 2004, the Company, during the term of a product development agreement with the supplier, had accrued the royalties due under this agreement with expectation that the supplier would fulfill the terms of the agreement. However, in 2002, the Company notified the supplier that the supplier had failed to meet the terms of the product development agreement and therefore, under the terms of this agreement, no royalties would be payable. Since being notified, the supplier had done nothing to cure this default. In view of this lapse in time and that other product undertakings by the supplier would prevent the supplier from ever curing any of its defaults under the agreement, there was no longer any need to maintain the royalty reserve for this supplier. In order to achieve revenue growth, the Company will continue to incur increased expenses to hire additional direct sales staff and expand marketing programs beyond Fiscal 2005.

     Research and development expenses for Fiscal 2005 were $724,254 compared to $564,831 for Fiscal 2004. The increase was mainly the result of additional personnel and related expenses of approximately $117,000 and material and consulting expenses of approximately $45,000 for enhancements to ORALscreen products; offset in part by reductions in various other development related expenses of approximately $3,000. The Company plans to continue improving and enhancing its ORALscreen products, and therefore will most likely incur increased expenses for research and development beyond Fiscal 2005.

     As of October 1, 2004, the Company's goodwill was $238,120, which was associated with the acquisition of BJR in 2001. In Fiscal 2005, an adjustment to the $238,120 of goodwill associated with the BJR acquisition was deemed necessary. Based on the limited operating results of the business and estimates of its fair value, the Company recorded an impairment of goodwill of $100,000 in Fiscal 2005.


Other Income and Expense

     Other income for Fiscal 2005 was $1,618,152 as compared to other income of $561,370 for the fiscal year ended September 30, 2004. The amount for Fiscal 2005 reflected an increase in income of approximately $1,061,000 from changes in the fair market value of derivative securities and warrants (see Note 1 of the Consolidated Financial Statements).

     Interest expense and financing costs were $223,864 for Fiscal 2005 compared to $330,298 incurred during Fiscal 2004. The reduction for Fiscal 2005 primarily reflected the reduction of approximately $206,000 in interest expense and financing costs associated with the long-term debt of $1,250,000 that was converted into preferred stock in May 2004 and the reduction in interest expense on various other notes of approximately $51,000, offset primarily by interest and financing costs of approximately $151,000 for the notes and convertible notes issued from March to September 2005 and the equity credit line established in February 2005.

Discontinued Operations

     On December 16, 2003, the Company consummated the sale of the business and net assets, excluding cash, of its USDTL subsidiary. For Fiscal 2005, no activity was recorded for USDTL compared to a loss of $12,788 for Fiscal 2004. The loss for the fiscal year ended September 30, 2004 resulted from a loss on the disposal of USDTL of $17,235 which was offset in part by income from operations of $4,447. In November 2005, the Company reached an arrangement with the new owners of USDTL to conclude all outstanding matters related to the sale of USDTL. Under the terms of this agreement, the Company received an immediate lump sum payment of $120,000 rather than waiting for the 10 to 14 years that the Company believed it would take to collect the entire $500,000 (see Notes 3 and 17 of the consolidated financial statements).


Net Loss

     Primarily as a result of the factors described above, the Company had a net loss of $2,433,157, $.03 per basic and diluted share, for Fiscal 2005 compared to a net loss of $2,411,898, $.04 per basic and diluted share, for Fiscal 2004.


Six Months ended March 31, 2006 Compared to the Six Months ended March 31, 2005


Revenues

     Sales for the three months ended March 31, 2006 increased $324,043, or approximately 36%, to $1,297,266 from $955,223 for the corresponding period of the prior year. For the six months ended March 31, 2006, sales increased $213,273, or approximately 11%, to $2,204,536 from $1,991,263. The change for the three months ended March 31, 2006 primarily reflects an increase in the volume of sales for its OralScreen(R) and Foam Products of $340,000, offset in part by a decrease of $16,000 in revenue from contraband detection services. The change for the six months ended March 31, 2006 primarily reflects an increase in the volume of sales for its OralScreen(R) and Foam products of $215,000, offset in part by a decrease of $2,000 in revenue from contraband detection services.

Operating Expenses

     Cost of sales for the three months ended March 31, 2006 were approximately 69% of sales compared to the cost of sales of approximately 75% of sales for the three months ended March 31, 2005. For the six months ended March 31, 2006, the cost of sales was 71% compared to 72% of sales for the same period of Fiscal 2005. The improvement for Fiscal 2006 resulted from the overall increase in sales described above.

     Selling, general and administrative expenses for the three months ended March 31, 2006 decreased $13,228, or approximately 1%, to $1,018,392 from $1,031,620 for the corresponding period of the prior year. For the six months ended March 31, 2006, selling, general and administrative expenses increased $92,717 or approximately 5%, to $2,056,999 from $1,964,282 for the six months ended March 31, 2005. The change for the six-month period ended March 31, 2006 primarily resulted from the addition of sales and marketing resources. In order to achieve revenue growth, the Company will most likely continue to incur increased expenses to hire additional direct sales staff and expand marketing programs during the remainder of FY2006 and beyond.

     Expenses for research and development for the three months ended March 31, 2006 amounted to $109,248 compared to $183,306 for the corresponding period of the prior year, a decrease of $74,058. For the six months ended March 31, 2006, expenses for research and development were $238,954 versus $379,749 for the six months ended March 31, 2005, a decrease of $140,795. The decrease for the quarter ended March 31, 2006 was primarily attributable to a reduction in salary expense of $16,000, consulting expense of $23,000 and material and various development related expenses of $27,000. The change for the six months ended March 31, 2006 resulted primarily from reduced salary and fringe benefit expenses of $39,000, consulting expense of $55,000, material and various development related expenses of $35,000. Although research and development expenses were lower for the first half of Fiscal 2006, the Company must continue developing and enhancing its ORALscreen products and therefore, will most likely incur increased expenses for research and development during the remainder of FY2006 and beyond.

     Other Income and Expense

     Interest expense and financing costs were $175,851 for the three months ended March 31, 2006 compared to $23,183 incurred during the three months ended March 31, 2005. For the six months ended March 31, 2006, interest expense and financing costs amounted to $389,086 versus $36,369 for the corresponding period of Fiscal 2005. The increase for the three months ended March 31, 2006 resulted primarily from interest expense of approximately $43,000 and amortization of deferred financing costs and debt discount of approximately $107,000 associated with the short-term notes and convertible short and long-term notes totaling approximately $3,500,000 that were executed by the Company in FY2005 and the first half of FY2006. For the six months ended March 31, 2006, the change primarily resulted from interest expense of approximately $93,000 and amortization of deferred financing costs and debt discount of approximately $259,000 associated with the short-term notes and convertible short and long-term notes totaling approximately $3,500,000 that were executed by the Company in FY2005 and the first half of FY2006

     For the three months ended March 31, 2006, other expense amounted to $128,640 compared to other income of $711,321 for the three months ended March 31, 2005. Other expense for the six months ended March 31, 2006 was $7,298 compared to other income of $190,691 for the six months ended March 31, 2005. The amount for the quarter ended March 31, 2006 reflected a decrease in income of approximately $840,000 from changes in the fair market value of derivative securities and warrants. The amount for the six months ended March 31, 2006, reflected a decrease in income of approximately $198,000 from changes in the fair market value of derivative securities and warrants.

     Discontinued Operations

     On December 16, 2003, the Company consummated the sale of the business and net assets, excluding cash, of its USDTL subsidiary. For the six months ended March 31, 2006, other income amounted to $120,000 compared to no activity for the corresponding period of the prior year. The income for the first half of Fiscal 2006 resulted from the settlement described in Note 3 of the Consolidated Financial Statements.

         Net Loss

     Primarily as a result of the factors described above, the Company had a net loss of $1,034,986 for the three months ended March 31, 2006, as compared to net loss of $286,175 for the three months ended March 31, 2005. For the six months ended March 31, 2006, the Company had a net loss of $1,926,915 versus $1,629,065 for the corresponding period of Fiscal 2005. The loss per share was $.25 per basic and diluted share for the three months ended March 31, 2006 compared to a loss per share of $.11 per basic and diluted share for the three months ended March 31, 2005. For the six months ended March 31, 2006, the loss per share was $.48 per basic and diluted share versus a loss per share of $1.00 per basic and diluted share for the six months ended March 31, 2005.


Financial Condition and Liquidity


     At March 31, 2006, the Company had a stockholders'deficit of $6,250,907 and cash and cash equivalents of $42,633. Our cash flows from financing activities provided the primary source of funding during the six months ended March 31, 2006 and the Company will continue to rely on this type of funding until profitability is reached. The following is a summary of cash flows for the six-month period ended March 31, 2006:


         Sources (use) of cash flows                 March 31, 2006
         ---------------------------                 --------------
         Operating activities                        $(1,379,759)
         Investing activities                            (85,957)
         Financing activities                          1,107,986
                                                     -------------
         Net decrease in cash and equivalents        $  (357,730)
                                                     =============

          Operating Activities. The net loss of $1,926,915 (comprised of expenses totaling $4,251,451 less revenues and income from discontinued operations of $2,324,536) was the major use of cash by operations. When the net loss is adjusted for non-cash expenses such as depreciation and amortization, amortization of debt discounts, deferred financing costs, deferred rent and changes in the fair market value of derivative securities and warrants, the cash needed to finance the net loss was $1,571,142. Working capital requirements necessitated the use of $49,967 to increase inventory levels to meet anticipated demand for our products during the next several months. A decrease in accounts receivable of $68,697, decreases in prepaid expenses of $74,164 and an increase in accounts payable and accrued expenses of $103,497 lessened working capital needs by $246,358. The addition of $4,858 of other assets and the reduction of $150 in deferred revenue further increased the operating cash needs.

          Investing and Financing Activities. Cash used in investing consisted of cash paid of $85,957 for additions to property, plant and equipment. To finance the business, long-term notes (as described below) were executed and approximated $1,380,000; of which $119,437 was used to repay various short and long-term debt and $155,417 was used to redeem remaining shares of the Series A redeemable convertible preferred stock and the accrued dividends for these shares.


     At September 30, 2005, the Company had a working capital deficit of approximately $1.4 million and cash and cash equivalents of $400,363. Cash flows from financing activities provided the primary source of funding during the year ended September 30, 2005 and the Company will continue to rely on this type of funding until profitability is reached. The following is a summary of cash flows for the year ended September 30, 2005:

                                                          September 30,
         Sources (use) of cash flows                          2005
         ------------------------------------------------------------
         Operating activities                           $(4,140,888)
         Investing activities                               (76,518)
         Financing activities                             4,108,893
         Net decrease in cash and equivalents           $  (108,513)

     Operating Activities. The net loss of $2,433,157 (composed of expenses totaling $8,560,223 less sales and other income of $6,127,066) was the major use of cash by operations. When the net loss is adjusted for non-cash expenses such as depreciation and amortization, amortization of debt discounts, deferred financing costs, deferred rent and income from the changes in the fair market value of derivative securities and warrants, the cash needed to finance the net loss was $3,565,328. Working capital requirements necessitated the use of $259,245 to pay aging accounts payable and reduce accrued expenses, $26,063 to finance an increase in inventory levels to meet the expected demand for our products, $142,698 to cover security and other deposits associated with the new facility lease, $28,910 for prepaid expenses and other current assets and $176,250 of prepaid revenue that became actual revenue during the year. In addition, decreases in accounts receivable reduced operating cash needs by $57,606.

     Investing and Financing Activities. Cash of $76,518 was used for additions to property, plant and equipment. To fulfill the major financing requirements of the business, the Company through the issuance of notes and convertible notes and sales of preferred stock, common stock and warrants (as described below), generated $4,258,911; of which $150,018 was used to repay various short-term notes payable.


     During FY 2006, the Company's cash requirements are expected to include primarily the funding of operating losses, the payment of outstanding accounts payable, the repayment of certain notes payable, the funding of operating capital to grow the Company's drugs of abuse testing products and services, and the continued funding for the development of its ORALscreen product line.

     In September 2005 and the first half of Fiscal 2006, the Company executed notes payable with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC in the total principal amount of $2,500,000 which is payable at maturity in September 2008, October 2008 and February 2009. Interest on these notes is 8% and is payable quarterly in cash or the Company's common stock at the option of the Company. The Company issued warrants to purchase 100,000 shares of common stock at $12.50 per share for five years in connection with these notes, which as discussed below were cancelled and replaced on May 4, 2006. In addition, the entire principal plus any accrued and unpaid interest associated with these notes is convertible, at the holder's option, into the Company's common stock at a conversion price of 65% of the average of the three lowest intraday trading prices of the common stock for the twenty trading days preceding the date that the holders elect to convert. Fees of approximately $340,000 incurred in connection with securing these loans were recorded as a deferred financing charge. The collateral pledged by the Company to secure these notes includes all assets of the Company. Subsequent to March 31, 2006, the Company received the last installments of
$500,000 of this $3,000,000 long-term convertible note financing. The outstanding warrants were cancelled on May 4, 2006 and replaced by 3 million warrants exercisable for 7 years at $1.25 per share.


     From April to August 2005, the Company executed convertible notes with an individual in the total principal amount of $650,000 with interest at 10%. Each note has a maturity date of six months from the date of the note and is payable in ten monthly installments plus accrued interest commencing on the maturity date of the note. The Company issued warrants to purchase 13,000 shares of common stock at $1.65 to $4.95 per share for three (3) years in connection with these notes. In addition, the entire principal plus accrued interest associated with these notes is convertible into the Company's common stock at a conversion price of the lesser of the closing price of the common stock on the date of the loan or 85% of the average closing price of the common stock for the five (5) trading days preceding the notice of conversion. In no event shall the conversion price be lower than 50% of the closing price of the common stock on the date of the loan.

     In April and June 2005, the Company raised net proceeds of approximately $1,335,000 from the sale of 1,500,000 shares of Series E Redeemable Convertible Preferred Stock with a face value of $1,500,000 and Warrants to purchase 3,000 shares of the Company's common stock. The $1,500,000 of Series E Preferred Stock are convertible into Common Stock at the lesser of $4.00 per share or 80% of the average of the three lowest closing bid prices for the ten trading days immediately prior to the notice of conversion, subject to adjustments and limitations, and the Warrants are exercisable at $4.20 per share for a period of three years. As of March 31, 2006, 724,351 shares of this preferred stock had been converted into 735,556 shares of common stock and 775,649 were outstanding. Upon the occurrence of specific events, the holders of the Series E Redeemable Convertible Preferred Stock are entitled to redeem these shares under certain provisions of the agreement covering the purchase of the preferred stock.


     In December 2004, the Company sold 1,285 shares of Series A Redeemable Convertible Preferred Stock and Warrants to purchase 12,000 shares of common stock for which it received net proceeds of approximately $1,160,000. The Series A Redeemable Convertible Preferred Stock, with a face value of $1,285,000, is convertible into common stock at the lesser of $6.00 per share or 85% of the average of the three lowest closing bid prices, as reported by Bloomberg, for the ten trading days immediately prior to the notice of conversion subject to adjustments and floor prices. As of March 31, 2006, 1,135 shares of this preferred stock had been converted into 452,156 shares of common stock and the remaining 150 shares of Series A redeemable convertible preferred stock, with a face value of $150,000, were redeemed by the Company in October 2005 for $155,417 which included accrued dividends of $5,417.

     As security for full and faithful performance of all provisions of the lease renewal for the facility at Canton, MA, the Company had to furnish to the landlord an irrevocable letter of credit in the amount of $150,000. The letter of credit was obtained from a bank that requires the Company to maintain $150,000 on deposit with the bank as full collateral for the letter of credit.

     The cash available at March 31, 2006, the proceeds of $500,000 from the last installment of the $3,000,000 convertible note financing, and the anticipated customer receipts are expected to be sufficient to fund the operations of the Company through June 2006. Beyond that time, the Company will require significant additional financing from outside sources to fund its operations. The Company plans to continue working with placement agents and/or investment fund managers in order to raise additional capital during FY2006 from the sales of equity and/or debt securities. The investors involved in the $3,000,000 convertible note financings described above have expressed their intent to provide an additional $2,000,000 of financing on terms to be negotiated. The Company plans to use the proceeds from these financings to provide working capital and capital equipment funding to operate the Company, to expand the Company's business, to further develop and enhance the ORALscreen drug screening systems and to pursue the development of in-vitro oral fluid diagnostic testing products. However, there can be no assurance that these financings will be achieved. In addition, the Company may consider selling assets and/or operations, including BJR. However, at the present time, there can be no assurances that the Company would be successful in these efforts.


     The Company has accumulated losses that have reduced shareholders' equity to a deficit. As a result, as previously reported, the Company received a letter dated January 30, 2004 from The American Stock Exchange ("AMEX" or the
"Exchange") noting that the Company's 2003 Annual Report on Form 10-KSB indicates that the Company is not in compliance with all the continued listing standards of AMEX. In its letter, the Exchange indicated that, in order to maintain its AMEX listing, the Company must submit a plan that will bring it into compliance with the continued listing standards within 18 months. The Company submitted its plan. On March 17, 2004, the Exchange notified the Company that it had accepted Avitar's plan, which permitted the Company to maintain its listing on the AMEX. More specifically, the Exchange granted the Company an extension through July 2005 subject to periodic reviews by the Exchange. However, the Company did not regain compliance with the continued listing standards.

     On  August  10,  2005,  Avitar  received  notice  from  the  Staff  of AMEX indicating that the Staff determined to proceed with the filing of an application with the Securities and Exchange Commission to strike the common stock of Avitar from listing and registration on the Exchange. This determination by the Staff was based upon the failure of the Company to achieve compliance with the continued listing standards of AMEX.

     As indicated in the Staff notice, the Company failed to achieve compliance with several continued listing standards of AMEX as set forth in the AMEX Company Guide, specifically, having a deficit of shareholders' equity and losses from continuing operations and/or net losses in its five most recent fiscal years resulting in non-compliance with Sections 1003(a)(i-iii); losses that were so substantial in relation to its overall operations or its existing financial resources resulting in the opinion of the Exchange to be in non-compliance with
Section 1003(a)(iv); and finally its low selling price per share resulting in non-compliance with Section 1003(f)(v). Consequently, the Company's common stock was officially delisted by the AMEX on August 29, 2005.


     Required payments for debt and minimum rentals as of September 30, 2005 were as follows:

---------------------------------------------------------------------------

Fiscal             Operating     Short-          Long-
Year                 Leases    Term Debt(1)    Term Debt(2)      Total
---------------------------------------------------------------------------
2006              $304,531       $918,945      $        -          $1,223,476
2007               312,656              -               -             312,656
2008               330,781              -       1,000,000           1,330,781
2009               348,906              -               -             348,906
2010               271,875              -               -             271,875
-------------------------------------------------------------------------------

Total minimum   $1,568,749       $918,945      $1,000,000          $3,487,694
payments



(1) Does not include interest which ranges from 7-12% per annum (See Note 8 to Consolidated Financial Statements).

(2) Does not include interest of 8% per annum, payable quarterly (See Note 9 to Consolidated Financial Statements).


     Operating revenues are expected to grow during Fiscal 2006 as an increasing number of employers in the United States and overseas convert to using ORALscreen, Avitar's oral fluid drug testing products. In order to achieve the revenue growth, the Company will need to increase its direct sales force and implement an expanded, targeted marketing program. ORALscreen, as an instant on-site diagnostic test, is part of the fastest growing segment of the diagnostic test market. Inventories are currently at appropriate levels for anticipated sales volumes and the Company, with its production capacity and the arrangements with its current contract manufacturing sources, expects to be able to maintain inventories at optimal levels. Based on current sales, expense and cash flow projections, the Company believes that the current level of cash and cash-equivalents on hand and, most importantly, a portion of the anticipated net proceeds from the financing mentioned above would be sufficient to fund operations until the Company achieves profitability. There can be no assurance that the Company will consummate the above-mentioned financing, or that any or all of the net proceeds sought thereby will be obtained. Furthermore, there can be no assurance that the Company will have sufficient resources to achieve the anticipated growth. Once the Company achieves profitability, the longer-term cash requirements of the Company to fund operating activities, purchase capital equipment, expand the existing business and develop new products are expected to be met by the anticipated cash flow from operations and proceeds from the financings described above. However, because there can be no assurances that sales will materialize as forecasted, management will continue to closely monitor and attempt to control costs at the Company and will continue to actively seek the needed additional capital.


     As a result of the Company's recurring losses from operations and working capital deficit, the report of its independent registered public accounting firm relating to the financial statements for Fiscal 2005 contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern. Such report states that the ultimate outcome of this matter could not be determined as of the date of such report (January 20, 2006). The Company's plans to address the situation are presented above. However, there are no assurances that these endeavors will be successful or sufficient.

Recent Accounting Pronouncements


     In December 2004, the FASB issued SFAS No.123R, "Share-Based Payment" ("SFAS 123R"), which replaces SFAS 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion no. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The effective date for entities that file as small business issuers is as of the beginning of the first reporting period of the registrant's fiscal year that begins on or after December 15, 2005. Therefore, under the current rules, the Company will be required to adopt SFAS 123R in the first quarter of fiscal 2007.

     Under SFAS 123R, pro forma disclosures previously permitted will no longer be an alternative to financial statement recognition. The Company must determine the appropriate fair value model to be used for valuing share-based payments to employees, the amortization method for compensation cost and the transition method to be used at the date of adoption. The transition methods include modified prospective and retrospective adoption options. Additionally, SFAS 123R clarifies the timing for recognizing compensation expense for awards subject to acceleration of vesting on retirement and also specifies the treatment of excess tax benefits associated with stock compensation.

     In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107") regarding the SEC's interpretation of SFAS 123R and the valuation of share-based payments for public companies. Avitar is evaluating the requirements of SFAS 123R and SAB 107 and expects that the adoption of SFAS 123R will have a material impact on Avitar's consolidated results of operations and earnings per share. The Company has not yet determined the method of adoption or the effect of adopting SFAS 123R, and it has not determined whether the adoption will result in amounts that are similar to the current pro forma disclosures under SFAS 123.

     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs" ("SFAS 151"), an amendment of Accounting Research Bulletin ("ARB") No. 43, Chapter 4, "Inventory Pricing". SFAS 151 amends previous guidance regarding treatment of abnormal amounts of idle facility expense, freight, handling costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of the production be based on normal capacity of the production facilities. This pronouncement was effective for the Company beginning October 1, 2005. The adoption of SFAS 151 by the Company did not have a material impact on its consolidated results of operations and financial condition.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces APB Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements An Amendment of APB Opinion No. 28". SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by Avitar in the first quarter of fiscal 2007. The Company is currently evaluating the effect that the adoption of SFAS 154 will have on its consolidated results of operations and financial condition, but does not expect it will have a material impact.

     Critical Accounting Policies

     The Company's significant accounting policies are listed in Note 2 to the consolidated financial statements for the year ended September 30, 2005. However, certain of its accounting policies require the application of significant judgment by its management, and such judgments are reflected in the amounts reported in the consolidated financial statements. The Company considers its accounting policies with respect to revenue recognition, use of estimates, long-lived assets and goodwill as the most critical to its results of operations and financial condition.

     Revenue Recognition

     The Company recognizes revenue from product sales upon shipment and delivery with delivery being made F.O.B. to the carrier. Revenues from the sales of services are recognized in the period the services are provided. These revenues are recognized provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the sales price is fixed or determinable and collection is deemed probable. If uncertainties regarding customer acceptance exist, the Company recognizes revenue when those uncertainties are resolved. Amounts collected or billed prior to satisfying the above revenue recognition criteria are recorded as deferred revenue.

     The Company does not offer its customers or distributors the right to return product once it has been delivered in accordance with the terms of sale. Product returns, which must be authorized by the Company, occur mainly under the warranties associated with the product. The Company maintains sufficient reserves for warranty costs. Price discounts for products are reflected in the amount billed to the customer at the time of delivery. Rebates and payments have not been material and are adequately covered by established allowances.


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Long-Lived Assets and Goodwill

     The Company evaluates its long-lived assets under the provisions of SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 144 establishes accounting standards for the impairment of long-lived assets and certain identifiable intangibles to be held and used and for long-lived assets, and certain identifiable intangibles to be disposed of.

     The Company  evaluates  Goodwill in accordance  with provisions of SFAS No.
142. SFAS No. 142 requires among other things, that companies no longer amortize goodwill, but test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purpose of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with guidelines in SFAS 142. SFAS 142 is required to be applied to all goodwill and other intangible assets regardless of when those assets were initially recognized.

     In assessing the recoverability of its long-lived assets and goodwill, Avitar must make assumptions in determining the fair value of the asset by estimating future cash flows and considering other factors, including significant changes in the manner or use of the assets, or negative industry reports or economic conditions. If those estimates or their related assumptions change in the future, the Company may be required to record impairment charges for those assets.

     As of September 30, 2005, the Company had a net carrying amount of goodwill of approximately $138,000 (see Note 6 in the Notes to the Consolidated Financial Statements).

     Valuation of Derivative Securities

     The Company accounts for the value of warrants issued and conversion and put features granted to investors as part of the private placement of securities or debt in accordance with the provisions of EITF Issue No. 00-19. Under ETIF No. 00-19, the amount of the liability (Note 1 of the Consolidated Financial Statements) is calculated on the date of sale or issuance of the securities or debt based on a valuation utilizing a market value approach. This approach determines the fair value of the securities sold by the Company by using one or more methods that compare these securities to similar securities that have been sold. The liability is marked-to-market adjusted to fair value at the end of each quarter and the change recorded to other income (expense).


See "Forward-Looking Statements" on page 10 above.



                                    BUSINESS

Introduction

     Avitar, Inc. (the "Company" or "Avitar"), through its wholly-owned subsidiary Avitar Technologies, Inc. ("ATI"), develops, manufactures, markets and sells diagnostic point of contact tests and customized proprietary hydrophilic polyurethane foam applications for medical, diagnostics, dental and consumer use. During the fiscal year ended September 30, 2005 ("Fiscal 2005"), the Company continued the development and marketing of innovative point of care oral fluid drugs of abuse tests, which use the Company's foam as the means for collecting the oral fluid sample. Through its wholly-owned subsidiary, BJR Security, Inc. (`BJR"), the Company provides specialized contraband detection and education services.

     During the audit for Fiscal 2005, the Company was advised by its independent registered public accounting firm that the method used to account for sales of certain convertible preferred stock and convertible notes and the issuance of warrants was not in accordance with the requirements of Emerging Issues Task Force ("EITF") Issue No. 00-19. As a result, management determined that certain previously issued financial statements were materially misstated. The statements of stockholders' deficit as of September 30, 2003 and 2004 and for the year ended September 30, 2004 and the statement of operations for the year ended September 30, 2004 included in this Prospectus have been restated to correct this error in accounting for the issuance of various securities and the derivative features embedded therein. The effects of these restatements are described in Note 1 of the Consolidated Financial Statements. The Company also filed a report on Form 8-K describing the need to restate the financial statements included in the reports on Form 10-QSB filed for the quarters ended December 31, 2004, March 31, 2005 and June 30, 2005, which were filed on Forms 10-QSB/A on Ferbruary 10, 2006.

     On December 16, 2003, the Company sold the business and net assets, excluding cash, of its wholly owned-subsidiary, United States Drug Testing Laboratories, Inc. ("USDTL"), which operated a certified laboratory and provided specialized drug testing services primarily utilizing hair and meconium as the samples. Therefore, USDTL is considered a discontinued operation and this report reflects the continued operations of the Company.

Products

     Currently, the Company offers the following products, which utilize its proprietary medical polyurethane foam technology:

     Diagnostic Test Products and Drug Detection Services

     The Company makes products and offers services for the diagnostic test applications and contraband detection needs described below. These products accounted for approximately 53% of the Company's revenue in Fiscal 2005 and approximately 57% of the Company's revenue in Fiscal 2004.

     Drugs of Abuse Point of Collection Tests . The Company's ORALscreen (R) and ORALscreen DRUGOMETER(TM) are oral fluid-based, rapid on-site assay systems for detecting drugs of abuse such as opiates (including heroin, morphine, codeine and synthetic opiates like Oxycocone-Oxycontin(R), Percoset(R), Hydrocodone-Vicodin(R) and others), cocaine (including crack), marijuana and methamphetamines (including Meth, Ecstasy and others). These tests are performed on-site and yield accurate results in a 5-15 minute period of time. In addition, Avitar offers ORALconfirm(TM), an oral fluid laboratory test to confirm the results of ORALscreen tests, and ORALscreen OSR(TM), an instrument that automates the reading, recording, reporting and transmitting of results for the ORALscreen tests. The National Institute of Drug Abuse has reported that 10% of workers in the United States abuse drugs, resulting in an annual cost in excess of $110 billion to employers. Currently, approximately $1.5 billion annually is spent in the United States for drugs of abuse tests, the majority of which are for pre-employment testing. Significant advantages exist for saliva to replace urine in many of the drug tests and at the same time, to expand the market where current infrastructure cost limitations prohibit the use of these much needed drug tests. Use of the ORALscreen products will provide employers with the ability to implement a random testing program that has been proven to be a more effective tool for deterring the use of drugs by employees in the workplace. The primary customers for these products are employers, schools, and military services.

     Contraband Detection Services. The Company's highly trained dogs detect the presence of contraband items in a variety of settings including schools, cruise ships, warehouses and other commercial entities. Each dog is task specific, alerting on only one odor (narcotics, explosives or firearms).

     Foam Disposable Products

     The Company produces medical-grade hydrophilic polyurethane foam disposables fabricated for the applications described below. These products accounted for approximately 47% of the Company's revenue in Fiscal 2005 and approximately 43% of the Company's revenue in Fiscal 2004.

     Wound Dressings. Avitar's Hydrasorb(R) ("Hydrasorb") wound dressing product is a highly absorbent topical dressing for moderate to heavy exudating wounds. These dressings have a unique construction that provide a moist wound healing environment which promotes skin growth and closure. The Hydrasorb product is marketed internationally by the Tyco Healthcare , by Abbott Laboratories, Ltd. and other specialty distributors worldwide. In addition to the Hydrasorb line, the Company has custom developed specialty wound dressings for the cardiac catheter lab market as well as the orthopedic market.

     Custom Foam Products. The Company continues to have applications for its proprietary technologies in a variety of other medical/consumer markets. They include the Illizarov Dressing used for dressing external bone fixators in orthopedic procedures and a molded dental applicator for a consumer teeth bleaching system and a device used by astronauts for relieving ear pressure while in a pressurized space suit. Customers for these products include Smith and Nephew, CCA Industries and NASA.

Development

     The Company employs a product strategy that is based on its expertise in research and development with oral fluid diagnostics, and when appropriate, forming partnerships with market leading companies and recognized persons or entities in diagnostic testing and foam products application areas. With this approach, proprietary products are either developed with internal sources or co-developed through the generation and development of product ideas either internally or through these strategic partnerships. To any such partnership, Avitar contributes the proprietary foam technology, the oral fluid processing expertise, the product design, development and prototyping, and the start-up and commercial-scale manufacturing. The ability of the Company to keep current on technology and purchase new equipment in connection with development of new, improved products will be affected by its existing and future need for, and the availability of, financing.

     Products go through several stages of development. After each stage, the Company will conduct studies to determine the effectiveness of each product. Once a product is developed and the Company determines it may be commercially viable, Avitar will obtain governmental approvals, if necessary, prior to marketing the product. See "Government Regulation." There can be no assurance, however, that such approvals will actually be obtained. The Company intends to conduct marketing trials with any new product to determine the effectiveness of the product. If such marketing trials prove to be successful and after the product is ready for marketing, Avitar will begin selling the product. See "Sales and Marketing" below.

Sales and Marketing

     To sell its ORALscreen products, the Company relies on its direct sales force, its strategic partners and a network of distributors that currently sell to the drugs of abuse testing market. The Company intends to expand its sales and marketing staff from its current level of fourteen (14) full-time employees to at least twenty (20) full-time employees and to continue to explore strategic partnering arrangements with companies that have established distribution channels such as significant diagnostic test and health care product companies and employee related service organizations. Avitar anticipates that such arrangements may involve the grant by Avitar of the exclusive or semi-exclusive rights to sell specific products to specified market segments and/or in particular geographic territories in exchange for a royalty, joint venture or other financial interest. The Company generally has sold, and intends to continue to sell, its wound dressing and custom foam products through large, recognized distributors of dental and medical products and does not anticipate that a large direct sales force will be required for these products. If the Company is unable to establish satisfactory product distribution arrangements in the manner described above, it will be required to devote substantial resources to the expansion of its direct sales force. There can be no assurance that Avitar would have the resources required for such an endeavor.

     To introduce its products to direct customers and targeted distributors, the Company participates in trade shows, and conducts webinars and e-briefings. Avitar also conducts user trials to support the marketing efforts of its distribution partners. The Company believes that these arrangements will be more effective in promoting and distributing its products in view of Avitar's limited resources and the extensive marketing networks of such distributors.

     The Company's most significant distribution arrangements are summarized as follows:

     Drugs of AbuseTest. In January 2001, Avitar entered into a strategic partnership agreement with the Pinkerton Services Group ("PSG") of the Pinkerton Corporation whereby Avitar granted PSG the right to distribute the Company's ORALscreen product line and PSG granted Avitar the right to sell PSG's third party administration services to Avitar customers. Under this arrangement, PSG is required to offer only Avitar's ORALscreen as its oral fluid drug testing products. In July 2001, this agreement with PSG was assigned to ChoicePoint, Inc. ("ChoicePoint") upon the completion of its acquisition of PSG. ChoicePoint is one of the largest third party administrators of employer drug testing programs in the United States.

     In October 2001, the Company entered into an agreement with Quest Diagnostics, Inc. ("Quest"). Under this agreement, Avitar granted Quest the right to distribute the Company's ORALscreen product line.

     Wound Dressings. In December 1999, the Company entered into a Supply Agreement with the Kendall Company ("Kendall"), now owned by Tyco Healthcare, for the distribution of its Hydrasorb products in the United States beginning January 1, 2000. In August 2000, the Company amended this Supply Agreement to permit Kendall to distribute the Hydrasorb products internationally.

     Since November 1993, the Company has maintained a distribution agreement with Knoll Pharma (the "Knoll Agreement") pursuant to which Knoll, now owned by Abbott Laboratories, Ltd., was granted the right to distribute Hydrasorb products throughout Canada. The Knoll Agreement provides that Hydrasorb products are to be sold at agreed upon prices (subject to annual inflation adjustments) and that certain minimum quantities are maintained.

     Custom Foam Products. Custom medical foam products (including the Illizarov dressing and certain nasal and sinus products) are marketed and distributed (in the United States and abroad) primarily by Smith & Nephew on a non-exclusive basis pursuant to an oral agreement.

Manufacturing and Supply

     The Company's only manufacturing facility is located in Canton, Massachusetts and as of September 30, 2005, comprises approximately 37,000 square feet, of which 10,000 square feet are currently being used for administrative and office space and 27,000 square feet are being used for product manufacturing and warehousing.

     Given the use of certain products in the diagnostic tests, medical and dental markets, the Company is required to conform to the Food and Drug Administration ("FDA") Good Manufacturing Practice regulations, International Standard Organization ("ISO") rules and various other statutory and regulatory requirements applicable to the manufacture and sale of medical devices. Avitar is subject to inspections by the FDA at all times. See "Government Regulation".

     The Company does not have written agreements with most of its suppliers of raw materials and laboratory supplies. While the Company purchases some product components from single sources, most of the supplies used can be obtained from more than one source. Avitar acquires the same key component for its customized foam products and Hydrasorb wound dressings from a single supplier. The Company also purchases a main component of its ORALscreen products from one source.
Avitar's current suppliers of such key components are the only vendors which presently meet Avitar's specifications for such components. The loss of these suppliers would, at a minimum, require the Company to locate other satisfactory vendors, which would result in a period of time during which manufacturing and sales of products utilizing such components may be suspended and could have a material adverse effect on Avitar's financial condition and operations. Avitar believes that alternative sources could be found for such key components and expects that the cost of such components from an alternative source would be similar. The Company also believes that alternative sources of supply are available for its remaining product components and that the loss of any such supplier would not have a material adverse effect upon Avitar's business.


Government Regulation

     Avitar and many of its products are subject to regulation by the FDA and the corresponding agencies of the states and foreign countries in which the Company sells its products. Accordingly, the Company is required to comply with the FDA's Current Good Manufacturing Practice (CGMP) requirements for medical devices, ISO rules and similar other state and foreign country requirements governing the manufacture, marketing, distribution, labeling, registration, notification, clearance and/or pre-market approval of drugs, medical and dental devices and cosmetics, as well as record keeping and reporting requirements applicable to such products. Specifically, the CGMP requirements govern the methods used in, and the facilities and controls used for, the design, manufacture, packaging, labeling, storage, installation and servicing of all finished medical devices intended for human use. These requirements are intended to ensure that the finished devices will be safe and effective and otherwise in compliance with the Federal Food, Drug and Cosmetic Act. Avitar's wound dressing products have been classified as Class I devices for these regulations. The Company believes that it is in compliance with all such requirements. In addition, the Company is subject to inspections by the FDA at all times, and may be subject to inspections by state and foreign agencies. If the FDA believes that its legal requirements have not been fulfilled, it has extensive enforcement powers, including the ability to initiate action to physically seize products or to enjoin their manufacture and distribution, to require recalls of certain types of products, and to impose or seek to impose civil or criminal sanctions against individuals or companies violating applicable statutes.

     In addition, there can be no assurance that the FDA or the U.S. Federal Government will not enact further changes in the current rules and regulations with respect to products, which Avitar already markets or may plan to market in the future. If Avitar is unable to demonstrate compliance with such new or modified requirements, sales of affected products may be significantly limited or prohibited until and unless such requirements are met.

     The laboratory and contraband detection services offered by the Company are subject to licensing requirements of the states in which these services are provided.

Competition

     The Company believes that the principal competitive factors in Avitar's markets are innovative product design, product quality, established strategic customer relationships, name recognition, distribution and price. At least twenty (20) companies of all sizes, including major diagnostic test, dental and health care companies, are engaged in activities similar to those of Avitar. Most of Avitar's competitors have substantially greater financial, marketing, administrative and other resources and larger research and development staffs.

     Although Avitar may not have the development resources of many of its competitors, the Company believes its product design and development experience allows it to compete favorably in providing innovative products and services in Avitar's markets. Of the approximately five (5) instant oral fluid based drugs of abuse testing products currently being offered, Avitar's ORALscreen represents one of the most comprehensive, state-of-the-art test for drugs of abuse currently being provided. Furthermore, the Company believes that its Hydrasorb wound dressings, and custom foam products possess qualities with significant advantages over competing products, including cost effectiveness. In addition to the Company's national sales force, ChoicePoint, Quest and many smaller, local companies are marketing and distributing the Company's ORALscreen products. Tyco, Abbott and mediBayreuth ("Medi") are distributing the Company's Hydrasorb wound dressings. See "Products", "Sales and Marketing".

     In addition, colleges, universities, governmental agencies and other public and private research organizations will continue to conduct research and are becoming more active in seeking patent protection and licensing arrangements to collect royalties for use of technology that they have developed, some of which may be directly competitive with that of Avitar. In addition, these institutions compete with companies such as Avitar in recruiting highly qualified scientific personnel.

     The Company believes that its product markets are highly fragmented with many different companies competing with regard to a specific product or product category. As a result, Avitar's competition varies from product to product. Avitar's primary competitors in the wound dressing market include Bristol Meyers Squibb, Johnson & Johnson, Smith and Nephew, 3M and Acme United. In the drugs of abuse test market, the largest competitors are Varian Instruments, American BioMedica Corp., OraSure Technologies, Inc. and Cozart Bioscience Ltd.

Intellectual Property

     Trade secrets, proprietary information and know-how are important to the Company's scientific and commercial success. Avitar currently relies on a combination of patents, trade secrets, trademark law and non-disclosure agreements to establish and protect its proprietary rights in its products. Avitar currently holds numerous United States patents, has applications pending for additional patents and has licenses to use certain patents. In addition, the Company has certain registered and other trademarks.

     The Company believes that its products, trademarks and other proprietary rights do not infringe upon the proprietary rights of third parties.

Product Liability; Insurance Coverage

     The testing, marketing and sales of diagnostic test, medical and dental products and services entail a high risk of product liability and professional liability claims by consumers and others. Claims may be asserted against the Company by end-users of any of Avitar's products. As of September 30, 2005, the Company had product liability insurance coverage in the amount of $7,000,000. No claims had been asserted against this coverage. This insurance will not cover liabilities caused by events occurring prior to the time such policy was purchased by the Company or liabilities caused by events occurring after such policy is terminated or for claims made after 60 days following termination of the policy. Further, certain distributors of diagnostic test, medical and dental products require minimum product liability insurance coverage as a condition precedent to purchasing or accepting products for distribution.

Employees

     At September 30, 2005, the Company had 67 full-time employees, including 4 in research and development, 42 in manufacturing, supply, and direct service operations, 14 in sales and marketing and 7 in administration. None of the employees is subject to a collective bargaining agreement. The Company believes its relationship with its employees to be satisfactory.


DESCRIPTION OF PROPERTY

     The Company leases approximately 40,000 square feet of space that includes 37,000 square feet in Canton, Massachusetts for its manufacturing facility and administrative offices until June 2010 and approximately 3,000 square feet in Gainesville, Texas for the contraband detection service operation of BJR until February 2006. The current annual rent is approximately $305,000 for the Canton facility (excluding assessment for operating expenses) and $24,000 for the Gainesville facility. All facilities are in satisfactory condition for their purposes.

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company and their respective ages and positions with the Company, as of September 30, 2005, along with certain biographical information (based solely on information supplied by them), are as follows:

Name                          Age           Title
----                          ---           -----
Peter P. Phildius             75      Chairman of the Board and Chief Executive
                                       Officer/Director
Douglas W. Scott              59      President and Chief Operating Officer/
                                       Director
Jay C. Leatherman Jr.         61      Vice President, Chief Financial Officer
                                       and Secretary
Richard Anderson              54      Vice President of Research and Development
Peter Cholakis                50      Vice President of Marketing
James Groth (1)(2)            66      Director
Neil R. Gordon (1)(2)         57      Director
Charles R. McCarthy (1)(2)    66      Director
--------------------------------------------------------------------------------


1.Member of Audit Committee.
2.Member of Compensation Committee.



PETER P. PHILDIUS

     Mr. Phildius has been Chairman of the Company's Board of Directors since October 1990 and Chief Executive Officer since July 1996. He has been a general partner in Phildius, Kenyon & Scott ("PK&S") since the firm's founding in 1985. Prior to 1985, Mr. Phildius was an independent consultant and Chairman and co-founder of Nutritional Management, Inc., a company that operates weight loss clinics (1983 - 1985), President and Chief Operating Officer of Delmed, Inc., a medical products company (1982 - 1983), President and Chief Operating Officer of National Medical Care, Inc., a dialysis and medical products company (1979 -
1981), and held a variety of senior management positions with Baxter Laboratories Inc. ("Baxter"), a hospital supply company and the predecessor of Baxter Healthcare Corporation. During the last eight years of his 18 year career at Baxter (1961 - 1979), Mr. Phildius was Group Vice President and President of the Parenteral Division, President of the Artificial Organs Division and President of the Fenwal Division.

DOUGLAS W. SCOTT

     Mr. Scott has been the Chief Operating Officer since July 1996, was the Chief Executive Officer from August 1989 until July 1996 and has been a director of the Company since August 1989. Mr. Scott has been a general partner in PK&S since its founding in 1985. Prior to 1985, Mr. Scott was Executive Vice President of Nutritional Management, Inc. (1983 - 1985); Senior Vice President, Operations of Delmed, Inc. (1982 - 1983); Vice President, Quality Assurance of Frito-Lay, Inc., a consumer products company (1980 - 1982); and held several senior positions at Baxter from 1970 - 1980. The last two of these senior positions at Baxter were General Manager of the Vicra Division and General
Manager of Irish Operations. Mr. Scott is also a director of Candela Corporation, a publicly-traded company in the business of manufacturing and marketing medical lasers. Mr. Scott received an M.B.A. from Harvard Business School.

JAY C. LEATHERMAN, JR.

     Mr. Leatherman has served as the Company's Chief Financial Officer since October 1992 and its Secretary since July 1994. He has over 20 years experience in financial management in the health care field. Mr. Leatherman served as Vice President and Chief Financial Officer of 3030 Park, Inc. and 3030 Park Management Company from 1985 to 1992, responsible for financial, management information services and business development functions for this continuing care retirement complex and management services and consulting company. He served as Director of Finance and Business Services for the Visiting Nurses Association of New Haven, Inc. from 1977 to 1985. In addition, he served in a variety of accounting and financial positions with Westinghouse Electric Corporation from 1969 to 1977. Mr. Leatherman has a Bachelor's Degree in Business Administration from the University of Hawaii.

RICHARD ANDERSON

     Dr. Anderson has served as the Company's Vice President of Research and Development since June 2004. He has over 20 years of experience in product development and corporate management in the medical diagnostics and life sciences industries. He has held technology management positions with Genicon Sciences, Nanogen, Inc. (NGEN-NASDAQ) as vice president of product development and, was a co-founder of Biosite Incorporated (BSTE-NASDAQ), a leading supplier of urine-based rapid drugs-of-abuse tests for the clinical diagnostics market. He has also held research and development positions with Hybritech (acquired by Eli Lilly & Company [LLY-NYSE]) and Miles Laboratories.


PETER CHOLAKIS

     Mr. Cholakis has served as the Company's Vice President of Marketing since February 2004. He has over 20 years of senior marketing experience and is leading Avitar's marketing campaign in penetrating the $1.5 billion drugs-of-abuse market with its point-of-care oral fluid drugs-of-abuse test, ORALscreen(R) Before joining Avitar, Mr. Cholakis worked for VFA, a Boston-based enterprise software and services firm as vice president of marketing. Prior to that, he held key marketing and sales positions in the high technology product and consultative service markets.



JAMES GROTH

     Mr. Groth has served as a director of the Company since January 1990. Mr. Groth has been President of Mountainside Corporation, a provider of corporate sponsored functions, for over the past 15 years.

NEIL R. GORDON

     Mr. Gordon has served as a director since June 1997. He has been President of N.R. Gordon & Company, Inc., a company that provides a broad range of financial consulting services, since 1995. From 1981 to 1995, he was associated with Ekco Group, Inc. and served as its Treasurer from 1987 to 1995. Mr. Gordon has also served as Director of Financing and Accounting for Empire of Carolina, Inc. He received a Bachelor of Science Degree from Pennsylvania State
University. Mr. Gordon is also a director of Datameg Corporation, a publicly-traded company focused on supplying products and related services that support critical network performance requirements in the voice, data and video communications industry.

CHARLES R. MCCARTHY, JR.

     Mr. McCarthy has served as a director since February 1999. He has been counsel in the Washington D.C. law firm, O'Connor & Hannan, since 1993. He is currently a director of Interactive Technology.Com, Limited. Previously, Mr. McCarthy was General Counsel to the National Association of Corporate Directors, served as a trial attorney with the Securities and Exchange Commission, was Blue Sky Securities Commissioner for the District of Columbia and was a law professor teaching securities law topics and served as a Board member of and counsel to a number of public companies over the last 30 years.

Section 16(a) Beneficial Ownership Reporting Compliance.

     Section 16(a) of the Securities Exchange Act ("SEC") of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, the Company believes that, during Fiscal 2005, all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were met.

Code of Ethics

     Avitar has historically operated under informal ethical guidelines, under which the Company's principal executive, financial and accounting officers, are held accountable. In accordance with these guidelines, the Company has always promoted honest, ethical and lawful conduct throughout the organization. The Company adopted a written code of ethics as of June 2004.


                          EXECUTIVE COMPENSATION


     The information in this section concerning compensation options and their related exercise prices are pre-reverse stock split.


Summary Compensation Table. The following table sets forth compensation earned by or paid to the Chief Executive Officer, Chief Operating Officer and other executive officers for Fiscal 2005 and, to the extent required by applicable Commission rules, the preceding two fiscal years.



                                            Annual Compensation              Long-Term
Name/Position                       Year          Salary(1)     Bonus        Compensation Options
Peter P. Phildius                   2005        $200,000          $0           453,600(2)
(Chairman of the Board/             2004        $200,000          $0                 0
Chief Executive Officer)            2003(4)     $171,661          $0                 0
Douglas W. Scott                    2005        $180,000          $0           237,600(2)
(President/                         2004        $180,000          $0                 0
Chief Operating Officer)            2003(4)     $154,500          $0                 0
Jay C. Leatherman, Jr.              2005        $140,000          $0           157,500(2)
(Chief Financial Officer)           2004        $140,000          $0                 0
                                    2003(4)     $120,616          $0                 0
Douglas Lewis                       2005(3)     $      -          $0                 0
(Vice President/President           2004(3)     $      -          $0                 0
  of USDTL)                         2003        $126,000          $0                 0
Richard Anderson                    2005        $140,000          $0                 0
(Vice President of Research         2004(5)     $      -          $0           400,000(6)
  & Development)                    2003        $      -          $0                 0
Peter Cholakis                      2005        $143,747          $0                 0
(Vice President of                  2004(5)     $      -          $0           400,000(7)
  Marketing)                        2003        $      -          $0                 0
David Greaves                       2005        $184,130          $0                 0
(Vice President of Sales)           2004(5)     $      -          $0           400,000(6)
                                    2003        $      -          $0                 0



(1) Does not include amounts reimbursed for business-related expenses incurred by the executive officers on behalf of the Company.

(2) Reflects additional stock options granted to executive officers by the Company's Board of Directors in October 2004.

(3) Resigned on December 1, 2003 as part of the sale of USDTL and therefore did not have any compensation in Fiscal 2005 and had compensation less than $100,000 in Fiscal 2004.

(4)  Reflects temporary salary reductions in effect during Fiscal 2003.

(5)  Compensation was less than $100,000.

(6) Reflects stock options granted to executive officers by the Company's Board of Directors in June 2004.

(7) Reflects stock options granted to executive officers by the Company's Board of Directors in February 2004.

         Stock Option Grants in Last Fiscal Year. Stock options were granted to the following executive officers during Fiscal 2005:

                                            % of Total
                                              Options
                           Options          Granted In       Exercise      Expiration
Name                       Granted          Fiscal Year       Price          Date
----------------------     --------         -----------     ---------     -----------
Peter Phildius             453,600             19.6%           $0.07      10/04/2014
Douglas Scott              237,600             10.3%           $0.07      10/04/2014
Jay Leatherman             157,500              6.8%           $0.07      10/04/2014



     Option Exercises in Last Fiscal Year and Year-Ended Option Values. No stock options or stock appreciation rights were exercised by the executive officers in Fiscal 2005.

    As of September 30, 2005, the executive officers held options as follows, none of which are in the money:

                                            Options                 Value of Options
                                   Total Options  Exercisable   Exercisable    Not Exercisable
      Peter Phildius               2,382,200      1,197,200     $    0        $    0

      Douglas Scott                1,385,600        765,230          0             0
       Jay Leatherman                806,250        392,500          0             0
       Richard Anderson              400,000         80,000          0             0
       Peter Cholakis                400,000         80,000          0             0
       David Greaves                 400,000         80,000          0             0


     Employment Agreements. Messrs. Phildius and Scott are covered by Employment Agreements (the "Employment Agreements") which commenced on May 19, 1995. Pursuant to the Employment Agreements, if Messrs. Phildius and/or Scott are terminated without "Cause" (as such term is defined in the Employment
Agreements) by the Company or if Messrs. Phildius and/or Scott terminate their employment as a result of a breach by the Company of its obligations under such Agreements, he will be entitled to receive his annual base salary ($200,000 for Mr. Phildius and $180,000 for Mr. Scott) for a period of up to 18 months following such termination. In addition, if there is a "Change of Control" of the Company (as such term is defined in the Employment Agreements) and, within two years following such "Change of Control", either of Messrs. Phildius or Scott is terminated without cause by the Company or terminates his employment as a result of a breach by the Company, such executive will be entitled to certain payments and benefits, including the payment, in a lump sum, of an amount equal to up to two times the sum of (i) the executive's annual base salary and (ii) the executive's most recent annual bonus (if any). In addition, pursuant to the Employment Agreements, which have a three-year term (subject to extension), Messrs. Phildius and Scott are each entitled to annual bonus payments of up to $150,000 if the Company achieves certain levels of pre-tax income (as such term is defined in such Agreements) or alternative net income objectives established by the Board of Directors.

     In July 1999, the Company entered into employment agreements with two executives of USDTL. The agreements provide for annual compensation aggregating $226,000 per year, plus cost-of-living increases and bonuses or commissions, as defined. The agreements terminated on December 1, 2003. Expenses under these agreements totaled approximately $0 and $40,800 in 2005 and 2004, respectively.

     Director Compensation. During Fiscal 2005 in accordance with a plan approved by the Company on September 25, 2001, the Company compensated its non-management directors with a $5,000 annual retainer, $1,000 for each board meeting attended and $500 for each committee meeting attended. In addition, a plan approved by the Company on August 3, 2004 provides for each non-management director to be granted options covering 100,000 shares of the Company's common stock upon initial election to the Board and 75,000 shares of the Company's common stock for each year in which he/she was selected to serve as a director.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT


     The following table sets forth the number of shares of the Common Stock (post-reverse stock split) beneficially owned as of May 17, 2006 by (i) each person believed by Avitar to be the beneficial owner of more than 5% of the Common Stock; (ii) each director; (iii) the Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer) who earn over $100,000 a year; and (iv) all directors and executive officers as a group. Beneficial ownership by the stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended. All shares of the Common Stock are owned both of record and beneficially, unless otherwise indicated.

Name and Address of Beneficial Owner (1)            No. Owned             %
-------------------------------------------------------------------------------
Peter P. Phildius (2)(3)(9)(11)                         94,277           2.9
Douglas W. Scott (2)(4)(9)(12)                          65,480           2.3
Phildius, Kenyon & Scott("PK&S") (2)(9)                 34,652             *
Jay C. Leatherman, Jr.(2)(5)                             8,818             *
Richard Anderson (2)(15)                                 1,600             *
Peter Cholakis (2)(16)                                   3,200             *
James Groth (2)(6)(13)                                   5,644             *
Neil R.Gordon (2)(7)                                     6,562             *
Charles R. McCarthy (2)(8)                               7,203             *
David Brown (10)                                       520,277          11.1
Gryphon Master Fund, LP (14)                           236,866           5.1
All directors and executive officers
  as a group (3)(4)(5)(6)(7)(8)(9)(11)
         (12)(13)(15)(16)                              153,332           3.4


* Indicates beneficial ownership of less than one (1%) percent.

(1) Information with respect to holders of more than five (5%) percent of the outstanding shares of the Company's Common Stock was derived from, to the extent available, Schedules 13D and the amendments thereto on file with the Commission and the Company's records regarding stock issuances.

(2) The business address of such persons, for the purpose hereof, is c/o Avitar, Inc., 65 Dan Road, Canton, MA 02021.


(3) Includes 33,362 shares of the Company's Common Stock, options and warrants to purchase 26,263 shares of the Company's Common Stock. Also includes the securities of the Company beneficially owned by PK&S as described below in
     Note 9.

(4) Includes 14,310 shares of the Company's Common Stock and options to purchase 16,518 shares of the Company's Common Stock. Also includes the securities of the Company beneficially owned by PK&S as described below in
     Note 9.

(5) Includes 113 shares of the Company's Common Stock, and options to purchase 8,705 shares of the Company's Common Stock.

(6) Includes 1,494 shares of the Company's Common Stock and options to purchase 4,150 shares of the Company's Common Stock.

(7) Includes 1,852 shares of the Company's Common Stock, warrants to purchase 800 shares of the Company's Common Stock granted to such director under a consulting agreement to provide services to the Company and options to purchase 3,950 shares of the Company's Common Stock.

(8) Includes 3,453 shares of the Common Stock and options to purchase 3,750 shares of the Common Stock.

(9) Represents ownership of 34,652 shares of the Company's Common Stock. PK&S is a partnership of which Mr. Phildius and Mr. Scott are general partners.

(10) The business address for such person is 4101 Evans Avenue, Fort Meyers, FL 33901. Includes 242,277 shares of the Company's Common Stock, warrants to purchase 18,000 shares of the Company's Common Stock and notes convertible into 260,000 shares of the Company's Common Stock.

(11) Does not include 672 shares of the Common Stock owned by Mr. Phildius' wife, all of which he disclaims beneficial ownership.

(12) Does not include 300 shares of the Common Stock owned by Mr. Scott's children, all of which he disclaims beneficial ownership.

(13) Does not include 219 shares of the Company's Common Stock owned by a trust established for Mr. Groth's children, all of which he disclaims beneficial ownership

(14) The business address for such entity is 500 Crescent Court, #270, Dallas, TX 75201. Represents preferred stock convertible into 236,866 shares of the Company's Common Stock, but limited to 9.9% beneficial holding.

(15) Includes options to purchase 1,600 shares of the Company's Common Stock.

(16) Includes options to purchase 3,200 shares of the Company's Common Stock.

Securities authorized for issuance under equity compensation plans.


                                                     Equity Compensation Plan Information
                                                           As of September 30, 2005
                                                           (Pre-reverse stock split)


                                      Number of securities to    Weighted-average       Number of securities
                                   be issued upon exercise    exercise price of      remaining available for
                                    of outstanding options,    outstanding options,   future issuance under
                                     warrants and rights        warrants and rights    equity compensation
                                                                                       plans (excluding
                                                                                     securities reflected in

           Plan category                     (a)                     (b)                    (c)
   ---------------------------------------------------------------------------------------------------------
           Equity compensation plans
           approved by security
           holders                              742,500                  $.41                    107,500
           Equity compensation plans
           not approved by security
           holders                            8,963,250                  $.37                  6,036,750
                     Total                    9,705,750                  $.38                  6,144,250

         See information concerning compensation plans not approved by shareholders in Consolidated Financial Statements, Note 13, Stockholders' Equity, Common Stock Purchase Warrants and Stock Options.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


Market Price Data. The Company's Common Stock is quoted on the Over The Counter Bulletin Board ("OTCBB") under the symbol AVTI.OB From March 6, 2000 until August 26, 2005, the Company's Common Stock had been traded on the American Stock Exchange ("AMEX") under the symbol AVR. The table below sets forth the high and low sales prices for the Company's Common Stock as quoted on AMEX for the periods indicated, except for the last month of the Fourth Quarter of Fiscal 2005 and thereafter as quoted on the OTCBB. All of the price quotes for the quarters are pre-reverse stock split.


                                                        High    Low
         Fiscal 2004
              First Quarter                            .32      .15
              Second Quarter                           .37      .18
              Third Quarter                            .24      .10
              Fourth Quarter                           .14      .08

         Fiscal 2005
              First Quarter                            .21      .06
              Second Quarter                           .16      .08
              Third Quarter                            .11      .05
              Fourth Quarter                           .07      .01


          Fiscal 2006
              First Quarter                            .02      .01



     As of May 5, 2006 the last sales price for the Company's Common Stock was $.27 per share after the 1-for-50 reverse stock split that was effective 5:00 p.m. on February 17, 2006.

Fiscal 2006 (Post Reverse Stock Split)
         Second Quarter (January to March 2006)               1.00       .40

     Holders. The Company had approximately 350 owners of record and, it believes, in excess of 9,000 beneficial owners of the Company's Common Stock as of May 17, 2006.


     Dividends. Since its inception, the Company has not paid or declared any cash dividends on its Common Stock. The Company intends to retain future earnings, if any, that may be generated from its operations to help finance the operations and expansion of the Company and accordingly does not plan, for the reasonably foreseeable future, to pay cash dividends to holders of its Common Stock. Any decisions as to the future payment of dividends will depend on the earnings, if any, and financial position of the Company and such other factors as its Board of Directors may deem relevant.

     Securities authorized for issuance under equity compensation plans. See Equity Compensation Plan Information in Item 11, Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, below.

     Issuances of securities without registration during the fourth quarter of Fiscal 2005. During the quarter ended September 30, 2005 the Company issued 8,923,889 shares of common stock to holders of Series A Redeemable Convertible Preferred Stock upon the conversion of their preferred stock and the payment of related dividends. The Company also issued 8,410,653 shares of common stock to holders of Series E Redeemable Convertible Preferred Stock upon the conversion of their preferred stock. The exemption for registration of these securities is based upon Section 4(2) of the Securities Act because the issuances were made to accredited investors in private placements.

                              SELLING STOCKHOLDERS

     The 28,000,000 shares of common stock offered herein are reserved for possible issuance upon conversion of $3 million of convertible notes and $780,000 Series E convertible preferred stock.

     The conversion rights and warrants related to the $3 million of convertible notes were granted in a private placement pursuant to a Securities Purchase Agreement and related agreements entered into with the entities listed below on September 23, 2005 and amended on May 4, 2006.


     The securities issued in the September 2005 private placement (with the final closing on May 4, 2006) are $3 million of 8% Secured Convertible Notes and Warrants to purchase 3 million shares of the Company's common stock in exchange for gross proceeds of $3 million, of which $1 million (less $50,000 withheld for expenses related to the transaction)was paid in the first closing on September 23, 2005. A second tranche of $1 million was paid on October 21, 2005. One-half of the third tranche ($500,000) was paid on February 14, 2006 and the balance of the third tranche of $500,000 was paid by May 4, 2006. The Notes are convertible into common stock at 65% of the average of the three (3) lowest intraday trading prices for the twenty (20) trading days immediately prior to the notice of conversion and the Warrants are exercisable at $1.25 per share.

     (Originally, the September 2005 private placement provided for the issuance of Warrants to purchase up to 6 million shares exercisable at $0.25 per share, which were reduced to 120,000 shares exercisable at $12.50 per share as a result of the 50-to-1 reverse stock split effective February 17, 2006. However, on May 4, 2006 the final funding of the $3,000,000 private placement was completed without an effective registration statement, which was a condition to such final funding. As part of the final funding, all the earlier Warrants were cancelled and replaced with the currently outstanding Warrants to purchase up to 3 million shares exercisable at $1.25 per share.)


     Absent registration under the Securities Act, the shares of common stock offered herein are subject to certain limitations on resale. The Registration Statement of which this Prospectus forms a part has been filed in satisfaction of certain registration rights we granted to the entities listed below. The following table assumes that the entities listed below will sell all of the common stock offered herein set forth opposite their respective names. However, the entities listed below may sell only a portion or may sell none of the shares set forth opposite their names.

     In the information immediately following this table and footnotes, we describe each selling shareholder's relationship to the Company and how each selling shareholder acquired rights to the shares to be sold in this offering.


                                      Common Shares                                 Common Shares
                                    Beneficially Owned                           Beneficially Owned
                                        Prior to the           Number of        After the  Offering
                                        Offering (1)        Shares to be Sold   ____________________
                          Number        Percent                in the           Number of    Percent
                       of Shares       of Class(5)           Offering (2)(3)    Shares      of Class
                         --------       --------             ---------          -------     --------
AJW
Partners, LLC            185,187 (4)        * %             2,806,000           185,187       *%

AJW Offshore,
Ltd.                     795,393 (4)      2.61%            12,052,000           795,393       2.61%

AJW Qualified
Partners, LLC            516,095 (4)      1.70%             7,820,000           516,095       1.70%

New Millennium
Capital Partners
II, LLC                   21,251 (4)        * %               322,000            21,251       *%

Cornell
Capital
Partners, L.P.           470,175 (6)      4.99%             5,000,000 (7)        3,000(8)     *%
----------------------------------------------------------------------------------------------------
Grand Total     .                                          28,000,000          1,520,926      4.31%

(1) Shares beneficially held as of May 17, 2006 to the knowledge of the Company. These shares are underlying the Convertible Notes and Warrants issuable pursuant to the Securities Purchase Agreement entered into on September 23, 2005 and amended on May 4, 2006 between all the above- listed entities (the "Purchasers") [other than Cornell Capital Partners, L.P.] and Avitar. The Notes are convertible into common stock at 65% of the average of the three lowest trading prices for the twenty (20) trading days immediately prior to the notice of conversion, subject to adjustments; but all limited to issuance of shares of no more than 4.99% beneficial ownership pursuant to the Securities Purchase Agreement. The number of shares registered reflects the effect of the one-for-fifty Reverse Stock Split (effective 5 P.M., February 17, 2006).

(2) Based upon recent market prices, shares underlying the Convertible Notes issuable pursuant to the Securities Purchase Agreement entered into on September 23, 2005 and amended on May 4, 2006 between Avitar and the above-listed Purchasers, but adjusted for the one-for-fifty Reverse Stock Split (effective 5 P.M., February 17, 2006).

(3) Registered shares include additional shares to be issued based on a good faith estimate of the number of shares issuable upon conversion of the secured convertible notes. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to each conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time.
     Under the terms of the secured convertible notes, for purposes of determining the total number of shares to be included in this registration statement, we could be required to multiply by two the number of shares issuable upon conversion of the convertible notes; but the investors agreed with the Company to limit the number of registrable shares based upon the good faith estimate of the number of shares upon conversions.


(4) These selling stockholders [other than Cornell Capital Partners, L.P.] are affiliates of each other by reason of common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control, through Mr. Ribotsky, over the shares listed above owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control, through Mr. Ribotsky, over the shares owned by AJW Offshore, Ltd. AJW Qualified
     Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control, through Messrs. Ribotsky and Groveman, over the shares listed above owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control, through Mr. Ribotsky, over the shares owned by New Millennium Capital Partners II, LLC. The selling stockholders have advised us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers. The shares related to warrants for each of the Selling Stockholders are as follows: AJW Partners, LLC: 366,000; AJW Offshore,
     Ltd.: 1,572,000; AJW Qualified Partners, LLC: 1,020,000; New Millenium Capital Partners II, LLC: 42,000; but none of the shares related to these warrants are registered under this Registration Statement.


(5) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table. The percentage of shares owned by each is based on a total outstanding number of 4,419,344 as of May 17, 2006.

(6) The shares beneficially held by Cornell Capital Partners, L.P. prior to the offering were calculated as follows (all post-reverse stock split):

       Warrants issued in April and June 2005                        3,000
       Shares Being Registered                                   5,000,000
       Outstanding Shares                                        4,419,344
                                                                 ---------
       Total                                                     9,422,344
  Allowable Ownership (4.99% of 9,422,344 )                        470,175


(7) Shares underlying $780,000 Series E Convertible Preferred Stock (based upon recent market conversion prices). Avitar committed to issue the $780,000 Series E Convertible Preferred Stock to Cornell Capital Partners, L.P. pursuant to two Securities Purchase Agreements delivered on April 19, 2005 and June 3, 2005 as part of a private placement in exchange for total gross proceeds of $780,000 ($375,000 of which was paid on June 3, 2005 and $375,000 was paid at a second closing within 30 days). The net proceeds of the two above-referenced Securities Purchase Agreements delivered in April and June 2005 were $1,335,000. The Series E Convertible Preferred Stock are convertible into common stock at the lesser of $0.08 per share and 80% of the average of the three (3) lowest closing bid prices for the ten (10) trading days immediately prior to the notice of conversion, subject to adjustments and automatically convert on the second anniversary date of the first issuance of Series E Convertible Preferred Stock, April 19, 2007, together with dividends at 5% per annum that may be paid by issuance of stock; but all limited to issuance of shares of no more than 4.99% beneficial ownership pursuant to the Securities Purchase Agreements between the Company and Cornell Capital Partners, L.P. and any shares issued for dividends of Series E Convertible Preferred Stock are not registered under this Registration Statement. Yorkville Advisors, LLC is the general partner of Cornell Capital Partners. As general partner, Yorkville Advisors, LLC controls and makes all investment decisions for Cornell Capital Partners. Mark Angelo, the managing member of Yorkville Advisors, LLC, makes the investment decisions on behalf of and controls Yorkville Advisors, LLC.

(8)  Warrants issued in April and June 2005 3,000


* Less than one percent (1%).



SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH AVITAR

The following is a description of the selling shareholders relationship to us and how each selling shareholder acquired the shares to be sold in this offering:

On September 23, 2005, we entered into a securities purchase agreement with four investment funds, which are all of the selling shareholders other than Cornell Capital Partners, L.P., for the sale in three installments of an aggregate of $3,000,000 in secured convertible notes (the "Notes") and five-year warrants to purchase 6,000,000 shares of our common stock at $0.25 per Share (120,000 shares at $12.50 per share post-Reverse Stock Split). We received the first installment of $1,000,000 (less $50,000 withheld for expenses related to the transaction)and issued warrants to purchase an aggregate of 2,000,000 shares of our common stock on September 23, 2005. Under our agreement with these investors, additional funds in the amount of $1,000,000 were advanced on October 21, 2005, within two days of the filing date of a registration statement related to shares underlying the Notes and Warrants. The third tranche was to be advanced at the latest upon effectiveness of a registration statement. One-half of the third tranche ($500,000) was paid on February 14, 2006, the day after the Company had filed a registration statement on Form SB-2. However, the registration statement, even after amendments, did not become effective and was withdrawn on April 18, 2006. On May 4, 2006, although there still was no effective registration statement, the investors agreed to fund the remainder of the $3,000,000 and the outstanding warrants were cancelled and replaced by 3 million warrants exercisable for 7 years at $1.25 per share.

The Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock at any time, at the investors' option, at a price per share equal to 65% of the average of the three lowest intraday trading prices for the Common Stock on the Over-The-Counter Bulletin Board for the 20 trading days ending the day before the conversion date. We have the right to prepay the Notes under certain circumstances at a premium ranging from 25% to 50% depending on the timing of such prepayment. We have granted the investors a security interest in substantially all of our assets. We agreed to file the registration statement of which this prospectus forms a part for the purpose of registering the shares issuable upon conversion of the Notes and exercise of the related warrants. Since we did not have a registration statement registering the shares underlying the Notes and Warrants declared effective on or before January 23, 2006, we may be obligated to pay liquidated damages in the amount of 2.0% per month of the face amount of the issued and outstanding secured convertible notes outstanding, which now equals $60,000, until the registration statement is declared effective. In addition, when the registration statement was not declared effective by February 7, 2006, we could have been in default under the Notes. However, the purchasers of the Notes have agreed that all liquidated damages and defaults related to our failure to have the registration statement declared effective by those dates will not apply provided that the registration statement is declared effective by June 30, 2006 and the investors agreed that the 3 million shares underlying the warrants were not registered at this time. At our option, these liquidated damages, if and when payable, can be paid in cash or restricted shares of our common stock.

The investors may exercise the warrants on a cashless basis if the shares underlying the warrants are not then registered. In the event of a cashless exercise, we will not receive any proceeds. The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

None of the selling shareholders has held a position or office, or had any other material relationship, with the Company.



SHARES ACQUIRED BY CORNELL CAPITAL PARTNERS, L.P. IN FINANCING TRANSACTIONS WITH AVITAR


- CORNELL CAPITAL PARTNERS, LP. Cornell Capital Partners, LP is the investor under the Securities Purchase Agreements in April and June 2005 and a holder of the Series E Convertible Preferred Stock and related Warrants. Yorkville Advisors, LLC is the general partner of Cornell Capital Partners. As general partner, Yorkville Advisors, LLC controls and makes all investment decisions for Cornell Capital Partners. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Avitar. Those transactions are explained below. Cornell Capital Partners, LP has advised us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.


-    SECURITIES  PURCHASE  AGREEMENT.  On  June  3,  2005,  we  entered  into  a
     Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, we issued $750,000 of the Company's Series E Convertible Preferred Stock and Warrants to purchase 75,000 shares of the Company's common stock in exchange for gross proceeds of $750,000, of which $375,000 was paid in the first closing and a second tranche of $375,000 was paid at the second closing within 30 days. The $750,000 Series E Convertible Preferred Stock are convertible into common stock at the lesser of $0.08 per share or 80% of the average of the three (3) lowest closing bid prices for the ten (10) trading days immediately prior to the notice of conversion, subject to adjustments and limitations, and the Warrants are exercisable at $0.084 per share. On April 19, 2005, we previously entered into a similar Securities Purchase Agreement with Cornell Capital Partners covering $750,000 of the Company's Series E Convertible Preferred Stock and Warrants to purchase 75,000 shares of the Company's common stock in exchange for gross proceeds of $750,000. The securities involved in these earlier transactions were registered for resale under Registration Statements on Form S-3 that became effective on July 14, 2005 and May 20,2005.

     The Series E Convertible Preferred Stock has a potential approximate two-year term accruing dividends at 5% per year until automatic conversion on its second anniversary date, April 19, 2007. If Cornell Capital Partners chooses to have dividends be payable in common stock of the Company, rather than cash, this could have a further dilutive impact on our stockholders and could cause our stock price to decline. At maturity, the Series E Convertible Preferred Stock will automatically convert into shares of common stock at the then market conversion price. We are registering 1,950,000 shares of common stock under this prospectus based on recent market conversion prices under the Series E Convertible Preferred Stock; however, none of the shares registered under this Registration Statement are shares that may be issued for dividends of Series E Convertible Preferred Stock.



         Material Relationships With Cornell Capital Partners, LP.

     The Company and Cornell Capital Partners, LP. ("Cornell") first created a material relationship in February 2005 when they entered into a Standby Equity Distribution Agreement ("SEDA"). Under the SEDA, Cornell committed to provide the Company up to $10 million in $250,000 tranches at any time over a 24-month period. The initial fees paid to Cornell and to its placement agent for the SEDA were 1,075,732 shares of common stock valued at $125,000. However, prior to entering into the first Securities Purchase Agreement for the sale of the Series E Preferred Stock, the Company entered into a Termination Agreement terminating the SEDA so that none of the parties have any rights or obligations with respect to the SEDA.

     After the SEDA was terminated, the Company in April and June 2005 entered into the Securities Purchase Agreements for the sale to Cornell of an aggregate of $1.5 million of Series E Redeemable Convertible Preferred Stock. The Series E Preferred Stock transactions with Cornell are not part of the terminated SEDA. The Company raised net proceeds of approximately $1,335,000 from the sale of Series E Redeemable Convertible Preferred Stock with a face value of $1,500,000 and Warrants to purchase 3,000 shares (post-reverse stock split) of the Company's common stock. The shares of Series E Preferred Stock are convertible into common stock at the lesser of $4.00 per share (post-reverse stock split) or 80% of the average of the three lowest closing bid prices for the ten trading days immediately prior to the notice of conversion, subject to adjustments and limitations, and any remaining unconverted shares of Series E Preferred Stock are to be automatically converted into common stock on April 22, 2007 (the second anniversary of the first issuance of Series E Preferred Stock). The Warrants are exercisable at $4.20 per share (post-reverse stock split) for a period of three years.

     Pursuant to Registration Rights Agreements with Cornell, 30,000,000 shares of common stock (pre-reverse stock split) were registered for resale under Registration Statements effective in May and July 2005. Soon after these registration statements became effective, all of these shares were sold by Cornell after converting approximately $720,000 of the Series E Preferred Stock. The additional 5,000,000 shares of common stock (post-reverse stock split), underlying the remaining $780,000 of Series E Preferred Stock held by Cornell, were registered for resale by Cornell under the Registration Statement of which this prospectus is a part.

     The Company may elect -- and has plans -- to establish a SEDA in the future. If the Company does elect to establish a SEDA in the future and chooses to establish the SEDA with Cornell, Cornell has agreed in the Termination Agreement to apply the fees paid in the terminated SEDA to the fees payable in any future SEDA with the Company. Further, if the Company in the future requests a SEDA with Cornell on terms identical to those in the terminated SEDA, then Cornell may enter into the new SEDA within 90 days after all amounts due under the April 2005 Securities Purchase Agreement have been fully satisfied (probably by conversion of the Series E Preferred Stock into common stock) or, if Cornell elects not to enter into the new SEDA on identical terms, it would be required to refund to the Company the fees that were paid to Cornell for the terminated SEDA. This arrangement relates only to fees in any future SEDA between the Company and Cornell and is intended to avoid any double billing of fees by Cornell in any future SEDA.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PK&S, a 1.8 % beneficial owner of the Company, provided consulting services to the Company from September 1989 to May 1995. On May 28, 1992, the Company entered into a written consulting agreement with PK&S, which reflected the provisions of a previous oral agreement approved by the Company's Board of Directors in October 1990. Pursuant to its arrangement with the Company, PK&S provided the services of each of Messrs. Phildius and Scott to the Company.

     On May 19, 1995, the Company's Consulting Agreement ended and was replaced by the Employment Agreements with Messrs. Phildius and Scott (See "Employment Agreements"). As requested by Messrs. Phildius and Scott and approved by the Company's Board of Directors, the salary and benefits provided under the Employment Agreements will be paid directly to PK&S. Under the terms of the current employment agreements with Peter Phildius and Douglas Scott described above, the Company pays their salaries and related expenses directly to PK&S. The aggregate of salaries, fringe benefits and reimbursement of expenses paid to PK&S by the Company on behalf of Messrs. Phildius and Scott for fiscal years 2005 and 2004 totaled $414,709 and $420,103 respectively.

                            DESCRIPTION OF SECURITIES



The following description of our capital stock and provisions of our certificate of incorporation and bylaws, each as amended, is only a summary. You should also refer to the copies of our articles of incorporation and bylaws which are incorporated as exhibits to our Annual Report on 10-KSB for the fiscal year ended September 30, 2005 and the subsequent Current Report on Form 8-K filed on February 23, 2006. Unless otherwise noted, references to number of shares are post-the reverse stock split that was effective at 5:00 p.m. on February 17, 2006. Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock $0.001 par value per share. As of May 17, 2006, there were 4,419,344 shares of common stock issued and outstanding and 5,689 shares of preferred stock issued and outstanding.



Common Stock



We are authorized to issue 100,000,000 shares of common stock of which as of May 8, 2006, 4,413,259 shares are issued and outstanding. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future without further stockholder approval.



Preferred Stock

Our board of directors is authorized, without further stockholder approval, to issue from time to time up to a total of 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. As of May 17, 2006, there were outstanding:

     o    5,689 shares of Series B Preferred Stock,
     o 775,649 shares of Series E Redeemable Convertible Preferred Stock ($775,649 face value),
     o    28,608 shares of Series C Convertible Preferred Stock, and
     o 2,000 shares of 6% Convertible Preferred Stock ($2,000,000 face value).

In the aggregate, these preferred shares are convertible into approximately 5,900,000 shares of common stock.



Warrants


In summary and in the aggregate, as of May 5, 2006, there were outstanding Warrants to acquire approximately 3,393,191 shares as detailed below

Warrants to acquire 1,100 shares that expire in 2006 and that are currently exercisable at $35.50 to $39.50 per share.

Warrants to acquire 14,000 shares that expire in 2007 and that are currently exercisable at $42.50 per share.

Warrants to acquire 13,500 shares that expire in 2007 and that are currently exercisable at $15.50 per share.

Warrants to acquire 4,260 shares that expire in 2006 and that are currently exercisable at $0.50 to $12.50 per share.

Warrants to acquire 86,539 shares that expire in 2005 to 2007 and that are currently exercisable at $10.00 to $15.00 per share.

Warrants to acquire 2,000 shares that expire in 2006 and that are currently exercisable at $10.00 per share.

Warrants to acquire 30,000 shares that expire in 2013 and that are currently exercisable at $10.00 per share.

Warrants to acquire 4,500 shares that expire in 2009 and that are currently exercisable at $4.75 to $6.30 per share.

Warrants to acquire 2,700 shares that expire in 2009 and that are currently exercisable at $4.75 to $6.30 per share.

Warrants to acquire 15,000 shares that expire in 2008 to 2009 and that are currently exercisable at $4.20 to $6.30 per share.

Warrants to acquire 1,542 shares that expire in 2009 and that are currently exercisable at $6.30 per share.

Warrants to acquire 58,000 shares that expire in 2008 to 2010 and that are currently exercisable at $1.65 to $12.50 per share.

Warrants to acquire 160,000 shares that expire in 2010 to 2011 and that are currently exercisable at $12.50 per share.

Warrants to acquire 3,000,000 shares that expire in 2013 and that are currently exercisable at $1.25 per share.




Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004.

                              PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the named selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the common stock by one or more of the following methods, without limitation:

     o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

     o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

     o    Privately negotiated transactions;

     o    In connection with short sales of company shares;

     o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

     o    By pledge to secure debts of other obligations;

     o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

     o    Purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account; or

     o    In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-ealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock will be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers are deemed to be underwriters under the Securities Act while affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer the common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus. The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation
M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and o the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The issued and outstanding common stock, as well as the common stock to be issued offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued or to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

                                  LEGAL MATTERS

     The validity of the common stock has been passed upon by Dolgenos Newman & Cronin LLP, New York, New York.

                                     EXPERTS

The financial statements as of September 30, 2005 and for the two years in the period then ended in this Registration Statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and the rights of our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   AVITAR INC.

                          INDEX TO FINANCIAL STATEMENTS

                        Consolidated Financial Statements
                     Years Ended September 30, 2005 and 2004


Avitar, Inc. and Subsidiaries

                                    Contents




Report of independent registered public accounting firm                      F-2

Consolidated financial statements:

   Balance sheet                                                      F-3 to F-4

   Statements of operations                                                  F-5

   Statements of stockholders' deficit                                       F-6

   Statements of cash flows                                           F-7 to F-9

   Notes to consolidated financial statements                       F-10 to F-41



Consolidated  financial  statements  for the  quarter and six months
  ended  March  31, 2006 (Unaudited)                                F-42 to F-52

   Balance sheet                                                            F-42

   Statements of operations                                                 F-43

   Statements of stockholders' deficit                                      F-44

   Statements of cash flows                                                 F-45

   Notes to consolidated financial statements                               F-46

                                Avitar, Inc. and
                                  Subsidiaries










                        Consolidated Financial Statements
                     Years Ended September 30, 2005 and 2004

                          Avitar, Inc. and Subsidiaries

                                    Contents




Report of independent registered public accounting firm                      F-2

Consolidated financial statements:

   Balance sheet                                                      F-3 to F-4

   Statements of operations                                                  F-5

   Statements of stockholders' deficit                                       F-6

   Statements of cash flows                                           F-7 to F-9

   Notes to consolidated financial statements                       F-10 to F-41

             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Stockholders
Avitar, Inc.

We have audited the accompanying consolidated balance sheet of Avitar, Inc. and subsidiaries as of September 30, 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended September 30, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board ("United States"). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avitar, Inc. and subsidiaries as of September 30, 2005, and the results of their operations and their cash flows for each of the two years in the period ended September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company has restated its statement of stockholders' deficit as of September 30, 2003 and 2004 and for the year ended September 30, 2004 and its statement of operations for the year ended September 30, 2004.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has working capital and stockholder deficits as of September 30, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ BDO Seidman, LLP

Boston, Massachusetts
January 20, 2006

                          Avitar, Inc. and Subsidiaries

                           Consolidated Balance Sheet





September 30,                                                      2005
----------------------------------------------------------------------------

Assets

Current:
   Cash and cash equivalents                                     $400,363
   Accounts receivable, less allowance for doubtful
     accounts of $12,000 (Note 15)                                578,131
   Inventories (Note 4)                                           374,916
   Prepaid expenses and other current assets (including
    related party receivables of $5,300)                          203,390
----------------------------------------------------------------------------

     Total current assets                                       1,556,800

Property and equipment, net (Note 5)                              302,734

Goodwill (Note 6)                                                 138,120

Other assets, net (Notes 7)                                       429,954
----------------------------------------------------------------------------

                                                            $   2,427,608
============================================================================



See accompanying notes to consolidated financial statements.

                          Avitar, Inc. and Subsidiaries

                           Consolidated Balance Sheet


September 30,                                                                                   2005
----------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Deficit

Current liabilities:
   Notes payable (Note 8)                                                               $    309,013
   Convertible notes payable (Note 8)                                                        567,271
   Accounts payable (including $76,000 due to related parties) (Note 19)                     574,595
   Accrued expenses                                                                          832,959
   Deferred revenue                                                                           16,250
   Current portion of deferred lessor incentive (Note 10)                                     13,400
   Fair value of warrants (Note 13)                                                          116,151
   Fair value of embedded derivatives                                                        526,800
----------------------------------------------------------------------------------------------------

     Total current liabilities                                                             2,956,439

Convertible notes payable (Note 9)                                                           681,596

Deferred lessor incentive, less current portion (Note 10)                                     50,250


     Total liabilities                                                                     3,688,285

 Redeemable convertible preferred stock and convertible
   preferred stock (Note 11)                                                               3,345,000

 Commitments (Notes 12 and 13)

  Stockholders' deficit (Note 13):
   Series B convertible preferred stock, $.01 par value; authorized 5,000,000 shares;
     5,689 shares issued and outstanding, with aggregate liquidation value -
     Series B - $9,262                                                                            58
   Common stock, $.01 par value; authorized 300,000,000 shares; 190,659,393 shares
     issued and outstanding                                                                1,906,594
   Additional paid-in capital                                                             46,992,195
   Accumulated deficit                                                                  (53,504,524)
----------------------------------------------------------------------------------------------------

     Total stockholders' deficit                                                         (4,605,677)
----------------------------------------------------------------------------------------------------

                                                                                        $  2,427,608
====================================================================================================


See accompanying notes to consolidated financial statements.

                          Avitar, Inc. and Subsidiaries


                      Consolidated Statements of Operations


Years ended September 30,                                            2005             2004
                                                                                (as restated)

Sales (Note 15)                                                   $ 4,508,914    $ 4,048,547
---------------------------------------------------------------------------------------------
Operating expenses:
   Cost of sales                                                    3,182,774      2,713,128
   Selling, general and administrative (Note 18)                    4,329,331      3,400,770
   Research and development                                           724,254        564,831
   Goodwill impairment (Note 6)
                                                                      100,000              -
---------------------------------------------------------------------------------------------
     Total operating expenses                                       8,426,359      6,678,729
---------------------------------------------------------------------------------------------

     Loss from operations                                          (3,827,445)    (2,630,182)
---------------------------------------------------------------------------------------------
Other income (expense):

   Interest expense and financing costs (includes $ 2,398 and $ 6,980 to related parties in 2005 and 2004, respectively)
     (Notes 8 and 16)                                                (223,864)      (330,298)
   Other income, net                                                1,618,152        561,370
---------------------------------------------------------------------------------------------

     Total other income (expense), net                              1,394,288        231,072
---------------------------------------------------------------------------------------------
Loss from continuing operations                                    (2,433,157)    (2,399,110)
---------------------------------------------------------------------------------------------
Discontinued operations (Notes 3 and 6):
    Income from operations of USDTL                                         -          4,447
    Loss from disposal of discontinued operations                           -        (17,235)
---------------------------------------------------------------------------------------------
     Loss from discontinued operations                                      -        (12,788)
---------------------------------------------------------------------------------------------
Net loss                                                          $(2,433,157)   $(2,411,898)
---------------------------------------------------------------------------------------------
Preferred stock dividends                                            (197,831)      (145,579)
Deemed dividends in connection with preferred stock sales          (2,145,260)    (1,715,000)
Net loss attributable to common shareholders                      $(4,776,248)   $(4,272,477)
=============================================================================================
Basic and diluted loss per share from continuing
      operations  (Note 13)                                             $(.03)        $ (.04)
---------------------------------------------------------------------------------------------
Basic and diluted net loss per share (Note 13)                          $(.03)        $ (.04)
=============================================================================================


See accompanying notes to consolidated financial statement

                          Avitar, Inc. and Subsidiaries
                Consolidated Statements of Stockholders' Deficit
                                      (Note 13)


                                                                                                                        Additional
                                                                      Preferred Stock              Common Stock           Paid-in
Years ended September 30, 2005 and 2004                             Shares      Amount         Shares       Amount        Capital
------------------------------------------------------------------------------------------------------------------------------------
Balance at September 30, 2003 (As previously reported)             137,302       $1,372    88,868,196      $888,682     $46,093,947
Adjustment (Note 1)                                                (35,941)        (359)            -             -      (1,207,476)
Balance at September 30, 2003 (As restated)                        101,261      $ 1,013    88,868,196      $888,682     $44,886,471
   Sale of common stock                                                  -            -        36,156           362           4,544
   Sale of preferred stock and warrants, net of expenses               250            3             -             -         771,621
   Conversion of Series A, Series B, Series D, 8% redeemable
     preferred   stock into common stock                           (94,322)        (943)   21,074,721       210,748         729,147
   Exercise of warrants                                                  -            -    11,903,844       119,038        (119,038)
   Payment of preferred stock dividend, Series A preferred stock         -            -        85,848           858           6,237
   Payment of preferred stock dividend, 6% preferred stock               -            -                         -                 -
   Issuance of common stock for interest on long-term debt               -            -     1,149,400        11,494         147,515
   Net loss                                                              -            -             -             -               -
------------------------------------------------------------------------------------------------------------------------------------
Balance at September 30, 2004 (As restated)                          7,189      $    73   123,118,165    $1,231,182     $46,426,497
------------------------------------------------------------------------------------------------------------------------------------
   Sale of common stock                                                  -            -        71,025           710           4,515
   Conversion of Series A convertible preferred stock into common
     stock                                                          (1,500)         (15)   17,173,239       171,732        (171,717)
   Conversion of Series A redeemable convertible preferred stock
       into common stock                                                                   35,813,659       358,137       2,177,910
    Conversion of Series E redeemable convertible preferred stock
       into common stock                                                                   12,319,680       123,197         593,970
   Payment of preferred stock dividend, Series A preferred stock         -            -     1,087,893        10,879          60,500
   Accretion of mandatorily redeemable preferred stock                                                                   (2,213,723)
   Common stock issued to establish equity credit line                                      1,075,732        10,757         114,243
   Net loss                                                              -            -             -             -               -
------------------------------------------------------------------------------------------------------------------------------------
Balance at September 30, 2005                                        5,689      $    58   190,659,393    $1,906,594     $46,992,195

                          Avitar, Inc. and Subsidiaries
                Consolidated Statements of Stockholders' Deficit
                                      (Note 13)(Continued)


                                                                                             Total
                                                                       Accumulated       Stockholders'
Years ended September 30, 2005 and 2004                                  Deficit            Deficit
------------------------------------------------------------------------------------------------------
Balance at September 30, 2003 (As previously reported)                 $(48,564,885)      $(1,580,884)
Adjustment (Note 1)                                                               -        (1,207,835)
Balance at September 30, 2003 (As restated)                            $(48,564,885)      $(2,788,719)
   Sale of common stock                                                           -             4,906
   Sale of preferred stock and warrants, net of expenses                          -           771,624
   Conversion of Series A, Series B, Series D, 8% redeemable
     preferred   stock into common stock                                          -           938,953
   Exercise of warrants                                                           -                 -
   Payment of preferred stock dividend, Series A preferred stock             (7,095)                -
   Payment of preferred stock dividend, 6% preferred stock                  (16,110)          (16,110)
   Issuance of common stock for interest on long-term debt                        -           159,009
------------------------------------------------------------------------------------------------------
   Net loss                                                              (2,411,898)       (2,411,898)
------------------------------------------------------------------------------------------------------
Balance at September 30, 2004 (As restated)                            $(50,999,988)     $(3,342,235)
------------------------------------------------------------------------------------------------------
   Sale of common stock                                                           -            5,225
   Conversion of Series A convertible preferred stock into common
     stock                                                                        -                -
   Conversion of Series A redeemable convertible preferred stock
       into common stock                                                       -          2,536,047
    Conversion of Series E redeemable convertible preferred stock
       into common stock                                                       -             717,167
   Payment of preferred stock dividend, Series A preferred stock         (71,379)                  -
   Accretion of mandatorily redeemable preferred stock                                   (2,213,723)
   Common stock issued to establish equity credit line                                      125,000
----------------------------------------------------------------------------------------------------
   Net loss                                                           (2,433,157)        (2,433,157)
----------------------------------------------------------------------------------------------------
Balance at September 30, 2005                                       $(53,504,524)       $(4,605,677)

                          Avitar, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows

Years ended September 30,                                                           2005                2004
                                                                                                    (as restated)
----------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                                  $  (2,433,157)        $ (2,411,898)
   Adjustments to reconcile net loss to net cash used in
    operating activities:
       Loss from disposal of discontinued operation                                      -               17,235
     Depreciation and amortization                                                 147,376              116,230
      Amortization of debt discount and deferred financing costs                   147,827              101,084
     Amortization of deferred rent expense and deferred lessor
          incentive                                                                 90,225              124,766
     Goodwill impairment                                                           100,000                    -
     Income from changes in value of embedded derivatives and warrants          (1,617,599)            (556,862)
     Common stock and warrants for interest on short-term and
          long-term debt                                                                 -              114,236
     Loss on the extinguishment of long-term debt                                        -               66,000
     Changes in operating assets and liabilities:
       Accounts receivable                                                          57,606             (118,176)
       Inventories                                                                 (26,063)             (98,925)
       Prepaid expenses and other current assets                                   (28,910)             (46,199)
       Other assets                                                               (142,698)               1,707
       Accounts payable and accrued expenses                                      (259,245)            (884,309)
----------------------------------------------------------------------------------------------------------------
       Deferred revenue                                                           (176,250)             (20,250)

         Net cash used in operating activities                                  (4,140,888)          (3,595,361)
----------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Purchases of property and equipment                                             (76,518)            (159,466)
   Proceeds from the sale of USDTL                                                       -              500,000


         Net cash provided by (used in) investing activities                       (76,518)             340,534
----------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Repayment of short-term debt                                                   (150,018)            (140,233)
   Repayments of notes payable and long-term debt                                        -              (11,279)
   Proceeds from short-term debt                                                   261,411
----------------------------------------------------------------------------------------------------------------
   Proceeds from the issuance of convertible short-term debt and warrants          650,000
   Net proceeds from the issuance of convertible long-term debt and warrants       850,000
   Sales of preferred stock, common stock and warrants                           2,497,500            2,800,406
   Payment of preferred stock dividend                                                   -              (16,110)

         Net cash provided by financing activities                               4,108,893            2,632,784
----------------------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                                         (108,513)            (622,043)

Cash and cash equivalents, beginning of year                                       508,876            1,130,919
----------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                                       $     400,363         $    508,876
----------------------------------------------------------------------------------------------------------------

                          Avitar, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows
                                   (Concluded)


Years ended September 30,                                                           2005                 2004
-----------------------------------------------------------------------------------------------------------------
Supplemental disclosures of cash flow information:
   Cash paid during the year for:
     Interest                                                                $  47,682         $   10,843
Supplemental schedule of noncash investing and
  financing activities:

During 2005, 2,093 shares of Series A redeemable convertible preferred stock were converted into 35,813,659 shares of common stock.

During 2005, 1500 shares of Series A convertible preferred stock
      Were converted into 17,173,239 shares of common
      Stock.

During 2005, 1,087,893 shares of common stock were issued as payment of dividends for Series A convertible and redeemable convertible preferred stock.

During 2005, 500,000 shares of Series E redeemable convertible preferred stock were converted into 12,319,680 shares of common stock

During 2005, 1,075,732 shares of common stock were issued as payment of investor and placement agent fees in connection
      with SEDA financing.                                                   $ 125,000         $   32,802



During 2005, lessor provided the Company with leasehold
     improvements of $67,000 as an incentive to renew the lease
     for the facility at Canton, MA.                                         $  67,000         $ 125,000


Years ended September 30,                                                           2005                 2004
------------------------------------------------------------------------------------------------------------------
During 2004, 1,149,400 shares of common stock were issued
          for interest on long-term debt, of which 497,473 shares were payment of accrued interest of $44,773.

During 2004, 700 shares of 8% redeemable convertible preferred
           stock were converted into 4,666,667 shares of common stock                               $1,250,000

During 2004, $1,250,000 of long-term debt was converted into
           1,316 shares of Series A redeemable convertible preferred stock

During 2004, 358 shares of Series A redeemable convertible preferred
           Stock were converted into 5,163,986 shares of common stock

During 2004, 989 shares of Series A and B convertible preferred stock were converted into 8,444,078 shares of common stock.

During 2004, 93,333 shares of Series D convertible preferred stock were converted into 2,799,990 shares of common stock.

During 2004, 85,848 shares of common stock were issued for payment of dividends for Series A convertible preferred stock and redeemable convertible preferred stock.


See accompanying notes to consolidated financial statements.

1. Description of Business and Basis of Presentation


               Avitar, Inc. ("Avitar" or the "Company"), through its wholly-owned subsidiaries, Avitar Technologies, Inc. ("ATI"), and BJR Security, Inc. ("BJR"), designs, develops, manufactures and markets diagnostic test and medical products and provides contraband detection services. Avitar sells its products and services to employers, diagnostic test distributors, large medical supply companies, governmental agencies, schools and corporations. The Company operates in one reportable segment since revenues of its contraband detection business represent an immaterial portion of its total revenues. In December 2003, Avitar consummated the sale of the business and net assets, excluding cash, of its wholly-owned subsidiary, United States Drug Testing Laboratories, Inc. ("USDTL"). The Company received $500,000 in cash upon the closing of the sale and is entitled to receive an additional $500,000 as the buyer of USDTL achieves certain revenue targets. Subsequent to September 30, 2005, the Company negotiated an agreement with the new owners of USDTL to settle all outstanding matters related to the sale of USDTL (see
               Note 17). The USDTL business has been treated as a discontinued operation (see Note 3). Due to the current financial condition at Avitar, the Company may consider selling assets and/or operations, including BJR. However, at the present time, there can be no assurances that the Company would be successful in these efforts.

               The Company's consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations and has a working capital deficit of $1,399,639 and a stockholders' deficit of $4,605,677 as of September 30, 2005. The Company raised net proceeds aggregating approximately $2,498,000 during the year ended September 30, 2005 from the sale of stock and warrants. In addition, the Company raised gross proceeds of $900,000 from short-term convertible notes and $1,000,000 from long-term convertible notes. Subsequent to September 30, 2005, the Company raised gross proceeds of $1,000,000 from long-term convertible notes (see Note 17). The Company is working with placement agents and investment fund mangers to obtain additional equity or debt financing. Based upon cash flow projections, the Company believes the anticipated cash flow from operations and most importantly, the expected net proceeds from future equity financings will be sufficient to finance the Company's operating needs until the operations achieve profitability. There can be no assurances that forecasted results will be achieved or that additional financing will be obtained. The financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

               During the audit for Fiscal 2005, the Company was advised by its independent registered public accounting firm that the method used to account for sales of certain convertible preferred stock and convertible notes was not in accordance with the requirements of Emerging Issues Task Force ("EITF") Issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed To and Potentially Settled In, a Company's Own Stock". The statements of stockholders' deficit as of September 30, 2003 and 2004 and for the year ended September 30, 2004 and the statement of operations for the year ended September 30, 2004 included herein have been restated to correct the error in accounting for the issuance of various securities and the derivative features embedded therein. These restatements resulted in a stockholders' deficit of $2,788,719 at September 30, 2003 (an increase of $1,207,835) , a stockholders' deficit of $3,342,235 at September 30, 2004 (an increase of $2,674,847) and a net loss of $2,411,898 for the year ended September 30, 2004 (a decrease of $556,862 or $.01 per share). The Company will file a report on Form 8-K describing the need to restate the financial statements included in the reports on Form 10-QSB filed for the quarters ended December 31, 2004, March 31, 2005 and June 30, 2005.


2.     Summary of Significant
       Accounting Policies

           Concentration of Credit Risk and Significant Customers

               Financial instruments that subject the Company to credit risk consist primarily of cash, cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents in established financial institutions. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company's accounts receivable credit risk is not concentrated within any one geographic area. The Company has not experienced any significant losses related to receivables from any individual customers or groups of customers in any specific industry or by geographic area. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be inherent in the Company's accounts receivable.

2.     Summary of Significant
       Accounting Policies (Continued)

               Accounts receivable are customer obligations due under normal trade terms. The Company sells its products to employers, distributors and OEM customers. The Company generally requires signed sales agreements, non-refundable advance payments and purchase orders depending upon the type of customer, and letters of credit may be required in certain circumstances. Accounts receivable is stated at the amount billed to the customer less a valuation allowance for doubtful accounts.

               Senior management reviews accounts receivable on a monthly basis to determine if any receivables could potentially be uncollectible. The Company includes specific accounts receivable balances that are determined to be uncollectible in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on available information, the Company believes its allowance for doubtful accounts as of September 30, 2005 of $12,000 is adequate.

               See Note 15 for information on customers that individually comprise greater than 10% of total revenues.

         Estimates and  Assumptions

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Principles of  Consolidation

               The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated.

       Revenue  Recognition

               The Company recognizes revenue from product sales upon shipment and delivery with delivery being made F.O.B. to the carrier. Revenue from the sales of services is recognized in the period the services are provided. These revenues are recognized provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the sales price is fixed or determinable and collection is deemed probable. If uncertainties regarding customer acceptance exist, the Company recognizes revenue when those uncertainties are resolved. Amounts collected or billed prior to satisfying the above revenue

2.     Summary of Significant
       Accounting Policies (Continued)

               recognition criteria are recorded as deferred revenue. The Company does not offer its customers or distributors the right to return product once it has been delivered in accordance with the terms of sale. Product returns, which must be authorized by the Company, occur mainly under the warranties associated with the product. The Company maintains sufficient reserves to handle warranty costs. Price discounts for products are reflected in the amount billed to the customer at the time of delivery. Rebates and payments have not been material and are adequately covered by established allowances.

       Cash Equivalents

               The  Company   considers  all  highly  liquid   investments   and
               interest-bearing certificates of deposit with original maturities of three months or less to be cash equivalents.

       Inventories

               Inventories are recorded at the lower of cost (determined on a first-in, first-out basis) or market. The inventories of the ORALscreen products and some components of the foam products are subject to expiration dating. Senior management reviews the inventories on a periodic basis to insure that adequate reserves have been established to cover product obsolescence and unusable inventory. These decisions are based on the levels of inventories on hand in relation to the estimated forecast of product demand, production requirements over the next twelve months and the expiration dates of the raw materials and finished goods. Forecasting of product demand can be a complex process, especially for ORALscreen instant drug tests. Although every effort is made to insure the accuracy of these forecasts of future product demand, any significant unanticipated changes in demand could have a significant impact on the carrying value of the Company's inventories and reported operating results.

       Property and Equipment

               Property and equipment (including equipment under capital leases) is recorded at cost at the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to seven years). Leasehold improvements are amortized over the shorter of their estimated useful life or lease term. Expenditures for repairs and maintenance are expensed as incurred.

2.     Summary of  Significant
       Accounting Policies (Continued)

       Long-lived Assets

               The Company evaluates its long-lived assets under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 144 establishes accounting standards for the impairment of long-lived assets and certain identifiable intangibles to be held and used and for long-lived assets, and certain identifiable intangibles to be disposed of.

               In assessing the recoverability of its long-lived assets, the Company must make assumptions in determining the fair value of the asset by estimating future cash flows and considering other factors, including significant changes in the manner or use of the assets, or negative industry reports or economic conditions. If those estimates or their related assumptions change in the future, the Company may be required to record impairment charges for those assets.

       Goodwill

               Effective October 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets". Prior to the adoption of SFAS No. 142, goodwill resulting from the excess of cost over fair value of net assets acquired was amortized on a straight-line basis over 10 years. SFAS No. 142 requires among other things, that companies no longer amortize goodwill, but test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purpose of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with guidelines in SFAS 142. SFAS 142 is required to be applied to all goodwill and other intangible assets regardless of when those

2.  Summary  of Significant
    Accounting Policies (Continued)

               assets were initially recognized. The Company will recognize an impairment of goodwill if the fair value of the acquired business is determined to be less than the carrying amount of the goodwill. If the Company determines that the goodwill has been impaired, the measurement of the impairment will be equal to the excess of the carrying amount of the goodwill over the amount of the fair value of the asset. If an impairment of goodwill were to occur, the Company would reflect the impairment through a reduction in the carrying value of goodwill. Based on the limited operating results of the business and the estimates of its fair value, the Company recorded an impairment of goodwill for $100,000 in Fiscal 2005 (see Note 6).


       Patents

               Patent costs are being amortized over their estimated useful lives of 5 - 7 years by the straight-line method.

       Research and  Development

               Research and development costs are expensed as incurred.

       Income (Loss)Per Share of
       Common Stock

               The Company follows SFAS No. 128 "Earnings per Share." Under SFAS 128, basic earnings per share excludes the effect of any dilutive options, warrants or convertible securities and is computed by dividing the net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing the net income (loss) available to common shareholders by the sum of the weighted average number of common shares and common share equivalents computed using the average market price for the period under the treasury stock method (when dilutive).


2.     Summary of
       Significant
       Accounting
       Policies
         (Continued)

         Stock Options

               The Company accounts for its stock-based compensation plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", and SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". No stock-based employee compensation cost was reflected in net loss for the years ended 2005 and 2004, as all options granted under those plans had an exercise price equal to the fair market value of the underlying common stock on the date of grant.

               The following table illustrates, in accordance with the provisions of SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation.

                                                                     Year Ended September 30,
                                                                      2005            2004
                                                                                 (as restated)
               Net loss                                           $(2,433,157)    $(2,411,898)
               Add: stock based employee compensation
                 expense included in reported net loss,
                 net of tax
               -                      -
               Deduct: total stock based employee
                 compensation expense determined
                 under the fair value based method for
                 all awards, net of tax                              (122,238)       (106,400)
               Pro forma net loss                                 $(2,555,385)    $(2,518,298)
               ===============================================================================
               Loss per share:
                 Basic and diluted - as reported                        $(.02)          $(.02)
               Basic and diluted - pro forma                             (.02)           (.02)

2.     Summary of Significant
       Accounting Policies (Continued)

               In determining the pro forma amounts above, the Company estimated the fair value of each option granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants:

                                                   2005            2004
               Risk free interest rate          2.5-3.8 %           2.5%
               Expected dividend yield             -                 -
               Expected lives                   10 years         10 years
               Expected volatility                 80%              80%

               The weighted average fair value of options granted in fiscal 2005 and 2004 was $0.07 and $0.13, respectively.

       Income Taxes

               Income taxes are accounted for using the liability method as set forth in SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are provided on the differences in basis of assets and liabilities between financial reporting and tax returns using enacted rates. Valuation allowances have been recorded (see Note 14).

       Fair Value of
       Financial
       Instruments

               The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of the short-term nature of these items. The current fair values of the short-term and long-term debt approximate fair value because their interest rates approximate prevailing market rates. The fair value of derivative instruments is based on valuations using a market value approach. This approach determines the fair value of the securities sold by the Company by using one or more methods that compare these securities to similar securities that have been sold.

       Advertising

               The Company expenses advertising costs as incurred. Advertising expense was approximately $3,000 and $0 in fiscal 2005 and 2004, respectively.

        Principal Supplier Risk

               The Company does not have written agreements with most of its suppliers of raw materials and laboratory supplies. While the Company purchases some product components from single sources, most of the supplies used can be obtained from more than one source. Avitar acquires the same key component for its customized foam products and Hydrasorb wound dressings from a single supplier. The Company also purchases a main component of its ORALscreen products from one source. Avitar's current suppliers of such key components are the only vendors which presently meet Avitar's specifications for such

      2. Summary of  Significant
          Accounting Policies (Continued)

               components. The loss of these suppliers would, at a minimum, require the Company to locate other satisfactory vendors, which would result in a period of time during which manufacturing and sales of products utilizing such components may be suspended and could have a material adverse effect on Avitar's financial condition and operations. Avitar, believes that alternative sources could be found for such key components and expects that the cost of such components from an alternative source would be similar. The Company also believes that alternative sources of supply are available for its remaining product components and that the loss of any such supplier would not have a material adverse effect upon Avitar's business.


         Derivatives

               The Company has issued and outstanding convertible debt and certain convertible equity instruments with embedded derivative features. The Company analyzes these financial instruments in accordance with SFAS No. 133 and EITF Issue Nos. 00-19 and 05-02 to determine if these hybrid contracts have embedded derivatives which must be bifurcated. In addition, free-standing warrants are accounted for as equity or liabilities in accordance with the provisions of EITF Issue No. 00-19. As of September 30, 2005, the Company could not be sure it had adequate authorized shares for the conversion or exercise of all outstanding instruments due to certain conversion rates which vary with the fair value of the Company's common stock and therefore all embedded derivatives and free standing warrants are recorded at fair value, marked-to-market at each reporting period, and are carried on a separate line of the accompanying balance sheet. If there is more than one embedded derivative, their value is considered in the aggregate.

       New Accounting Pronouncements

               In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" ("SFAS 123R"), which replaces SFAS 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion no. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after June 15, 2005. In April 2005, the Securities and Exchange Commission (the "SEC") postponed the effective date of SFAS 123R until the issuer's first fiscal year beginning after June 15, 2005. Under the current rules, the Company will be required to adopt SFAS 123R in the second quarter of fiscal 2006.

               Under SFAS 123R, pro forma disclosures previously permitted will no longer be an alternative to financial statement recognition. The Company must determine the appropriate fair value model to be used for valuing share-based payments to employees, the amortization method for compensation cost and the transition method to be used at the date of adoption. The transition methods include modified prospective and retrospective adoption options. Additionally, SFAS 123R clarifies the timing for recognizing compensation expense for awards subject to acceleration of vesting on retirement and also specifies the treatment of excess tax benefits associated with stock compensation.

2.     Summary of Significant
       Accounting Policies (Continued)

               In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107") regarding the SEC's interpretation of SFAS 123R and the valuation of share-based payments for public companies. Avitar is evaluating the requirements of SFAS 123R and SAB 107 and expects that the adoption of SFAS 123R will have a material impact on Avitar's consolidated results of operations and earnings per share. The Company has not yet determined the method of adoption or the effect of adopting SFAS 123R, and it has not determined whether the adoption will result in amounts that are similar to the current pro forma disclosures under SFAS 123.

               In November 2004, the FASB issued SFAS No. 151, "Inventory Costs" ("SFAS 151"), an amendment of Accounting Research Bulletin ("ARB") No. 43, Chapter 4, "Inventory Pricing". SFAS 151 amends previous guidance regarding treatment of abnormal amounts of idle facility expense, freight, handling costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of the production be based on normal capacity of the production facilities. This pronouncement is effective for the Company for fiscal periods beginning after October 1, 2005. The Company is currently evaluating the effect that the adoption of SFAS 151 will have on its consolidated results of operations and financial condition, but it is not expected to have a material impact.

               In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces APB Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" An Amendment of APB Opinion No. 28. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by Avitar in the first quarter of fiscal 2007. The Company is currently evaluating the effect that the adoption of SFAS 154 will have on its consolidated results of operations and financial condition, but does not expect it will have a material impact.

3.     Discontinued Operations

               On December 16, 2003, the Company consummated a sale of USDTL's business and net assets, excluding cash. The Company received $500,000 in cash upon the closing of the sale and is entitled to receive an additional $500,000 as the buyer of USDTL achieves specified revenue targets. Under the terms of the sale, the buyer must pay the Company 10% of certain annual revenues in excess of $1,500,000 beginning with the calendar year ending December 31, 2004, less any amounts due from the Company for the purchase of services from the buyer. Due to the contingent nature of the additional $500,000, the payments will be recorded as revenues when they are received. Subsequent to September 30, 2005, the Company negotiated an agreement with the new owners of USDTL to settle all outstanding matters related to the sale of USDTL (see
               Note 17). The accompanying financial statements have been restated to reflect USDTL as a discontinued operation. Following is a summary of the results of operations of USDTL:

               Years ended September 30,                        2005             2004
               --------------------------------------------------------------------------
               Sales                                        $     -          $   289,501
               Operating expenses                                 -              284,223
               Other expense                                      -              (18,066)
               Loss from discontinued operations            $     -          $   (12,788)
               --------------------------------------------------------------------------
               Other expense in 2004 includes a loss from the disposal of USDTL of $17,235.

4.     Inventories

               Inventories consist of the following:

               September 30,                                            2005
               ---------------------------------------------------------------
               Raw materials                                     $   201,487
               Work-in-process                                        72,353
               Finished goods                                        101,076
                                                                  -----------
               Total                                             $   374,916
               ===============================================================



5.     Property and Equipment

               Property and equipment consists of the following:

               September 30,                                         2005
               --------------------------------------------------------------

               Equipment                                      $   1,348,687
               Furniture and fixtures                               262,433
               Leasehold improvements                               137,618
               Construction in progress                               9,746
               --------------------------------------------------------------
                                                                  1,758,484

               Less: accumulated depreciation
                 and amortization                                 1,455,750
               --------------------------------------------------------------

                                                              $     302,734
               --------------------------------------------------------------


6.      Goodwill

               As of October 1, 2004, the Company's goodwill was $238,120 which was associated with the acquisition of BJR in 2001. In Fiscal, 2005, an impairment adjustment to the $238,120 of goodwill associated with the BJR acquisition was deemed necessary. Based on the limited operating results of the business and the estimates of its fair value, the Company recorded an impairment of goodwill for $100,000 in Fiscal 2005.


7. Other Assets

               Other assets consist of the following:

               September 30,                                         2005
               -------------------------------------------------------------

               Patents                                         $   149,966
               Deposits                                              2,000
               Deposit for Letter of Credit (Note12)               150,000
               Deferred Financing Costs                           285,565
               Related party receivables (long-term portion)        4,500
               -------------------------------------------------------------

                                                                  592,031

               Less accumulated amortization                      162,077
               -------------------------------------------------------------

               Other assets, net                               $  429,954
               -------------------------------------------------------------

               Included in the above are patent costs of $149,966 with related accumulation amortization costs of $119,221. The patents have a weighted average amortization period of 7 years. Amortization expense related to the patents was $13,019 and $13,000 for fiscal 2005 and 2004, respectively. Also included in the above are deferred financing costs of $125,000 for the Equity Credit Line established with Cornell Capital Partners, LLC in February 2005 and $160,565 for the convertible notes executed in September 2005 (see Note 9 and 11). Amortization expense related to the deferred financing costs amounted to $42,856 for fiscal 2005.

               Estimated amortization expense for the next five years is as follows:

                                               Deferred
               September 30,      Patents    Financing Costs      Total
               2006               $13,000       $118,022        $131,022
               2007                 8,000         72,356          80,356
                2008                3,000         52,332          55,332
               2009                 2,000              -           2,000
               2010                 2,000              -           2,000
               Thereafter           2,745              -           2,745


8.     Short-Term Debt

               Short-term debt consists of the following:

               September 30,                                                                   2005
               --------------------------------------------------------------------------------------
               Notes Payable:

               Note payable to insurance company,  interest at 9.75%,  payable in monthly principal  installments of $8,393 plus accrued interest
                  through February 2006.                                                     $41,546

               Note payable to insurance  company,  interest at 7.0%,  payable in monthly  installments of  approximately  $5,775 through October
                  2005.                                                                        5,775

               Notes payable to insurance company,  interest at 7.95%, payable in monthly  installments of  approximately  $5,420 through October
                  2005.                                                                        5,425

               Notes payable to insurance  company,  interest at 7.5%, payable in monthly  installments of approximately  $1,253 through February
                  2006.                                                                        6,267

               Notes payable to individual, interest at 1% per month payable in installments of $75,000 on November 1, 2005, $25,000 per month from December 2005 to February 2006 and $16,667 per month from
                  April
                  2006 to September 2006.                                                    250,000
               --------------------------------------------------------------------------------------
               Total notes payable                                                           309,013
               --------------------------------------------------------------------------------------

               Convertible notes payable (total face value of $650,000 less unamortized discount of $82,729 as of September 30, 2005) to individual, interest at 10%, payable in variable monthly
                  installments plus accrued interest
                  from October 1, 2005 to June 2006 (see description below).                 567,271
               --------------------------------------------------------------------------------------
                                                                                            $876,284
               ======================================================================================

               From April to August 2005, the Company executed convertible notes with an individual in the total principal amount of $650,000 with interest at 10%. Each note has a maturity date of six months from the date of the note and is payable in ten monthly installments plus accrued interest commencing on the maturity date of the note. The Company issued warrants to purchase 650,000 shares of common stock at $.033 to $.099 per share for three (3) years in connection with these notes. In addition, the entire principal plus accrued interest associated with these notes is convertible into the Company's common stock at a conversion price of the lesser of the closing price of the common stock on the date of the loan or 85% of the average closing price of the common stock for the five (5) trading days preceding the notice of conversion. In no event shall the conversion price be lower than 50% of the closing price of the common stock on the date of the loan. A discount to debt totaling $172,930 ($156,800 for the value of the conversion feature of these notes and $16,130 for the value of the warrants issued in connection with these notes) was recorded during FY2005 and is being amortized over the term of the notes. The unamortized discount was $82,729 as of September 30, 2005. A liability of approximately $173,000 was recorded for the fair value of the warrants issued in connection with the $650,000 of notes and the conversion feature.

9.     Long-Term Debt

               Long-term debt consists of the following:

               September 30, 2005

               Convertible notes payable (face value of $1,000,000 less
               unamortized discount of $318,404 as of September 30, 2005) to investors, maturing September 2008, outstanding principal payable at maturity, interest at 8%, payable quarterly. $681,596
               ----------------------------------------------------------------------------------
               Long-term debt                                                           $681,596
               ==================================================================================


               In September 2005, the Company executed notes payable with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC in the total principal amount of $1,000,000 which is payable at maturity in September 2008. Interest on these notes is 8% and is payable quarterly in cash or the Company's common stock at the option of the Company. The Company issued warrants to purchase 2,000,000 shares of common stock at $.25 per share for five years in connection with these notes. In addition, the entire principal plus any accrued and unpaid interest associated with these notes is convertible, at the holder's option, into the Company's common stock at a conversion price of 65% of the average of the three lowest intraday trading prices of the common stock for the twenty trading days preceding the date that the holders elect to convert. A discount to debt totaling $320,500 ($283,500 for the fair value of the conversion feature of these notes and $37,000 for the fair value of the warrants issued in connection with these notes) was recorded during FY2005 and is being amortized over the term of the notes. The unamortized discount was $318,404 as of September 30, 2005. Fees of approximately $150,000 incurred in connection with securing these loans were recorded as a deferred financing charge. The collateral pledged by the Company to secure these notes includes all assets of the Company. A liability of approximately $321,000 was recorded for the fair value of the warrants issued in connection with the $1,000,000 of notes and the conversion feature.

10. Deferred Lessor Incentive

               As an incentive to renew the lease of its facility in Canton, MA for a period of five years (see Note 12), the Lessor provided the Company with leasehold improvements of approximately $67,000. Accordingly, the Company recorded a deferred lessor incentive and will amortize it as a reduction to rent expense over the term of the lease. In 2005, $3,350 of the deferred incentive was amortized. As of September 30, 2005, the remaining balance was $63,650 of which, $13,400 was classified as current.


11. Redeemable Convertible
    Preferred Stock and
    Convertible Preferred Stock

               As  of  September  30,  2005,   the  Company  had  the  following
               redeemable    convertible   and   convertible   preferred   stock
               outstanding:


                                                                      Less Costs
                                                                    and Proceeds
                                                               Allocated to      Accretion
                                                               Warrants and          To
                                   Number         Face         Conversion        Redemption    Carrying
                Instrument        of Shares       Value         Features            Value        Value
                ------------------------------------------------------------------------------------------
                Series E
                Redeemable
                Convertible
                Preferred
                Stock           1,000,000      $1,000,000        $724,667      $ 724,667      $1,000,000

                Series A
                Redeemable
                Convertible
                Preferred
                Stock                 150         150,000         123,532        123,532         150,000

                Series C
                Convertible
                Preferred
                Stock              36,941         195,000               -              -         195,000

                6%
                Convertible
                Preferred
                Stock               2,000       2,000,000               -              -       2,000,000
                -----------------------------------------------------------------------------------------
                Total                                                                         $3,345,000
                -----------------------------------------------------------------------------------------

               The Series C and 6% Convertible Preferred stock are carried on the balance sheet outside of permanent equity as the Company cannot be sure it has adequate authorized shares for their conversion, as of September 30, 2005.

               In the April and June 2005, the Company raised net proceeds of approximately $1,335,000 from the sale of 1,500,000 shares of Series E Redeemable Convertible Preferred Stock with a face value of $1,500,000 and Warrants to purchase 150,000 shares of the Company's common stock. The $1,500,000 of Series E Preferred Stock are convertible into Common Stock at the lesser of $.08 per share or 80% of the average of the three lowest closing bid prices for the ten trading days immediately prior to the notice of conversion, subject to adjustments and limitations, and the Warrants are exercisable at $.084 per share for a period of three years. The warrants issued in connection with the sale of 1,500,000 shares of preferred stock and the conversion feature resulted in a deemed dividend of $1,087,000 being recorded and included in the earnings per share calculation for the year ended September 30, 2005. A liability of approximately $1,087,000 was recorded for the original fair value of the warrants issued in connection with the sale of the 1,500,000 shares of preferred stock and the conversion feature which was $201,903 at September 30, 2005. As of September 30, 2005, 500,000 shares of this preferred stock had been converted into 12,319,680 shares of common stock and 1,000,000 were outstanding. Upon the occurrence of specific events, the holders of the Series E Redeemable Convertible Preferred Stock are entitled to redeem these shares under certain provisions of the agreement covering the purchase of the preferred stock. Accordingly, this security was not classified as permanent equity.

               In December 2004, the Company sold 1,285 shares of Series A Redeemable Convertible Preferred Stock and Warrants to purchase 600,000 shares of common stock for which it received net proceeds of approximately $1,160,000. The Series A Redeemable Convertible Preferred Stock, with a face value of $1,285,000, is convertible into common stock at the lesser of $.12 per share or 85% of the average of the three lowest closing bid prices, as reported by Bloomberg, for the ten trading days immediately prior to the notice of conversion subject to adjustments and floor prices. The Warrants are exercisable at $.126 per share. The warrants issued in connection with the sale of 1,285 shares of preferred stock and the conversion feature resulted in a deemed dividend of $1,058,260 being recorded and included in the earnings per share calculation for the year ended September 30, 2005. A liability of approximately $1,058,260 was recorded for the original fair value of the warrants issued in connection with the sale of the 1,285 shares of preferred stock, and the conversion feature which was $29,820 at September 30, 2005. As of September 30, 2005, 1,135
               shares of this preferred stock had been converted into 22,607,777 shares of common stock and 150 shares were outstanding. Upon the occurrence of specific events, the holders of the Series A Redeemable Convertible Preferred Stock are entitled to redeem these shares under certain provisions of the agreement covering the purchase of the preferred stock. Accordingly, this security was not classified as equity. Subsequent to September 30, 2005, the remaining 150 shares were redeemed by the Company (see Note
               17).

               In May 2004, the Company settled a long-term note of $1,250,000 with a maturity date of August 2005 with 1,316 shares of Series A Redeemable Convertible Preferred Stock. In addition, $66,000 of interest and financing charges for the loss on extinguishment of long-term debt were recorded during 2004. The Series A Redeemable Convertible Preferred Stock, with a face value of $1,316,000, is convertible into common stock at the lesser of $.12 per share or 85% of the average of the three lowest closing bid prices, as reported by Bloomberg, for the ten trading days immediately prior to the notice of conversion subject to adjustments and floor prices. The holder was entitled to redeem these shares under certain provisions of the agreement covering the purchase of the preferred stock. The conversion feature of these preferred shares resulted in a deemed dividend of $329,000 being recorded and included in the earnings per share calculation for 2004. In 2004, 358 shares of the preferred stock, with a face value of $358,000 were converted into 5,163,986 shares of common stock. The remaining 958 shares of this issuance of Series A Redeemable Convertible Preferred Stock, with a face value of $958,000, were converted into 13,205,882 shares of common stock during 2005.

               The 36,941 shares of Series C convertible preferred stock entitle the holder of each share, on each anniversary date of the investment, to convert into the number of shares of common stock derived by dividing the purchase price paid for each share of the preferred stock by the average price of the Company's common stock for the five trading days prior to conversion subject to anti-dilution provisions and receive royalties of 5% of revenues related to disease diagnostic testing from the preceding fiscal year. There were no royalties earned for the years ended September 30, 2005 or 2004. After one year from the date of issuance the Company may redeem in whole or in part, into the number of shares of the Company's common stock derived by dividing the redemption price, as defined, by the average closing price of the Company's common stock for the five trading days prior to the redemption date, and liquidating distributions of an amount per share equal to the amount of unpaid royalties due to the holder in the event of liquidation. During 2005 and 2004, none of these shares was converted into shares of common stock.

               The 2,000 shares of 6% convertible preferred stock entitle the holder to convert, at any time, $1,000,000 invested in 2004 and $1,000,000 invested in 2003 into shares of common stock at a conversion  price of $.216  and  $.15  per  share,  respectively, subject to anti-dilution provisions and to receive annual cash dividends of 6%, payable semi-annually. Warrants to purchase 4,629,630 and 6,666,667 shares of common stock at exercise prices of $.135 and $.05 per share, respectively, that were issued in connection with the preferred stock and conversion feature resulted in a deemed dividend totaling $2,000,000, of which $1,000,000 was recorded and included in the loss per share calculation for each of the years ended September 30, 2004 and September 30, 2003. At September 30, 2004, all the warrants issued in connection with the 6% convertible preferred stock were exercised on a cashless basis into 6,790,124 shares of common stock. Undeclared and unpaid dividends totaled $214,352 and $94,354 at September 30, 2005 and 2004, respectively. No dividends were paid in 2005 or 2004.

12.   Commitments   Leases

               ATI and BJR lease office space under non-cancelable operating leases which expire at various dates through 2010. In July 2005, the Company renewed the lease for ATI's facility at Canton, MA for a period of five (5) years. Under the terms of the renewal, the lessor provided the Company with leasehold improvements of approximately $67,000 (see Note 10). In addition, the Company spent $18,243 for leasehold improvements. Certain additional costs are incurred in connection with the leases and the leases may be renewed for additional periods.

               Rental expense under all operating leases charged to operations for the years ended September 30, 2005 and 2004 totaled approximately $471,000 and $494,000, respectively.

12.    Commitments
       (Continued)

       Leases  (Continued)

               Future minimum rentals are as follows:

               -----------------------------------------------------------------

               Year ending September 30,                             Operating
               -----------------------------------------------------------------

               2006                                                 $ 304,531
               2007                                                   312,656
               2008                                                   330,781
               2009                                                   348,906
               2010 and thereafter                                    271,875
               -----------------------------------------------------------------

               Total minimum lease payments                        $1,568,749
               =================================================================


        Employment Agreements

               The Company entered into Employment Agreements (the "Employment Agreements") with its two principal executives, which payments thereunder were subsequently assigned to a related party. Pursuant to the Employment Agreements, if Messrs. Phildius and/or Scott are terminated without "Cause" (as such term is defined in the Employment Agreements) by the Company or if Messrs. Phildius and/or Scott terminate their employment as a result of a breach by the Company of its obligations under such Agreements, he will be entitled to receive his annual base salary ($200,000 for Mr. Phildius and $180,000 for Mr. Scott) for a period of up to 18 months following such termination. In addition, if there is a "Change of Control" of the Company (as such term is defined in the Employment Agreements) and, within two years following such "Change of Control", either of Messrs. Phildius or Scott is terminated without cause by the Company or terminates his employment as a result of a breach by the Company, such executive will be entitled to certain payments and benefits, including the payment, in a lump sum, of an amount equal to up to two times the sum of (i) the executive's annual base salary and (ii) the executive's most recent annual bonus (if any). In addition, pursuant to the Employment Agreements, Messrs. Phildius and Scott are each entitled to annual bonus payments of up to $150,000 if the Company achieves certain levels of pre-tax income (as such term is defined in such Agreements) or alternative net income objectives established by the Board of Directors. The agreements renew automatically on an annual basis and may be terminated upon 60 days written notice by either party. Expenses under these agreements totaled approximately $380,000 in each of fiscal years 2005 and 2004.

12.    Commitments
       (Continued)


       Retirement Plan

               In February 1998, the Company adopted a defined contribution retirement plan which qualifies under Section 401(k) of the Internal Revenue Code, covering substantially all employees. Participant contributions are made as defined in the Plan agreement. Employer contributions are made at the discretion of the Company. No Company contributions were made in 2005 or 2004.

         Letter of Credit

               As security for full and faithful performance of all provisions of the lease renewal for the facility at Canton, MA, the Company had to furnish to the landlord an irrevocable letter of credit in the amount of $150,000. The letter of credit was obtained from a bank that requires the Company to maintain $150,000 on deposit with the bank as full collateral for the letter of credit.

13.    Stockholders'
       Equity(Deficit)
       Preferred Stock

               Preferred stock shares outstanding consist of the following:

               September 30,                                  2005
               -----------------------------------------------------
               Series B                                      5,689
               -----------------------------------------------------
               Total                                         5,689
               =====================================================


               The 5,689 shares of Series B convertible preferred stock issued and outstanding entitle the holder of each share to: convert it, at any time, at the option of the holder, into ten shares of common stock subject to antidilution provisions and receive dividends amounting to an annual 8% cash dividend or 10% stock dividend payable in shares of Series B preferred stock computed on the amount invested, at the discretion of the Company. After one year from the date of issuance, the Company may redeem, in whole or in part, the outstanding shares at the offering price in the event that the average closing price of ten shares of the Company's common stock shall equal or exceed 300% of the offering price for any 20 consecutive trading days prior to the notice of redemption; and liquidating distributions of an amount per share equal to the offering price. During 2005, none of these shares was converted into shares of common stock. In 2004, 239 of these shares were converted into 2,390 shares of common stock. Undeclared and unpaid dividends amounted to $6,425 and $4,647 at September 30, 2005 and 2004, respectively. No dividends were paid in 2005 or 2004.

       Preferred Stock
       (Continued)

               The 1,500 shares of Series A Convertible Preferred Stock, with a face value of $1,500,000, that were outstanding as of September 30, 2004 entitled the holder to receive annual dividends of 4% payable quarterly and convert, at any time, $1,250,000 and $250,000 into shares of common stock at the lesser of $.12 and $.09 per share, respectively, or 85% of the average of the three lowest closing bid prices, as reported by Bloomberg, for the ten trading days immediately prior to the notice of conversion subject to adjustments and floor prices. During 2004, a total of 2,250 shares of the Series A Convertible Preferred Stock, with a face value of $2,250,000 were sold. Warrants to purchase 100,000 and 125,000 shares of common stock at exercise prices of $.126 and $.095 per share, respectively, that were issued in connection with the preferred stock and conversion feature for sales of the preferred stock in 2004 (2,250 shares) resulted in a deemed dividend totaling $386,000 which was recorded and included in the loss per share calculation for the year ended September 30, 2004. As of September 30, 2005, all remaining 1,500 shares of the Series A Convertible Preferred Stock, with a face value of $1,500,000, were converted into 17,173,239 shares of common stock and all dividends thereon were paid. Dividends paid in 2005 and 2004 amounted to $31,001 and $4,201, respectively.

       Common Stock
       Purchase
       Warrants

               The Company has outstanding warrants entitling the holders to purchase common stock at the applicable exercise price. In fiscal 2005, no warrants were exercised and warrants covering 1,762,150 shares expired. During fiscal 2004, warrants were exercised for 11,903,844 shares and warrants covering 13,126,164 shares expired. In fiscal 2005 and 2004, warrants covering 6,393,766 and 5,207,388 shares were issued, respectively, primarily in connection with convertible notes, common stock and preferred stock issuances. The fair value of warrants for the right to purchase 750,000 shares of common stock related to the preferred stock and redeemable preferred stock issuances in fiscal 2005 amounted to $75,068 that was part of the deemed dividend of approximately $2,145,000 recorded and included in the earnings per share calculation for the year ended September 30, 2005 described in Note 11. This amount was recorded and included in the earnings per share calculation. The fair value of warrants for the right to purchase 4,854,630 shares of common stock related to the preferred stock and redeemable preferred stock issuances in fiscal 2004 resulted in a deemed dividend of approximately $1,715,000 for the warrants and conversion feature. This amount was recorded and included in the earnings per share calculation. The fair value of the warrants for the right to purchase 5,566,666 shares of common stock issued in 2005 for discount on notes payable and deferred financing costs related to convertible notes amounted to approximately $76,368. The fair value of outstanding warrants at September 30, 2005 is included on a separate line on the accompanying balance sheet. The following is a summary of outstanding warrants (all of which are exercisable) at September 30, 2005.

                                                                 Exercise            Shares         Expiration     Fair
                                                                   Price            Issuable           Date       Value
----------------------------------------------------------------------------------------------------------------------------
       Warrants issued in connection with services in 2001      $.71-$.79            55,000           2006        $     77

       Warrants issued in connection with common
         stock issuances in 2002                                     $.85           700,000           2007             884

       Warrants issued in connection with long-term
          note payable in 2002                                       $.31           675,000           2007           2,144

       Warrants issued in connection with discounts on
          notes payable in 2003                                 $.01-$.25           213,000           2006           1,618

       Warrants issued in connection with common stock
          sales in 2003                                         $.20-$.30         4,326,946      2005-2007           6,781

        Warrants issued to placement agent in connection
          with sales of preferred stock in 2003                      $.20           100,000           2006             161

        Warrants issued in connection with deferred rent
          costs associated with restructure of facility
          lease in 2003                                              $.20         1,500,000           2013          15,821

         Warrants issued in connection with preferred stock
          sales in 2004                                       $.095-$.126           225,000           2009           1,387

         Warrants issued to placement agent in connection
          with sales of preferred stock in 2003               $.095-$.126           135,000           2009             950

         Warrants issued in connection with preferred stock
           sales in 2005                                      $.084-$.126           750,000      2008-2009          12,923

         Warrants issued to placement agent in connection
            with sales of preferred stock in 2005                   $.126            77,100           2009             458

         Warrants issued in connection with issuance of
            notes payable and convertible notes payable
            in 2005                                           $.033-$.25          2,900,000     2008-2010           34,281

         Warrants issued to placement agent in connection
            with issuance of convertible notes payable
            in 2005                                                $.25           2,666,666          2010           38,666
                                                                                 ----------                        --------

       Total Shares Issuable                                                     14,323,712                       $116,151
                                                                                 ==========                        ========

       Stock Options

               The Company has stock option plans providing for the granting of incentive stock options for up to 750,000 shares of common stock to certain employees to purchase common stock at not less than 100% of the fair market value on the date of grant. Each option granted under the plan may be exercised only during the continuance of the optionee's employment with the Company or during certain additional periods following the death or termination of the optionee. Options granted before fiscal 1999 under the Plan vest after the completion of two years of continuous service to the Company or at a rate of 50% per year. Beginning fiscal 1999, options granted vest at a rate of 20% per year.

               During fiscal 1995, the Company adopted a directors' plan, (the "Directors' Plan"). Under the Directors' Plan, each nonmanagement director is to be granted options covering 5,000 shares of common stock initially upon election to the Board, and each year in which he/she is elected to serve as a director. In fiscal 2001, the Company adopted a compensation plan for outside directors that provides for each non-management director to receive options covering 100,000 shares of common stock upon initial election to the Board and to receive annual grants of 30,000 shares of common stock at the fair market value on the date of grant which vest over three years. In September 2004, the Company increased the annual grants to 75,000 per year for a non-management director. Options issued to outside directors totaled 315,000 in fiscal 2005 and 0 in fiscal 2004.


13.    Stockholders' Equity(Deficit) (Continued)

       Stock Options
       (Continued)

               During fiscal 2005 and 2004, options to purchase 2,313,700 and 2,061,900 common shares, respectively, were granted primarily to employees of the Company with exercise prices equal to the stock's fair value on the grant date. Of the options granted in fiscal 2005, 1,848,700 were granted outside of the Company's established plans to management with all of these options beginning to vest on the anniversary date of the grant at a rate of 20% per year or in full at the retirement of optionee who has attained 65 years of age. During fiscal 2005, options to purchase 1,110,000 shares held by employees of the Company were forfeited or expired and no options held by employees were exercised.

               A summary of option transactions is as follows:

                                                                        Weighted
                                                                         Average
                                                      Shares          Price        Price
               -----------------------------------------------------------------------------
               Outstanding at September 30, 2003     8,142,498       $ .72       $.17-$3.19

               Forfeited/expired                    (1,702,348)       1.10        .20 -3.11
               Granted                               2,061,900         .15        .07 - .30
               -----------------------------------------------------------------------------

               Outstanding at September 30, 2004     8,502,050         .44        .07 -3.19

               Forfeited/expired                    (1,110,000)        .28        .20 -1.25
               Granted                               2,313,700         .08        .07 - .15
               -----------------------------------------------------------------------------

               Outstanding at September 30, 2005     9,705,750       $ .38       $.07-$3.19
               -----------------------------------------------------------------------------


13.    Stockholders' Equity(Deficit) (Continued)

       Stock Options
       (Continued)

               The following tables summarize information about stock options outstanding and exercisable at September 30, 2005:

                                                       Options Outstanding
                                                              Weighted-
                                          Number               Average          Weighted-
                   Range of            of Shares at           Remaining          Average
                   Exercise            September 30,         Contractual        Exercise
                    Prices                 2005             Life (years)          Price
               -----------------------------------------------------------------------------
               $ 0.01-   $  0.20          3,864,600               8.9              $  0.10
                 0.21-      0.30            875,000               5.4                 0.27
                 0.33-      0.59          3,225,900               3.3                 0.35
                 0.66-      0.94            806,000               5.9                 0.75
                 1.09-      1.36            845,750               5.7                 1.26
                 1.71-      1.71             10,000               4.1                 1.71
               -----------------------------------------------------------------------------
                 3.11-      3.19             78,500               4.3                 3.13

               -----------------------------------------------------------------------------
               $ 0.07-   $  3.19          9,705,750              6.14              $   .38
               -----------------------------------------------------------------------------

                                                       Options Exercisable
                                                              Weighted-
                                          Number               Average          Weighted-
                    Range of           of Shares at           Remaining          Average
                    Exercise           September 30,         Contractual        Exercise
                     Prices                2005             Life (years)          Price
               -----------------------------------------------------------------------------

               $ 0.01-   $  0.20            423,380               7.4              $  0.12
                 0.21-      0.30            533,000               3.4                 0.26
                 0.33-      0.59          1,684,650                   3.3             0.35
                 0.66-      0.94            702,300               5.9                 0.76
                 1.09-      1.36            569,450               5.7                 1.29
                 1.71-      1.71             10,000               4.1                 1.71
                 3.11-      3.19             78,500               4.3                 3.13

               -----------------------------------------------------------------------------
               $ 0.07-   $  3.19          4,001,280              4.57              $   .57
               -----------------------------------------------------------------------------




13.    Stockholders' Equity(Deficit) (Continued)

       Loss Per Share

               The following data shows the amounts used in computing loss per share:

               September 30,                                           2005                2004
               --------------------------------------------------------------------------------------
               Loss from continuing operations before
                  discontinued operations                         $  (2,433,157)      $  (2,399,110)

               Less:
                  Preferred stock dividends                            (197,831)           (145,579)
                  Deemed dividends in connection with
                    preferred stock sales                            (2,145,260)         (1,715,000)
               --------------------------------------------------------------------------------------

               Loss attributable to common stockholders
                 from continuing operations before
                 discontinued operations                             (4,776,248)         (4,259,689)

               Add:
                  Loss from discontinued operations                           -             (12,788)
               --------------------------------------------------------------------------------------

               Net loss attributable to common shareholders       $  (4,776,248)      $  (4,272,477)
               ======================================================================================

               Weighted average number of common
                 shares outstanding                                 155,778,681         106,658,715
               ======================================================================================


               The following is the basic and diluted loss per share calculation:

               September 30,                               2005          2004
               ----------------------------------------------------------------
               Loss per share attributable to common
                 shareholders before discontinued
                 operations                              $(0.03)      $(0.04)
               Impact of discontinued operations              -            -
               ----------------------------------------------------------------

               Basic and diluted net loss per share
                 attributable to common shareholders     $(0.03)      $(0.04)
               ----------------------------------------------------------------


13.    Stockholders' Equity(Deficit) (Continued)

       Loss Per
       Share      (Continued)

               The following table summarizes securities that were outstanding as of September 30, 2005 and 2004, but not reflected in the calculation of diluted net loss per share because such shares are antidilutive:

                September 30,                                               2005                2004
                --------------------------------------------------------------------------------------
                Stock options                                          9,705,750           8,502,050
                Stock warrants                                        14,323,712           9,692,096
                Redeemable convertible preferred stock
                   and convertible preferred stock                    83,291,891          40,892,498
                Convertible notes payable                            113,098,290                   -

               The calculation of the shares above for the redeemable convertible preferred stock and convertible preferred stock and the convertible notes were based on the market price of the common stock as of September 30, 2005 and 2004, respectively.

14.    Income Taxes

               No provision for Federal income taxes has been made for the years ended September 30, 2005 or 2004, due to the Company's operating losses. At September 30, 2005, the Company has unused net operating loss carryforwards of approximately $50,000,000 including approximately $11,000,000 acquired from ATI which expire at various dates through 2024. Most of this amount is subject to annual limitations due to various "changes in ownership" that have occurred over the past few years. Accordingly, most of the net operating loss carryforwards will not be available to use in the future.

               As of September 30, 2005, the deferred tax assets related to the net operating loss carryforwards have been fully offset by valuation allowances, since the utilization of such amounts is uncertain.



15.    Major Customers
       and Suppliers

               Customers in excess of 10% of total sales are:

               Years ended September 30,          2005              2004
               -------------------------------------------------------------

               Customer A                     $1,276,822          $880,322

               Accounts receivable from major customers totaled approximately $205,000 at September 30, 2005.

               The Company's current suppliers of certain key material components are the only vendors that meet the Company's specifications for such components. The loss of these suppliers could have a material adverse effect on the Company.

16.    Interest Expense
         and Financing Costs


               Interest expense and financing costs for 2005 and 2004 are:

                                                                 2005            2004
               Interest on short-term and long-term debt       $  76,037    $  163,214
               Discount and deferred financing costs on
                   long term debt (Notes 9 & 10)                  45,706        01,084
               Discount on short-term notes payable              112,482             -
               Extinguishment of long-term debt (Note 10)              -        66,000
               Total Interest and Financing Costs              $ 234,225    $  330,298

17.  Subsequent Events

               From October through December 21, 2005, 224,351 shares of the Series E redeemable convertible preferred stock with a face value of $224,351 were converted into 25,458,087 shares of common stock. In addition, the remaining 150 shares of Series A redeemable convertible preferred stock, with a face value of $150,000, were redeemed by the Company for $155,417 which included accrued dividends of $5,417.

               During October 2005, the Company executed additional notes payable with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC in the total principal amount of $1,000,000 which is payable at maturity in October 2008. Interest on these notes is 8% and is payable quarterly in cash or the Company's common stock at the option of the Company. The Company issued warrants to purchase 2,000,000 shares of common stock at $.25 per share for five (5) years in connection with these notes. In addition, the entire principal plus accrued interest associated with these notes is convertible, at the holder's option, into the Company's common stock at a conversion price of 65% of the average of the three (3) lowest intraday trading prices of the common stock for the twenty (20) trading days preceding the date that the holders elect to convert.

17.  Subsequent Events
       (Continued)

               In November, the Company reached an arrangement with the new owners of USDTL to conclude all outstanding matters related to the sale of USDTL. Under the terms of this agreement, the Company received an immediate lump sum payment of $120,000 rather than waiting for the 10 to 14 years that the Company believed it would take to collect the entire $500,000 (See Note 3).

18. Change in Accounting
      Estimate

               The Statement of Operations for the year ended September 30, 2004 reflects a reduction to accrued royalty expense of approximately $242,000 due to management's revision of estimates of amounts due to a former supplier under a development agreement. The reduction of the accrual resulted in reducing selling, general and administration expenses in the consolidated statement of operations for fiscal 2004 by $242,000.

19. Related Party Payable

               At September 30, 2005, the Company owed approximately $76,000 to Phildius, Kenyon and Scott that represents the Company's payroll tax and fringe benefit obligation for Peter Phildius and Douglas Scott, officers of the Company, for the past thirty-six months.

                          Avitar, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                 March 31, 2006
                                   (Unaudited)


                                              ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                         $     42,633
     Accounts receivable, net of reserve of $9,000                                          509,434
     Inventories                                                                            424,883
     Prepaid expenses and other current assets                                              129,226
                                                                                         -----------
          Total current assets                                                            1,106,176

PROPERTY AND EQUIPMENT, net                                                                 314,331
GOODWILL                                                                                    138,120
OTHER ASSETS                                                                                528,477
                                                                                        ------------
          Total Assets                                                                 $  2,087,104
                                                                                        ============

                      LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
     Notes payable (Note 5)                                                            $    167,007
     Convertible notes payable (Note 5)                                                     650,000
     Accounts payable                                                                       555,901
     Accrued expenses                                                                       955,150
     Deferred income                                                                         16,100
     Current portion of long-term capital leases                                             15,598
     Current portion of deferred lessor incentive                                            13,400
     Fair value of warrants (Note 11)                                                        89,435
     Fair value of embedded derivatives (Note 11)                                         1,055,941
                                                                                        ------------
          Total current liabilities                                                       3,518,532
                                                                                        ------------

LONG-TERM DEBT, LESS CURRENT PORTION (Note 5)                                             1,848,309
LONG-TERM CAPITAL LEASES, LESS CURRENT PORTION                                                6,971
DEFERRED LESSOR INCENTIVE, LESS CURRENT PORTION                                              43,550
                                                                                        ------------
          Total liabilities                                                               5,417,362
                                                                                        ------------
REDEEMABLE CONVERTIBLE AND CONVERTIBLE PREFERRED
      STOCK (Note 6)                                                                      2,920,649
                                                                                        ------------

COMMITMENTS

STOCKHOLDERS' DEFICIT:
     Series B convertible preferred stock, $.01 par value; authorized
          5,000,000 shares; 5,689 shares issued and outstanding                                  58
     Common Stock, $.01 par value; authorized 100,000,000 shares;
          4,419,344 shares issued and outstanding                                            44,193
     Additional paid-in capital                                                          49,141,698
     Accumulated deficit                                                                (55,436,856)
                                                                                        ------------
         Total stockholders' deficit                                                     (6,250,907)
                                                                                        ------------
         Total Liabilities, Preferred Stock and Stockholders' Deficit                  $  2,087,104
                                                                                        ============


                   See accompanying notes to consolidated financial statements.

                          Avitar, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                        ---------------------------------------------------------
                                                        THREE MONTHS ENDED MARCH 31,  SIX MONTHS ENDED MARCH 31,
                                                        ---------------------------------------------------------
                                                           2006           2005           2006           2005
                                                        ------------   ------------   ------------   ------------
                                                                       (As Restated)                 (As Restated)
SALES                                                   $ 1,297,266      $ 955,223    $ 2,204,536    $ 1,991,263
                                                        ------------   ------------   ------------   ------------

OPERATING EXPENSES
     Cost of sales                                          900,121        714,610      1,559,114      1,430,619
     Selling, general and administrative expenses         1,018,392      1,031,620      2,056,999      1,964,282
     Research and development expenses                      109,248        183,306        238,954        379,749
                                                        ------------   ------------   ------------   ------------
          Total operating expenses                        2,027,761      1,929,536      3,855,067      3,774,650
                                                        ------------   ------------   ------------   ------------

LOSS FROM OPERATIONS                                       (730,495)      (974,313)    (1,650,531)    (1,783,387)
                                                        ------------   ------------   ------------   ------------

OTHER INCOME (EXPENSE)
     Interest expense and financing costs                  (175,851)       (23,183)      (389,086)       (36,369)
     Other income (expense), net                           (128,640)       711,321         (7,298)       190,691
                                                        ------------   ------------   ------------   ------------
          Total other income (expense), net                (304,491)       688,138       (396,384)       154,322
                                                        ------------   ------------   ------------   ------------

LOSS FROM CONTINUING OPERATIONS                          (1,034,986)      (286,175)    (2,046,915)    (1,629,065)
                                                        ------------   ------------   ------------   ------------

DISCONTINUED OPERATIONS
   Income from the disposal of USDTL                              -              -        120,000              -
                                                        ------------   ------------   ------------   ------------
   Income from discontinued operations                            -              -        120,000              -
                                                        ------------   ------------   ------------   ------------

                                                        ------------   ------------   ------------   ------------
NET LOSS                                                $(1,034,986)    $ (286,175)   $(1,926,915)   $(1,629,065)
                                                        ============   ============   ============   ============

BASIC AND DILUTED LOSS PER SHARE FROM CONTINUING
   OPERATIONS (Note 9)                                      $ (0.25)       $ (0.11)       $ (0.51)       $ (1.00)

BASIC AND DILUTED INCOME PER SHARE FROM DISCONTINUED
   OPERATIONS (Note 9)                                            -              -           0.03              -
                                                        ------------   ------------   ------------   ------------

BASIC AND DILUTED LOSS PER SHARE (Note 9)                   $ (0.25)       $ (0.11)       $ (0.48)       $ (1.00)
                                                        ============   ============   ============   ============

WEIGHTED AVERAGE
     NUMBER OF COMMON SHARES OUTSTANDING                  4,381,414      2,964,149      4,211,563      2,780,826
                                                        ============   ============   ============   ============


See accompanying notes to consolidated financial statements.

                          Avitar, Inc. and Subsidiaries
                 Consolidated Statement of Stockholders' Deficit
                         Six Months Ended March 31, 2006
                                   (Unaudited)

                                      Preferred Stock          Common Stock                                      Total
                                    ..................... ........................
                                                                                   Additional    Accumulated  Stockholders'
                                     Shares      Amount     Shares       Amount   paid-in capital deficit      Deficit
----------------------------------------------  --------- ------------  ---------- ------------  ------------ ------------
Balance at September 30, 2005           5,689    $ 58.00    3,813,189    $ 38,132  $ 48,860,657  $(53,504,524)$(4,605,677)

Conversion of Series E preferred stock      -          -      509,162       5,091      229,171             -      234,262

Payment of convertible preferred stock
    dividend for Series A preferred stock   -          -            -           -            -        (5,417)      (5,417)

Sale of common stock                        -          -        6,083          61        2,779                      2,840

Conversion of Series C preferred stock      -          -       90,910         909       49,091                     50,000

Net loss                                    -          -            -           -            -    (1,926,915)  (1,926,915)
----------------------------------------------  --------- ------------  ---------- ------------  ------------ ------------

Balance at March 31, 2006               5,689       $ 58    4,419,344    $ 44,193  $ 49,141,698  $(55,436,856)$(6,250,907)
--------------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

                          Avitar, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                     SIX MONTHS ENDED MARCH 31,
                                                                                     -----------------------
                                                                                        2006         2005
                                                                                     ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                           $(1,926,915)   $(1,629,065)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization                                                           81,151         77,538
Amortization of debt discount and deferred financing                                   259,398         11,506
Amortization of deferred rent expense                                                        -         62,384
Amortization of deferred lessor incentive                                                6,700              -
(Income) expense from changes in value of embedded derivatives
and warrants                                                                             8,524       (189,546)
Changes in operating assets and liabilities:
Accounts receivable                                                                     68,697        153,756
Inventories                                                                            (49,967)      (202,157)
Prepaid expenses and other current assets                                               74,164          2,759
Other assets                                                                            (4,858)           698
Accounts payable and accrued expenses                                                  103,497        (60,529)
Deferred revenue                                                                          (150)       (13,950)
                                                                                    -----------    -----------
Net cash used in operating activities                                               (1,379,759)    (1,786,606)
                                                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment                                                    (85,957)       (21,725)
                                                                                    -----------    -----------
Net cash used in investing activities                                                  (85,957)       (21,725)
                                                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds (repayment) of notes payable and long-term debt                              (119,437)       206,506
Sales of redeemable preferred stock, common stock and warrants                           2,840      1,162,575
Net proceeds from issuance of convertible long-term debt                             1,380,000              -
Redemption of Series A redeemable convertible preferred stock                         (150,000)
Payment of cash dividend on Seires A redeemable convertible preferred stock             (5,417)             -
                                                                                    -----------    -----------
Net cash provided by financing activities1,107,986                                   1,369,081
                                                                                    -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                             (357,730)      (439,250)

CASH AND CASH EQUIVALENTS, beginning of the period                                     400,363        508,876
                                                                                    -----------    -----------

CASH AND CASH EQUIVALENTS, end of the period                                       $    42,633    $    69,626
                                                                                    ===========    ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION Cash paid during period:
Income taxes                                                                       $         -    $         -
Interest                                                                           $    23,317    $    16,986

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
    FINANCING ACTIVITIES:

           During the six months ended March 31, 2006, 224,712 shares of Series
              E redeemable convertible preferred stock were converted into 509,162 shares of common stock.

           During the six months ended March 31, 2006, 8,333 shares of Series C convertible preferred stock were converted into 90,910 shares of common stock.

           During the six months ended March 31, 2005, 958 shares of Series A redeemable convertible preferred stock were converted into 264,118 shares of common stock.

           During the six months ended March 31, 2005, 1500 shares of Series A convertible preferred stock were converted into 343,464 shares of common stock.

           During the six months ended March 31, 2005, 11,749 shares of common were issued as payment of dividends for Series A convertible and redeemable convertible preferred stock.

           During the six months ended March 31, 2005, warrants to purchase                          $ 12,673
              5,000 shares of common stock were issued in connection with the issuance of notes payable.

           During the six months ended March 31, 2005, 21,515 shares                                $ 125,000
              of common stock were issued as payment of investor and placement agent fees in connection with SEDA financing.



See accompanying notes to consolidated financial statements.

                          AVITAR, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
===============================================================================

1.   BASIS OF PRESENTATION

          Avitar,  Inc.  (the  "Company" or "Avitar")  through its  wholly-owned subsidiary Avitar Technologies, Inc. ("ATI") develops, manufactures, markets and sells diagnostic test products and proprietary hydrophilic polyurethane foam disposables fabricated for medical, diagnostics, dental and consumer use. During the first half of FY2006, the Company continued the development and marketing of innovative point of care oral fluid drugs of abuse tests, which use the Company's foam as the means for collecting the oral fluid sample. Through its wholly owned subsidiary, BJR Security, Inc. (`BJR"), the Company provides specialized contraband detection and education services.

          The Company's one for fifty (1 for 50) reverse split of its common stock that was authorized by the Company's shareholders at their annual meeting held on January 18, 2006 became effective at 5:00 PM on February 17, 2006. Accordingly, the numbers of common stock shares and related calculations presented herein reflect the results of the reverse split for current and prior reporting periods.

          In December 2003, the Company sold the business and net assets, excluding cash, of its wholly owned subsidiary, United States Drug Testing Laboratories, Inc. ("USDTL") which operated a certified laboratory and provided specialized drug testing services primarily utilizing hair and meconium as the samples. In November 2005, the Company negotiated an agreement with the new owners of USDTL to settle all outstanding matters related to the sale of USDTL (see Note 3). Therefore, USDTL is considered a discontinued operation and this report reflects the continued operations of the Company. Due to the current financial condition at Avitar, the Company may consider selling assets and/or operations, including BJR. However, at the present time, there can be no assurances that the Company would be successful in these efforts.

          During the audit for Fiscal 2005, the Company was advised by its independent registered public accounting firm that the method used to account for sales of certain convertible preferred stock and convertible notes was not in accordance with the requirements of Emerging Issues Task Force ("EITF") Issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed To and Potentially Settled In, a Company's Own Stock". As a result, management determined that certain previously issued financial statements should not be relied upon. The consolidated financial statements included herein reflect the correct method to account for the issuance of various securities and the derivative features embedded therein.

          The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-QSB and Regulation S-B (including Item 310(b) thereof). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended March 31, 2006 are not necessarily indicative of the results that may be expected for the full fiscal year ending September 30, 2006. The accompanying consolidated financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal year ended September 30, 2005. The Company's consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations and has a stockholders' deficit as of March 31, 2006 of $6,250,907. The Company raised net proceeds aggregating approximately $2,498,000 during the year ended September 30, 2005 from the sale of stock and warrants. In addition, the Company raised gross proceeds of $900,000 from short-term convertible notes and $1,000,000 from long-term convertible notes. During the first half of FY2006, the Company raised gross proceeds of $1,500,000 from long-term convertible notes and received $120,000 from the settlement agreement related to the sale of USDTL described above and in Note 3. Subsequent to March 31, 2006, the Company raised gross proceeds of $500,000 from the final installment of the long-term convertible note financing agreement executed in September 2005. The Company is working with placement agents and investment fund mangers to obtain additional equity financing. Based upon cash flow projections, the Company believes the anticipated cash flow from operations and most importantly, the expected net proceeds from future equity financings will be sufficient to finance the Company's operating needs until the operations achieve profitability. There can be no assurances that forecasted results will be achieved or that additional financing will be obtained. The financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.   INVENTORIES

          At March 31, 2006, inventories consist of the following:

                           Raw Materials                    $244,419
                           Work-in-Process                    80,223
                           Finished Goods                    100,241
                                    Total                   $424,883

3.   DISCONTINUED OPERATIONS

          On December 16, 2003, the Company consummated a sale of USDTL's business and net assets, excluding cash. Under the terms of that sale, the buyer must pay the Company 10% of certain annual revenues in excess of $1,500,000, less any amounts due from the Company for the purchase of services from the buyer. In November 2005, the Company negotiated an agreement with the new owners of USDTL to settle all outstanding matters related to the sale of USDTL. Under the terms of this settlement, the
     Company received an immediate lump sum payment of $120,000 rather than waiting for the 10 to 14 years that the Company believed it would take to collect the entire $500,000 from uncertain future revenues of USDTL. The accompanying financial statements reflect USDTL as a discontinued operation. The following is a summary of the results of its operations for the three months and six months ended March 31, 2006 and 2005:

                                                                    Three Months               Six Months
                                                                    Ended March 31,           Ended March 31,
                                                                   --------------------------------------------
                                                                    2006        2005         2006           2005
                                                                    ----        ----         ----           ----
         Sales                                                 $       -    $      -    $       -     $        -
         Operating expenses                                            -           -            -              -
         Other income (expense)                                        -           -      120,000              -
                                                               ---------    --------    ---------     ----------
         Income from discontinued operations$                  $       -           -    $ 120,000     $        -
                                                               =========    ========    =========     ==========


4.   MAJOR CUSTOMERS

               Customers in excess of 10% of total sales are:

                                      Three Months Ended March 31,           Six Months Ended March 31,
                                       2006                 2005               2006                2005
                                    ---------            ----------         ----------         -----------
                  Customer A        $ 310,756            $  308,375         $  532,586         $   562,161


          At March 31, 2006, accounts receivable from this major customer totaled approximately $163,579.

5.   NOTES PAYABLE AND SHORT AND LONG-TERM CONVERTIBLE NOTES PAYABLE

          In September 2005, October 2005 and February 2006, the Company executed notes payable with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC in the total principal amount of $2,500,000 which are payable at maturity in September 2008, October 2008 and February 2009, respectively. Interest on these notes is at 8% per annum and is payable quarterly in cash or the Company's common stock at the option of the Company. The Company issued warrants to purchase 100,000 shares of common stock at $12.50 per share for five years in connection with these notes. In addition, the entire principal plus any accrued and unpaid interest associated with these notes is convertible, at the holder's option, into the Company's common stock at a conversion price of 65% of the average of the three lowest intraday trading prices of the common stock for the twenty trading days preceding the date that the holders elect to convert. A discount to debt totaling $765,756 ($708,750 for the fair value of the conversion feature of these notes and $57,006 for the fair value of the warrants issued in connection with these notes) was recorded during FY2005 and the first half of FY2006 and is being amortized over the term of the notes. The unamortized discount was $651,691 as of March 31, 2006. Fees of approximately $340,000 incurred in connection with securing these loans were recorded as a deferred financing charge. The collateral pledged by the Company to secure these notes includes all assets of the Company. A liability of approximately $765,800 was recorded for the fair value of the warrants issued in connection with the $2,500,000 of notes and the conversion feature, which was increased to its market value of approximately $918,000 at March 31, 2006.

          From April to August 2005, the Company executed convertible notes with an individual in the total principal amount of $650,000 with interest at 10%. Each note has a maturity date of six months from the date of the note and is payable in ten monthly installments plus accrued interest commencing on the maturity date of the note. The Company issued warrants to purchase 13,000 shares of common stock at $1.65 to $4.95 per share for three (3) years in connection with these notes. In addition, the entire principal plus accrued interest associated with these notes is convertible into the Company's common stock at a conversion price of the lesser of the closing price of the common stock on the date of the loan or 85% of the average closing price of the common stock for the five (5) trading days preceding the notice of conversion. In no event shall the conversion price be lower than 50% of the closing price of the common stock on the date of the loan. A discount to debt totaling $172,930 ($156,800 for the value of the conversion feature of these notes and $16,130 for the value of the warrants issued in connection with these notes) was recorded during FY2005 and is being amortized over the term of the notes. The discount was totally amortized as of March 31, 2006. A liability of approximately $173,000 was recorded for the fair value of the warrants issued in connection with the $650,000 of notes and the conversion feature which was reduced to its market value of $4,248 at March 31, 2006.

6.   CONVERTIBLE AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

          In April and June 2005, the Company raised net proceeds of approximately $1,335,000 from the sale of 1,500,000 shares of Series E Redeemable Convertible Preferred Stock with a face value of $1,500,000 and Warrants to purchase 3,000 shares of the Company's common stock. The $1,500,000 of Series E Preferred Stock are convertible into Common Stock at the lesser of $4.00 per share or 80% of the average of the three lowest closing bid prices for the ten trading days immediately prior to the notice of conversion, subject to adjustments and limitations, and the Warrants are exercisable at $4.20 per share for a period of three years. The warrants issued in connection with the sale of 1,500,000 shares of preferred stock and the conversion feature resulted in a deemed dividend of $1,087,000 being recorded and included in the earnings per share calculation for the year ended September 30, 2005. A liability of approximately $1,087,000 was recorded for the original fair value of the warrants issued in connection with the sale of the 1,500,000 shares of preferred stock and the conversion feature which was reduced to its market value of approximately $167,000 at March 31, 2006. As of March 31, 2006, 724,351 shares of this preferred stock had been converted into 735,556 shares of common stock and 775,649 were outstanding. Upon the occurrence of specific events, the holders of the Series E Redeemable Convertible Preferred Stock are entitled to redeem these shares under certain provisions of the agreement covering the purchase of the preferred stock. Accordingly, this security was not classified as permanent equity.

          In December 2004, the Company sold 1,285 shares of Series A Redeemable Convertible Preferred Stock and Warrants to purchase 12,000 shares of common stock for which it received net proceeds of approximately $1,160,000. The Series A Redeemable Convertible Preferred Stock, with a face value of $1,285,000, is convertible into common stock at the lesser of $6.00 per share or 85% of the average of the three lowest closing bid prices, as reported by Bloomberg, for the ten trading days immediately prior to the notice of conversion subject to adjustments and floor prices. The warrants are exercisable at $6.30 per share. The warrants issued in connection with the sale of 1,285 shares of preferred stock and the put right and the conversion feature resulted in a deemed dividend of $1,058,260 being recorded and included in the earnings per share calculation for the year ended September 30, 2005. A liability of approximately $1,058,260 was recorded for the original fair value of the warrants issued in connection with the sale of the 1,285 shares of preferred stock and the conversion feature, which was $3,830 at March 31, 2006. As of March 31, 2006, 1,135 shares of this preferred stock had been converted into 452,156 shares of common stock and the remaining 150 shares of Series A redeemable convertible preferred stock, with a face value of $150,000, were redeemed by the Company in October 2005 for $155,415 which included accrued dividends of $5,417.

          28,608 shares of the Series C convertible preferred stock with a face value of $145,000 and 2,000 shares of the 6% Convertible preferred stock with a face value of $2,000,000 are carried at face value on the balance sheet outside permanent equity as the Company cannot be sure it has adequate authorized shares for their conversion as of March 31, 2006.

7.   COMMON AND PREFERRED STOCK

          During the six months ended March 31, 2006, the Company issued 509,162 shares of common stock to holders who converted 224,351 shares of Series E redeemable convertible preferred stock, 90,910 shares of common stock to a holder who converted 8,333 shares of Series C convertible preferred stock and 6,083 shares of common stock to employees who purchased shares through the Company's Employee Stock Purchase Plan. Dividends for all preferred stock amounted to $82,153 for the six months ended March 31, 2006 and the total amount of unpaid and undeclared dividends was $324,039.

8.   GOODWILL

          As of September 30, 2005, the Company's goodwill was composed of $138,120 associated with the acquisition of BJR in 2001. In accordance with SFAS No. 142, the Company evaluated the goodwill related to the BJR acquisition and determined that no adjustment to the goodwill balance of $138,120 was deemed necessary since September 30, 2005.

9.   LOSS PER SHARE

The following data show the amounts used in computing earnings per share:

                                                                 Three Months                     Six Months
                                                                Ended March 31,                 Ended March 31,
                                                            2006            2005             2006             2005
                                                        ------------   -----------       ------------    ------------
         Loss from continuing operations                $(1,034,986)   $ (286,175)       $(2,046,915)    $(1,629,065)
         Less:
                Preferred Stock Dividends                    39,718)      (31,415)           (82,153)        (81,679)
              Deemed dividends in connection
                 with Series A preferred
                 stock sales                                      -            (-)                (-)     (1,058,260)
                                                         -----------     ---------        -----------     -----------
          Loss attributable to common
                 stockholders from
                 continuing operations                   (1,074,704)      (17,590)        (2,129,068)     (2,769,004)
             Add:
             Income (loss) from discontinued
                  operation                                       -             -            120,000              (-)
                                                         -----------     ---------        -----------     -----------

         Net loss attributable to common
              stockholders used in basic and
                diluted EPS                             $(1,074,704)   $ (317,590)       $(2,009,068)    $(2,769,004)
                                                         ===========     =========        ===========     ===========
          Weighted average number of
                 common shares outstanding                4,381,414     2,964,149          4,211,563       2,780,826
                                                         ===========     =========        ===========     ===========
           Loss per share applicable to common
                 stockholders before discontinued
                 operations                                  $(0.25)       $(0.11)            $(0.51)         $(1.00)
           Impact of discontinued operations                      -             -                .03               -
                                                         -----------     ---------        -----------     -----------
              Basic and diluted loss per share
                  applicable to common
                  stockholders                               $(0.25)       $(0.11)            $(0.48)         $(1.00)
                                                         ===========     =========        ===========     ===========

10.  STOCK OPTIONS

     The Company accounts for its stock-based compensation plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock- Based Compensation, and SFAS No. 148, Accounting for Stock-Based Compensation- Transition and Disclosure. No stock-based employee compensation cost was reflected in net loss for the quarters and six months ended March 31, 2006 or 2005, as all options granted under those plans had an exercise price equal to the fair market value of the underlying common stock on the date of grant.

The following table illustrates, in accordance with the provisions of SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                   Three Months Ended March 31,       Six Months Ended March 31,
                                                      2006           2005            2006                2005
                                                   -----------   -----------      ------------       ------------
Net loss                                          $(1,034,986)  $  (286,175)     $ (1,926,915)      $ (1,629,065)
 Add: stock based
  employee compensation
  expense included in reported net loss,
  net of tax                                                -             -                 -                  -
Deduct: total stock based employee
     compensation expense determined
     under the fair value based method for
     all awards, net of tax                           (30,742)      (37,450)          (61,337)           (67,145)
                                                   -----------   -----------      ------------        -----------
Pro forma net loss                                $(1,065,728)  $  (323,625)     $ (1,988,252)       $(1,696,210)
                                                   ===========   ===========      ============        ===========
Loss per share:
Basic and diluted - as reported                   $      (.24)  $      (.11)     $       (.47)       $      (.61)
Basic and diluted - pro forma                            (.24)         (.11)             (.47)              (.61)

In determining the pro forma amounts above, the Company estimated the fair value of each option granted using the Black-Scholes option pricing model with the following weighted-average assumptions:


        March 31                             2006                   2005
        Risk free interest rate              4.3%                   3.8%
        Expected dividend yield                -                      -
        Expected lives                       5-9 years              5-9 years
        Expected volatility                  80%                    80%

Options granted during the quarter and six months ended March 31, 2006 totaled 7,000 while the options granted for the three and six months ended March 31, 2005 amounted to 42,274. The weighted average fair value of options granted during the six months ended March 31, 2006 and 2005 was $.42 and $3.50, respectively.

11.  DERIVATIVES

     The Company has issued and outstanding convertible debt and certain convertible equity instruments with embedded derivative features. The Company analyzes these financial instruments in accordance with SFAS No. 133 and EITF Issue Nos. 00-19 and 05-02 to determine if these hybrid contracts have embedded derivatives which must be bifurcated. In addition, free-standing warrants are accounted for as equity or liabilities in accordance with the provisions of EITF Issue No. 00-19. As of March 31, 2006, the Company could not be sure it had adequate authorized shares for the conversion of all outstanding instruments due to certain conversion rates which vary with the fair value of the Company's common stock and therefore all embedded derivatives and freestanding warrants are recorded at fair value, marked-to-market at each reporting period, and are carried on separate lines of the accompanying balance sheet. If there is more than one embedded derivative, their value is considered in the aggregate.


12.  SUBSEQUENT EVENTS

     Subsequent to March 31, 2006, the Company executed additional notes payable with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC in the total principal amount of $500,000. The gross proceeds of $500,000 received from these notes represent the final installments of the $3,000,000 long-term convertible note financing agreement executed by the Company in September 2005. The prior installments of this financing are described in Note 5. As part of the final closing of the $3,000,000 long-term convertible note financing, the Company received the remainder of the gross proceeds although there was no effective registration statement for the resale of the common stock into which the notes could be converted. An effective registration statement was a condition to such funding. In consideration for such funding without the effective registration statement, on May 4, 2006 the Company agreed to cancel all warrants theretofore issued to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC and in lieu thereof issued 3 million warrants in the aggregate to the same parties in the same proportions, but exercisable for 7 years at $1.25 per share instead of 5 years at $12.50 per share. The reduced exercise price still substantially exceeded the market price of the common stock, which had closed at $0.30 on May 3, 2004.

13.  RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" ("SFAS 123R"), which replaces SFAS 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion no. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The effective date for entities that file as a small business issuer is as of the beginning of the first annual reporting period that begins on or after December 15, 2005 Therefore, under the current rules, the Company will be required to adopt SFAS 123R in the first quarter of fiscal 2007.

     Under SFAS 123R, pro forma disclosures previously permitted will no longer be an alternative to financial statement recognition. The Company must determine the appropriate fair value model to be used for valuing share-based payments to employees, the amortization method for compensation cost and the transition method to be used at the date of adoption. The transition methods include modified prospective and retrospective adoption options. Additionally, SFAS 123R clarifies the timing for recognizing compensation expense for awards subject to acceleration of vesting on retirement and also specifies the treatment of excess tax benefits associated with stock compensation.

     In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107") regarding the SEC's interpretation of SFAS 123R and the valuation of share-based payments for public companies. Avitar is evaluating the requirements of SFAS 123R and SAB 107 and expects that the adoption of SFAS 123R will have a material impact on Avitar's consolidated results of operations and earnings per share. The Company has not yet determined the method of adoption or the effect of adopting SFAS 123R, and it has not determined whether the adoption will result in amounts that are similar to the current pro forma disclosures under SFAS 123.

     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs" ("SFAS 151"), an amendment of Accounting Research Bulletin ("ARB") No. 43, Chapter 4, "Inventory Pricing". SFAS 151 amends previous guidance regarding treatment of abnormal amounts of idle facility expense, freight, handling costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of the production be based on normal capacity of the production facilities. This pronouncement was effective for the Company beginning October 1, 2005. The adoption of SFAS 151 by the Company did not have a material impact on its consolidated results of operations and financial condition.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces APB Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" An Amendment of APB Opinion No. 28. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by Avitar in the first quarter of fiscal 2007. The Company is currently evaluating the effect that the adoption of SFAS 154 will have on its consolidated results of operations and financial condition, but does not expect it will have a material impact.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Certificate of Incorporation, as amended, provides that a director will not be personally liable to the Company or its stockholders for monetary damages for the breach of his or her fiduciary duty of care as a director, including breaches that constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law ("DGCL"), however, this provision does not eliminate or limit the liability of a director of the Company
(i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions) or (iv) for any improper benefit.

     This provision offers persons who serve on our board of directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, our ability or our stockholder's ability to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under federal securities laws.

     Section 145 of the Delaware law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Our By-laws provide that we shall, subject to limited exceptions, indemnify our directors and executive officers to the fullest extent not prohibited by the Delaware law. Our By-laws provide further that we shall have the power to indemnify our other officers, employees and other agents as set forth in the Delaware law. Such indemnification rights include reimbursement for expenses incurred by such director, executive officer, other officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware law.

     We have entered into agreements with certain of our directors and officers pursuant to which we have agreed to indemnify such directors and officers to the fullest extent permitted under applicable law. In addition, we have purchased insurance containing customary terms and conditions as permitted by law on behalf of our directors and officers, which may cover liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to these provisions, or otherwise, Avitar has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


     Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and the rights of our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Avitar in connection with the sale of the common stock being registered. All amounts are estimates except the registration fee. Amount to be paid:



SEC Registration Fee. . . . . . . . . . . . . .  $      749.00
Printing and EDGAR . . . . . . . . . . . . . . .      3,000.00
Legal Fees and Expenses . . . . . . . . . . . . .    15,000.00
Accounting Fees and Expenses. . . . . . . . . . .    15,000.00
Miscellaneous . . . . . . . . . . . . . . . . . .     3,500.00
                                                   --------------
Total . . . . . . . . . . . . . . . . . . . . . .   $37,249.00



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

From September 23, 2005 to May 4, 2006, we issued to four investment funds, secured convertible notes in the aggregate principal amount of $3,000,000 and seven-year warrants to purchase 3,000,000 shares of our common stock at $1.25 per share (post-reverse stock split). This issuance was exempt from registration under Section 4(2) of the Act and Regulation D promulgated thereunder.

The following table sets forth unregistered sales of securities from July 2002 to date:
Avitar, Inc.
Sales of Securities
July 2002 to Present

                                         Net      Number of Shares         Face       Maturity
                                                  ----------------
Type of Security                      Proceeds    Preferred    Common       Value       Date
---------------------------------------------------------------------------------------------
Long Term Note (8/02)                 1,163,000        N/A     N/A      1,250,000    Aug-05

Convertible Notes (2/03)                822,000        N/A     N/A        955,000    Feb-08

8% Redeemable Convertible
  Preferred Stock
  (8/03 Gryphon Master Fund)            581,000         700     N/A       700,000     N/A

6% Convertible Preferred Stock
  (9/03 Gryphon Master Fund)            900,000       1,000     N/A     1,000,000     N/A

6% Convertible Preferred Stock
  (3/04 Gryphon Master Fund)            920,000       1,000     N/A     1,000,000     N/A

Series A Redeemable Convertible
 Preferred Stock (5/04 Global
 Capital Funding Group)                       -       1,250     N/A     1,250,000     N/A

Series A Convertible Preferred
 Stock (5/04 Strategic Investment
 Fund Limited                           815,000       1,000     N/A     1,000,000     N/A

Series A Convertible Preferred
 Stock (8/04 Strategic Investment
 Fund Limited                         1,061,000        1250     N/A     1,250,000     N/A

Series A Redeemable Convertible
 Preferred Stock (12/04 Global
 Capital Funding Group)               1,135,000        1285     N/A     1,285,000     N/A

Series E Redeemable Convertible
 Preferred Stock (4/05 & 6/05
 Cornell Capital Partners)            1,335,000   1,500,000     N/A     1,500,000     N/A


Short Term Note (3/05 Individual)       250,000        N/A      N/A       250,000     Sep-05

Convertible Notes (4/05 to 8/05
 Individual                             550,000         N/A     N/A        550000     Oct-05
                                      ---------
Total Net Proceeds                    9,532,000
                                      =========

Avitar, Inc.
Sales of Securities
July 2002 to Present
                                  (continued)

                                                   Warrants                Registration          Note
                                     ----------------------------------     ----------------
Type of Security                        Shares    Ex. Price   Exp. Date   Yes or No   Date     Reference
-------------------------------------------------------------------------------------------------------
Long Term Note (8/02)                   675,000     0.31       Aug-07        Yes     Dec-02       1

Convertible Notes (2/03)                  N/A        N/A         N/A         Yes     Jun-03       2

8% Redeemable Convertible
  Preferred Stock
  (8/03 Gryphon Master Fund)          4,666,667     0.01       Aug-08        Yes     Sep-03       3

6% Convertible Preferred Stock
  (9/03 Gryphon Master Fund)          6,666,667     0.05       Sep-08        Yes     Oct-03       4

6% Convertible Preferred Stock
  (3/04 Gryphon Master Fund)          4,629,630     0.135      Mar-09        Yes     Apr-04       5

Series A Redeemable Convertible
 Preferred Stock (5/04 Global
 Capital Funding Group)                       -      N/A         N/A         Yes     Jun-04       6

Series A Convertible Preferred
 Stock (5/04 Strategic Investment
 Fund Limited                           100,000     0.126      May-09        Yes     Jun-04       7

Series A Convertible Preferred
 Stock (8/04 Strategic Investment
 Fund Limited                           125,000     0.095      Aug-09        Yes     Sep-04       8

Series A Redeemable Convertible
 Preferred Stock (12/04 Global
 Capital Funding Group)                 600,000     0.126      Dec-09        Yes     Mar-05       9

Series E Redeemable Convertible
 Preferred Stock (4/05 & 6/05
 Cornell Capital Partners)               75,000     0.084      Apr-08        Yes     May-05      10
                                         75,000     0.084      Jun-08        Yes     Jun-05

Short Term Note (3/05 Individual)       250,000     0.094      Mar-08        No                  11

Convertible Notes (4/05 to 8/05
 Individual                             550,000     0.066      Apr-08        No                  12


                                 Notes of Explanation*:


* Unless otherwise noted, the information in these Notes of Explanation on the number of shares and prices are pre-reverse stock split.


1) Converted into 1,250 shares of Series A Reedemable Convertible Preferred Stock in May 2004.

2) Converted into common stock in August-October 2003.

3) Warrants were exercised in October 2003 and preferred shares were converted into 4,666,667 shares of common stock in November 2003.

4) Warrants were exercised in December 2003. 1,000 shares of preferred stock remian outstanding and are convertible into 6,666,667shares of common stock.

5) Warrants were exercised in March 2004. 1000 shares of preferred stock remain outstanding and are convertible into 4,629,630 shares of common stock.

6) Shares were issued as conversion of note issued in August 2002. All 1,250 shares of preferred stock were converted into 18,369,871shares of common stock (average of $.068 per share)

7) The warrants have not been exercised. All 1,000 shares of preferred stock were converted into 10,961,939 shares of common stock (average of $.091 per share)

8) The warrants have not been exercised. All 1,250 share of preferred stock were converted into 14,652,988 shares of common stock (average of $.085 per share).

9) The warrants have not been exercised. 885 shares of preferred stock with a face value of $885,000 have been converted into 13,897,018 shares of common stock (average of $.064 per share). The remaining face value of $400,000 (400 shares of preferred stock) is convertible into common stock at a conversion price of the lower of $.12 per share or 85% of the closing price of the stock at the notice of conversion (subject to a floor of $.03 per share).

10) The warrants have not been exercised. 720,000 shares of preferred stock with a face value of $720,000 have been converted. The remaini2g face value of $780,000 (780,000 shares of preferred stock) are convertible into common stock at a conversion price of the lower of $.08 per share or 80% of the closing price of the stock at the time of conversion.

11) Notes (2) in the principal amount of $250,000 bearing interest at rate of 1% per month maturing on September 11 and 24, 2005.

12) Notes (11) in total principal amount of $550,000 bearing interest at 10% per year payable in 10 equal installments beginning on various dates from October 1, 2005 through February 15, 2006. Holder may convert all outstanding principal and accrued interest into common stock at the lower of the $.06-$.10 per share or 85% of the closing price of the stock at the time of conversion (subject to a floor of 50% of the closing price on the date of the loan.)

                                ITEM 27. EXHIBITS

Exhibit     Description


(H)   3.1 Complete Copy of Certificate of Incorporation.

3.1.2 Amendment to Certificate of Incorporation, effective Feb. 17, 2006

(F)   3.2 Complete Copy of Bylaws

(G) 4.1 Certificate of Designations, Rights and Preferences of Series A Redeemable Convertible Preferred Stock

(C) 4.2 Certificate of Designations, Rights and Preferences of Series B Redeemable Convertible Preferred Stock

(D) 4.3 Certificate of Designations, Rights and Preferences of Series C Redeemable Convertible Preferred Stock

(I) 4.4 Certificate of Designations, Rights and Preferences of Series E Redeemable Convertible Preferred Stock

(J) 4.5 Form of Callable Secured Convertible Note issued in the Aggregate principal amount of $1 million on September 23, 2005.

(J) 4.6 Form of Warrant pursuant to Securities Purchase Agreement among AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and Avitar, Inc. dated as of September 22, 2005

(I) 4.7 Form of Warrant pursuant to Securities Purchase Agreement between Avitar, Inc. and Cornell Capital Partners, LP dated as of April 14, 2005

(O) 4.8 Form of Warrant pursuant to Securities Purchase Agreement between Avitar, Inc and Cornell Capital Partners, LP dated as of May 27, 2005

4.9 Correction Amendment No. 1 To Callable Secured Convertible Notes made as of April 1, 2006.

5.1 Opinion of Dolgenos Newman & Cronin LLP as to the legality of the shares being registered

(A) 10.1 Employment Agreement between MHB and Peter P. Phildius, dated as of July 23, 1993.

(B) 10.2 Amended and Restated Employment Agreement between MHB and Peter P. Phildius, dated as of August 15, 1994.

(D) 10.3 Form of Subscription Agreement between the Company and parties purchasing preferred and common stock during Fiscal 2000, Fiscal 2001, Fiscal 2002 and Fiscal 2003

(G) 10.4 Form of Subscription and Securities Purchase Agreement between the Company and parties purchasing preferred stock and warrants during Fiscal 2004

(I) 10.5 Securities Purchase Agreement between Cornell Capital Partners LP and Avitar, Inc. dated as of April 22, 2005 related to Series E Preferred Stock.

(J) 10.6 Securities Purchase Agreement among AJW Partners, LLC AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millenium Capital Partners II, LLC and Avitar, Inc. dated as of September 22, 2005 related to $3 million secured convertible notes.

10.7 Waiver among AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millenium Capital Partners II, LLC and Avitar, Inc. dated as of May 4, 2006

(J) 10.8 Registration Rights Agreement among AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and Avitar, Inc. dated as of September 22, 2005

(I) 10.9 Registration Rights Agreement dated as of April 14, 2005 between Avitar, Inc. and Cornell Capital Partners, LP

(I) 10.10 Termination Agreement dated as of March 31, 2005 between Avitar, Inc. and Cornell Capital Partners, LP

(O) 10.11 Securities Purchase Agreement dated as of May 27, 2005 between Avitar, Inc and Cornell Capital Partners, LP

(O) 10.12 Registration Rights Agreement dated as of May 27, 2005 between Avitar, Inc and Cornell Capital Partners, LP

(N) 10.13 Standby Equity Distribution Agreement dated as of February 1, 2005 between the Company and Cornell Capital Partners, LP

(N) 10.14 Registration Rights Agreement dated as of February 1, 2005 between the Company and Cornell Capital Partners, LP

(N) 10.15 Placement Agent Agreement dated as of February 1, 2005 by and Among the Company, Cornell Capital Partners, LP and Sloan Securities Corporation

10.16 Amendment of Warrants among AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and Avitar, Inc. dated as of May 4, 2006


(H)  14.1 Code of Ethics

(K) 20.1 Definitive Proxy Statement for Annual Meeting scheduled for January 18, 2006

(L)  21.1 Subsidiaries of the Company

     23.1 Consent of BDO Seidman, LLP



-----------------------------------------------------------------

(A) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form S-4 (Commission File No. 33-71666), and incorporated herein by reference.

(B) Previously filed with the Securities and Exchange Commission as an Exhibit to MHB's Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 33-71666), as filed on October 12, 1994, and incorporated herein by reference.

(C) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report for the fiscal year ended September 30, 1999 (Commission File No. 0-20316), and incorporated herein by reference.

(D) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report for the fiscal year ended September 30, 2000 (Commission File No. 1-51695), and incorporated herein by reference.

(E)  Omitted.

(F) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report for the fiscal year ended September 30, 2002 (Commission File No.1-51695) as amended, and incorporated herein by reference.

(G) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report for the event occurred on May 25, 2004 (Commission File No. 1-15695), and incorporated herein by reference.

(H) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report for the fiscal year ended September 30, 2004 (Commission File No. 1-51695), and incorporated herein by reference.

(I) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report for the event occurred on April 19, 2005 (Commission File No. 1-15695), and incorporated herein by reference.

(J) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report for the event occurred on September 23, 2005 (Commission File No. 1-15695), and incorporated herein by reference.

(K) Previously filed with the Securities and Exchange Commission on December 16, 2005 (Commission File No. 1-15695), and incorporated herein by reference.

(L) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report for the fiscal year ended September 30, 2005 (Commission File No. 1-51695), and incorporated herein by reference.

(M)  [OMITTED]

(N) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report for the event occurred on February 1, 2005 (Commission File No. 1-15695), and incorporated herein by reference.

(O) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report for the event occurred on June 3, 2005 (Commission File No. 1-15695), and incorporated herein by reference.



----------




ITEM 28. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

(1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


               i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

               ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

               iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

               iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) to (d) Intentionally omitted.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) Omitted

(g)(2) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canton Massachusetts on this May 19, 2006.


                                  AVITAR, INC.

                                 By: /s/ Peter P. Phildius
                                ----------------------------------------
                                Peter P. Phildius
                                Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Peter P. Phildius and Jay C. Leatherman and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  /s/ Peter P. Phildius
                  --------------------------------------
                  Peter P. Phildius
                  Chairman and Chief Executive Officer
                  (Principal Executive Officer)
                  Date:  May 19, 2006


                  /s/ Douglas W. Scott
                  --------------------------------------
                  Douglas W. Scott
                  Chief Operating Officer and Director
                  Date:   May 19, 2006


                  /s/ Neil R. Gordon
                  --------------------------------------
                  Neil R. Gordon
                  Director
                  Date:    May 19, 2006


                  /s/ James Groth
                  --------------------------------------
                  James Groth
                  Director
                  Date:    May 19, 2006


                  /s/ Charles R. McCarthy
                  --------------------------------------
                  Charles R. McCarthy
                  Director
                  Date:      May 19, 2006

                  /s/ Jay C. Leatherman
                  --------------------------------------
                  Jay C. Leatherman
                  Controller, Secretary and Chief
                  Financial and Accounting Officer
                  (Principal Accounting and Financial Officer)
                  Date:   May 19, 2006

                                INDEX TO EXHIBITS



Exhibit     Description


(H)   3.1 Complete Copy of Certificate of Incorporation.

3.1.2 Amendment to Certificate of Incorporation, effective Feb. 17, 2006

(F)   3.2 Complete Copy of Bylaws

(G) 4.1 Certificate of Designations, Rights and Preferences of Series A Redeemable Convertible Preferred Stock

(C) 4.2 Certificate of Designations, Rights and Preferences of Series B Redeemable Convertible Preferred Stock

(D) 4.3 Certificate of Designations, Rights and Preferences of Series C Redeemable Convertible Preferred Stock

(I) 4.4 Certificate of Designations, Rights and Preferences of Series E Redeemable Convertible Preferred Stock

(J) 4.5 Form of Callable Secured Convertible Note issued in the Aggregate principal amount of $1 million on September 23, 2005.

(J) 4.6 Form of Warrant pursuant to Securities Purchase Agreement among AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and Avitar, Inc. dated as of September 22, 2005

(I) 4.7 Form of Warrant pursuant to Securities Purchase Agreement between Avitar, Inc. and Cornell Capital Partners, LP dated as of April 14, 2005

(O) 4.8 Form of Warrant pursuant to Securities Purchase Agreement between Avitar, Inc and Cornell Capital Partners, LP dated as of May 27, 2005

4.9 Correction Amendment No. 1 To Callable Secured Convertible Notes made as of April 1, 2006.

5.1 Opinion of Dolgenos Newman & Cronin LLP as to the legality of the shares being registered

(A) 10.1 Employment Agreement between MHB and Peter P. Phildius, dated as of July 23, 1993.

(B) 10.2 Amended and Restated Employment Agreement between MHB and Peter P. Phildius, dated as of August 15, 1994.

(D) 10.3 Form of Subscription Agreement between the Company and parties purchasing preferred and common stock during Fiscal 2000, Fiscal 2001, Fiscal 2002 and Fiscal 2003

(G) 10.4 Form of Subscription and Securities Purchase Agreement between the Company and parties purchasing preferred stock and warrants during Fiscal 2004

(I) 10.5 Securities Purchase Agreement between Cornell Capital Partners LP and Avitar, Inc. dated as of April 22, 2005 related to Series E Preferred Stock.

(J) 10.6 Securities Purchase Agreement among AJW Partners, LLC AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millenium Capital Partners II, LLC and Avitar, Inc. dated as of September 22, 2005 related to $3 million secured convertible notes.

10.7 Waiver among AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millenium Capital Partners II, LLC and Avitar, Inc. dated as of May 4, 2006

(J) 10.8 Registration Rights Agreement among AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and Avitar, Inc. dated as of September 22, 2005

(I) 10.9 Registration Rights Agreement dated as of April 14, 2005 between Avitar, Inc. and Cornell Capital Partners, LP

(I) 10.10 Termination Agreement dated as of March 31, 2005 between Avitar, Inc. and Cornell Capital Partners, LP

(O) 10.11 Securities Purchase Agreement dated as of May 27, 2005 between Avitar, Inc and Cornell Capital Partners, LP

(O) 10.12 Registration Rights Agreement dated as of May 27, 2005 between Avitar, Inc and Cornell Capital Partners, LP

(N) 10.13 Standby Equity Distribution Agreement dated as of February 1, 2005 between the Company and Cornell Capital Partners, LP

(N) 10.14 Registration Rights Agreement dated as of February 1, 2005 between the Company and Cornell Capital Partners, LP

(N) 10.15 Placement Agent Agreement dated as of February 1, 2005 by and Among the Company, Cornell Capital Partners, LP and Sloan Securities Corporation

10.16 Amendment of Warrants among AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and Avitar, Inc. dated as of May 4, 2006


(H)  14.1 Code of Ethics

(K) 20.1 Definitive Proxy Statement for Annual Meeting scheduled for January 18, 2006

(L)  21.1 Subsidiaries of the Company

     23.1 Consent of BDO Seidman, LLP



-----------------------------------------------------------------

(A) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form S-4 (Commission File No. 33-71666), and incorporated herein by reference.

(B) Previously filed with the Securities and Exchange Commission as an Exhibit to MHB's Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 33-71666), as filed on October 12, 1994, and incorporated herein by reference.

(C) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report for the fiscal year ended September 30, 1999 (Commission File No. 0-20316), and incorporated herein by reference.

(D) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report for the fiscal year ended September 30, 2000 (Commission File No. 1-51695), and incorporated herein by reference.

(E)  Omitted.

(F) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report for the fiscal year ended September 30, 2002 (Commission File No.1-51695) as amended, and incorporated herein by reference.

(G) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report for the event occurred on May 25, 2004 (Commission File No. 1-15695), and incorporated herein by reference.

(H) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report for the fiscal year ended September 30, 2004 (Commission File No. 1-51695), and incorporated herein by reference.

(I) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report for the event occurred on April 19, 2005 (Commission File No. 1-15695), and incorporated herein by reference.

(J) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report for the event occurred on September 23, 2005 (Commission File No. 1-15695), and incorporated herein by reference.

(K) Previously filed with the Securities and Exchange Commission on December 16, 2005 (Commission File No. 1-15695), and incorporated herein by reference.

(L) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report for the fiscal year ended September 30, 2005 (Commission File No. 1-51695), and incorporated herein by reference.

(M)  [OMITTED]

(N) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report for the event occurred on February 1, 2005 (Commission File No. 1-15695), and incorporated herein by reference.

(O) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report for the event occurred on June 3, 2005 (Commission File No. 1-15695), and incorporated herein by reference.







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